                Securities and Exchange Commission
                     Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 30, 1999



                 PARALLEL PETROLEUM CORPORATION
      (Exact name of registrant as specified in its charter)


                             Delaware
                         (State or other
                  jurisdiction of incorporation)


       0-13305                                     75-1971716
     (Commission file                             (IRS employer
        number)                                   identification
                                             number)


        110 N. Marienfeld, Suite 465, Midland, Texas      79701
            (Address of principal executive offices)             (Zip code)


                          (915) 684-3727
       (Registrant's telephone number including area code)



  (Former name or former address, if changed since last report)

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                                       2



Item 2.   Acquisition or Disposition of Assets.


Purchase of Assets

     On June 30, 1999, Parallel Petroleum Corporation and three other privately owned companies purchased all of the oil and gas properties owned by Fina Oil and Chemical Company located in the Permian Basin of west Texas. The purchase price was $96.125 million.

     To complete the acquisition of the properties, Parallel and its three partners formed First Permian, L.L.C., a Delaware limited liability company. The owners and members of First Permian are Parallel
Petroleum Corporation, Baytech, Inc., Tejon Exploration Company and Mansefeldt Investment Corporation. Parallel and Baytech each own a
22.5% interest in First Permian. Tejon Exploration Company and
Mansefeldt Investment Corporation each own a 27.5% interest in First Permian. Parallel and Baytech are the managers of First Permian.

     Following its formation, First Permian entered into a Merger Agreement with Fina Oil and Chemical Company. Under terms of the
Merger Agreement, Fina transferred all of the oil and gas properties to an indirect wholly owned subsidiary of Fina which was then merged into First Permian. Upon consummating the merger, and after giving effect to the purchase price adjustments required by the Merger Agreement, First
Permian paid to Fina cash in the aggregate amount of approximately $92 million.

Senior Secured Loans

     The purchase price was financed, in part, with the proceeds of a revolving credit facility provided by Bank One, Texas, N.A. to First Permian. The principal amount of the initial loan from Bank One was $74 million. Under terms of a Credit Agreement, dated June 30, 1999, among First Permian, Parallel, Baytech and Bank One, the principal amount outstanding under the revolving credit facility bears interest, at First Permian's election, at Bank One's base rate plus 1.50% or the Eurodollar rate plus 4.50% until such time that the subordinated unsecured loans described below are paid in full. When these subordinated loans have been paid in full, the revolving credit facility will bear interest at Bank One's base rate or the Eurodollar rate plus 2.50%. The credit facility provides for revolving loans subject to a borrowing base and a monthly commitment reduction. The initial borrowing base is $74 million and the initial monthly commitment reduction amount is $250,000.00. The monthly commitment reduction commences on October 1, 1999 and continues with a like reduction on the

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                                       3



first day of each following month. The borrowing base and the monthly commitment reduction amount may be redetermined by the bank on January 1 and July 1 of each year or at other times requested by First Permian. All outstanding principal under the revolving credit facility is due and payable on July 1, 2002. Interest is payable on the last day of each month. The revolving credit facility is subject to an unused commitment fee of .50% on the unadvanced portion of the borrowing base amount. The loan is secured by substantially all of the oil and gas properties First Permian acquired from Fina through the merger. Parallel and Baytech each guaranteed $10 million of the loans from Bank One.

Subordinated Unsecured Loans

     In addition to the $74 million loan from Bank One, First Permian also borrowed $8 million from Tejon Exploration Company and $8 million from Mansefeldt Investment Corporation. Under terms of an Intercreditor Agreement, dated June 30, 1999, among First Permian, Bank One, Texas, N.A., Tejon Exploration Company and Mansefeldt Investment Corporation, the loans made by Tejon and Mansefeldt are subordinate in all respects to the senior loans made by Bank One.

     The loans made by Tejon Exploration Company and Mansefeldt Investment Corporation are unsecured. Each loan requires a principal payment of $2.5 million on December 31, 1999 and $5.5 million on June 30, 2000. Principal payments on the subordinated loans can only be made with:

          . the net cash proceeds from the issuance of equity securities by First Permian;

          . advances under the Bank One Credit Agreement to the extent attributable to an increase in the borrowing base above $74 million;

          . proceeds from sales of assets of First Permian with the prior written consent of Bank One, after Bank One determines a new borrowing base (after giving effect to such sale of assets); or

          . any other source of payment with the prior written consent of Bank One.


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                                       4


     Each principal payment on the subordinated loans can only be made if:

          . the full payment of all amounts then due and payable under the Bank One Credit Agreement have been made or provided for in accordance with the Credit Agreement; and

          . no Subordination Event has occurred or would occur as a result of such payment.

     Tejon and Mansefeldt may, at their option and with the agreement of First Permian, irrevocably convert any claims they have to the subordinated loans to an equity interest in First Permian.

     All unpaid principal and accrued but unpaid interest as of July 1, 2000 will be deemed to be principal and will be paid in twenty equal quarterly payments of principal on March 31, June 30, September 30 and December 31 of each year commencing September 30, 2000. Any payments of principal or interest on the subordinated loans after June 30, 2000 may only be made with the prior written consent of Bank One.

     Interest on the unpaid balance of the subordinated loans accrues from June 30, 1999 until the earlier of the date of payment or June 30, 2000 at the prime rate of interest charged by Bank One. After June 30, 2000, interest accrues at the lowest prime rate of interest as published in the Money Rates Section of the Wall Street Journal.

     Interest on the subordinated loans is payable monthly in arrears on the last day of each month, commencing July 31, 1999 and ending June
30, 2000, except that interest may accrue but not be paid on any unpaid portion of the $2.5 million principal payment due on December 31, 1999 until the $2.5 million principal payment is made in full.

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                                       5

Simultaneous Sale of Acquired Properties

     In addition to the loans made to First Permian by Bank One, Tejon and Mansefeldt, MDJ Minerals, L.L.P., a Texas limited liability partnership controlled by Tejon and Mansefeldt, entered into a Purchase and Sale Agreement, dated June 30, 1999, with First Permian, L.L.C. Under terms of the Purchase and Sale Agreement, First Permian sold certain oil and gas mineral interests that were simultaneously acquired by First Permian under the Merger Agreement. First Permian sold the properties to MDJ Minerals, L.L.P. for the cash purchase price of $5 million. A portion of the sales proceeds were used by First Permian in payment of the purchase price of the properties acquired from Fina under the Merger Agreement.


Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements.

          It is impractical to provide the financial statements required by Item 7 of this Report on Form 8-K at the time of filing hereof. Such financial statements will be filed not later than September 13, 1999.

     (b)  Exhibits.


Exhibit No.                                       Description



10.1                                    Certificate of Formation of First
                                        Permian, L.L.C.


10.2                                    Limited Liability Company Agreement
                                        of First Permian, L.L.C.


10.3                                    Merger Agreement, dated June 25,
                                        1999

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                                       6


10.4                                    Agreement and Plan of Merger of First
                                        Permian, L.L.C. and Nash Oil
                                        Company, L.L.C.



10.5                                    Certificate of Merger of First Permian,
                                        L.L.C. and Nash Oil Company, L.L.C.


10.6 Credit Agreement, dated June 30, 1999, by and among First Permian, L.L.C., Parallel Petroleum
                                        Corporation, Baytech, Inc., and Bank
                                        One, Texas, N.A.


10.7                                    Limited Guaranty, dated June 30,
                                        1999, by and among First Permian,
                                        L.L.C., Parallel Petroleum Corporation
                                        and Bank One, Texas, N.A.


10.8 Intercreditor Agreement, dated as of June 30, 1999, among First Permian, L.L.C., Bank One, Texas, N.A., Tejon Exploration Company, and Mansefeldt Investment Corporation


10.9 Subordinated Promissory Note, dated June 30, 1999, in the original principal amount of $8.0 million made by First Permian, L.L.C. payable to the order of Tejon Exploration Company


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                                       7


10.10 Subordinated Promissory Note, dated June 30, 1999, in the original principal amount of $8.0 million made by First Permian, L.L.C. payable to the order of Mansefeldt Investment Corporation




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                                       8


                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 14, 1999


                              PARALLEL PETROLEUM CORPORATION


                              By:   /s/ Larry C. Oldham
                                    ---------------------------------
                                    Larry C. Oldham, President and
                                    Principal Financial Officer






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                                       1


                                                    EXHIBIT 10.1

                     CERTIFICATE OF FORMATION
                                OF
                      FIRST PERMIAN, L.L.C.


TO:  THE DELAWARE SECRETARY OF STATE


     The undersigned, for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act (the "Act"), does hereby execute the following Certificate of Formation:

     FIRST. The name of the limited liability company is First Permian, L.L.C. (the "Company").

     SECOND. Except as otherwise provided in the Company's Limited Liability Company Agreement, the Company shall have perpetual existence.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Company is:

        (a) To engage in any lawful act or activity for which limited liability companies may be organized under the Act;

        (b) In general, to possess and exercise all the powers and privileges granted by the Act or by any other law of Delaware, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Company.

     The businesses and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Formation but the businesses and purposes specified in each of the foregoing clauses of this article shall be regarded as independent businesses and purposes.

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                                       2


     FOURTH. The registered office of the Company in the State of Delaware is 1209 Orange St., Wilmington, Delaware 19801.

     FIFTH. The name and address of the registered agent of the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange St., Wilmington, Delaware 19801.

     SIXTH. The limited liability company agreement of the Company contains restrictions on the authority of members of the Company.

     IN WITNESS WHEREOF, this Certificate of Formation has been executed on June 24, 1999, by the undersigned.


                                SOLE ORGANIZER


                                 /s/ Kenneth F. Albright
                                 ------------------------------------
                                 Kenneth F. Albright
                                 2600 NationsBank Center
                                 15 West Sixth Street
                                 Tulsa, Oklahoma  74119-5434
                                 (918) 583-5800

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                                       1


                                                     EXHIBIT 10.2



               LIMITED LIABILITY COMPANY AGREEMENT
                                OF
                      FIRST PERMIAN, L.L.C.

     This Limited Liability Company Agreement is entered into and shall be effective as of the 25th day of June, 1999, by and between Baytech, Inc. ("Baytech"), Parallel Petroleum Corporation ("Parallel"), Tejon Exploration Company ("Tejon") and Mansefeldt Investment Corporation ("Mansefeldt").

                            ARTICLE I
                           The Company

     1.1. Formation. For and in consideration of the mutual covenants herein contained and other good and valuable considerations this day paid by each Member to the Company, the receipt and sufficiency of which are acknowledged by execution of this Agreement, the Members hereto hereby form a limited liability company (the "Company") under and pursuant to the provisions of the Delaware Limited Liability Company Act.

     1.2. Name.  The name of the Company shall be FIRST PERMIAN,
L.L.C. The Manager may change the name of the Company upon ten (10) days' written notice to the Members.

     1.3. Purpose. The purpose, nature and character of the business of the Company shall be to engage in any act, activity or business permitted by law. In particular, the Company shall (a) enter into that certain Merger Agreement (the "Fina Agreement") dated June 25, 1999 among the Company, Fina Oil and Chemical Company and FWT Oil and
Gas Inc., and (b) the Managers, on behalf of the Company, are hereby authorized to consummate the transactions contemplated by, and perform the obligations of the Company under, such Fina Agreement.

     1.4. Principal Place of Business. The principal place of business of the Company shall be at 110 West Louisiana, Suite 200, P.O. Box 10158, Midland Texas 79702-7158. The Managers may change the principal place of business of the Company to any other place upon ten
(10) days' written notice to the Members.


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                                       2


     1.5. Term. Except as otherwise provided herein, the Company shall have perpetual existence.

     1.6. Filings.

        (a) A Certificate of Formation has been filed in the office of the Secretary of State of Delaware in accordance with the provisions of the Act. The Managers shall take any and all other actions necessary to perfect and maintain the status of the Company as a limited liability company under the laws of Delaware.

        (b) The Managers shall execute and cause to be filed original or amended certificates and shall take any and all other actions as may be necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other state or jurisdiction in which the Company engages in business prior to engaging in business in such state or jurisdiction.

        (c) The Managers shall cause appropriate fictitious business names and like statements to be filed and published for the Company under the name set forth in Section 1.2 hereof or such other name as the Company may have or use in any state or jurisdiction from time to time.

     1.7. Establishment of Area of Mutual Interest. An area of mutual interest ("AMI") is hereby established as being any lands located within 1 mile of any Company Property. If any Member or any of its Affiliates (the "Acquiring Party") acquires from an unaffiliated third party any interest (a "Subsequently-Acquired Interest") in lands lying within such AMI, the Company shall have the first and prior right to acquire their proportionate share of such Subsequently Acquired Interest upon the terms set forth below.

        (a) Within fifteen (15) days from acquiring the Subsequently Acquired Interest or as soon as practical thereafter, the Acquiring Party shall notify the Company in writing of the acquisition of a Subsequently Acquired Interest. Such notice shall set forth (i) a description of the Subsequently Acquired Interest which was acquired, (ii) the total cost of the Subsequently Acquired Interest,

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                                       3



     including all land and legal costs associated with the acquisition thereof, and (iii) any other pertinent terms of such acquisition, including copies of applicable leases, assignments, bank draft or other evidence of payment for such Subsequently Acquired Interest.

        (b) The Company shall have fifteen (15) days from the receipt of such notice to elect, by written notice to the Acquiring Party to acquire the Subsequently-Acquired Interest. If the Acquiring Party has not received an election in writing from the Company within such 15-day period, the Company conclusively shall be presumed to have elected not to acquire such Subsequently-Acquired Interest.

        (c) An election by the Company to acquire its proportionate share of a Subsequently-Acquired Interest shall constitute a binding obligation of the Company to pay the total cost of the Subsequently- Acquired Interest within thirty (30) days from the date that the Non- Acquiring Party acquires such Subsequently Acquired Interest; the notice of acquisition shall be deemed to be an invoice for the Non- Acquiring Party's total costs for acquisition of such Subsequently Acquired Interest. Upon receipt of such amount from the Company, the Acquiring Party shall execute and deliver to the Company a special warranty assignment of such Subsequently-Acquired Interest.

        (d) Notwithstanding any of the foregoing, nothing herein shall preclude any Member (and/or any Affiliates of any Member) from managing, operating and/or developing its (and/or their) currently owned properties and interests, all of which shall be treated as Existing Leasehold and HBP Acreage.

     1.8. Definitions - General. Capitalized words and phrases used in this Agreement shall have the following meanings:

        (a) "Act" means the Delaware Limited Liability Company Act, as set forth in Title 6, Chapter 18 of the Delaware Code, as amended from time to time (or any corresponding provisions of succeeding law).

        (b) "Affiliate" means, with respect to any Person, (i) any person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or

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                                       4



     controlling ten percent (10%) or more of the outstanding voting rights of such Person, (iii) any officer, director or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting rights of any Person described in clauses (i) through (iii) of this sentence.

        (c) "Agreement" or "Limited Liability Company Agreement" means this Limited Liability Company Agreement of FIRST PERMIAN, L.L.C., as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole unless the context otherwise requires.

        (d) "Appraiser" means Joe C. Neal & Associates, Midland, Texas or such other engineering firm as shall be Approved by the Members.

        (e) "Capital Account" means, with respect to any Member, the Capital Account maintained for such Person in accordance with the following provisions:

                         (i) To each Person's Capital Account there shall be
                    credited such Person's Capital Contributions, such Person's distributive share of Profits pursuant to Section 3.1 hereof, any items in the nature of income or gain which are specially allocated pursuant to Section 3.2 or Section 3.6 hereof, and the amount of any Company liabilities assumed by such Person or which are secured by any Company Property distributed to such Person.

                         (ii) To each Person's Capital Account there shall be
                    debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses pursuant to Section 3.1 hereof, any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.2 or Section 3.6 hereof, and the amount of any liabilities of such Person assumed by the Company or which are secured by any property contributed by such Person to the Company.

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                                       5


                    (iii) In the event any interest in the Company is
               transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest in the Company.

                    (iv) In determining the amount of any liability for purposes of Sections 1.8(e)(i) and 1.8(e)(ii) hereof, there shall be taken into account 752(c) of the Code and any other applicable provisions of the Code and Regulations.

        The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to ARTICLE X hereof upon the dissolution of the Company. The Managers also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations 1.704-1(b).

        (f) "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the interest in the Company held by such Member.

        (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

        (h) "Company" means FIRST PERMIAN, L.L.C., the limited liability company created pursuant to this Agreement.

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                                       6



        (i) "Company Budget" means the annual financial budget for each calendar year of Company operations established in accordance with Section 6.1 hereof.

        (j) "Company Property" means all real and personal property acquired by the Company, and any improvements thereto, and shall include both tangible and intangible property.

        (k) "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

        (l) "Depletion" means, for each fiscal year or other period, an amount equal to the depletion as determined pursuant to Regulations 1.704-1(b).

        (m) "Existing Leasehold and HBP Acreage" means existing well(s), the leasehold and the acreage associated therewith in which a Member and/or any of its Affiliates have previously acquired a working or revenue interest (which are not being contributed to the Company) and, with respect to which the Company will have paid no consideration for any interest therein and will, therefore, not acquire any right or interest in such Existing Leasehold and HBP Acreage. In addition, renewals of leases or other property interests and new leases and new property interests covering the same acreage as Existing Leasehold and HBP Acreage (or acreage adjacent or within a one (1) mile radius thereof) shall be considered, for all purposes of this Agreement, as Existing Leasehold and HBP Acreage, even if acquired after the date hereof.

        (n) "Gross Asset Value" means, with respect to any asset, the adjusted basis of such asset for federal income tax purposes, except as follows:


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                                       7


                    (i) The initial Gross Asset Value of any assets contributed by a Member to the Company shall be the gross fair market value of such assets, as mutually determined by the contributing Member and the Company.

                    (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market value, as determined by the Managers as of the following times: (1) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (2) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company if the Managers reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and (3) the liquidation of the Company with the meaning of Regulations 1.704-1(b)(2)(ii)(g);

                    (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the Appraiser; and

                    (iv) The Gross Asset Values of Company assets shall be
               increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation 1.704-1(b)(2)(iv)(m) and Section 3.2 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this
               Section 1.8(n)(iv) to the extent the Managers determines that an adjustment pursuant to Section 1.8(n)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.8(n)(iv).

        If the Gross Asset Value of an asset has been determined or adjusted pursuant to Sections 1.8(n)(i), 1.8(n)(ii) or 1.8(n)(iv) hereof,

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                                       8



     such Gross Asset Value shall thereafter be adjusted by the Depreciation and Depletion taken into account with respect to such asset for purposes of computing Profits and Losses.

        (o) "Majority in Interest" of the Members shall mean Members which together hold more than 75% of the Units in the Company held by all Members; provided, however, in the event that Joseph E. Canon no longer represents Tejon or Tucker S. Bridwell no longer represents Mansefeldt, a "Majority in Interest" of the Members shall mean Members which together hold more than 50% of the Units in the Company held by all Members. For purposes of the preceding sentence, "represents" shall mean that such person has been designated by the Board of Directors ofTejon or Mansefeldt, as the case may be, to represent such entity hereunder.

        (p) "Managers" means Baytech and Parallel or any other Person who (i) has become a Managers pursuant to the terms of this Agreement, and (ii) has not ceased to be a Managers pursuant to the terms of this Agreement.

        (q) "Member" means Baytech, Parallel, Tejon and Mansefeldt or any other Person(s) who has become a Member pursuant to the terms of this Agreement.

        (r) "Person" means any individual, partnership, corporation, trust or other entity.

        (s) "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                    (i) Any income of the Company that is exempt from federal
               income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.8(s) shall be added to such taxable income or loss;

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                                       9


                    (ii) Any expenditures of the Company described in
               705(a)(2)(B) of the Code or treated as Code 705(a)(2)(B) expenditures pursuant to Regulations 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.8(s) shall be subtracted from such taxable income or loss;

                    (iii) In the event the Gross Asset Value of any Company
               asset is adjusted pursuant to Section 1.8(n)(ii) or Section 1.8(n)(iv) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

                    (iv) Gain or loss resulting from any disposition of Company
               Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                    (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with
               Section 1.8(k) hereof;

                    (vi) In lieu of the depletion deductions taken into account in computing such taxable income or loss, there shall be taken into account Depletion for such fiscal year or other period, computed in accordance with Section 1.8(l) hereof; and

                    (vii) Notwithstanding any other provision of this Section
               1.8(s), any items which are specially allocated pursuant to Sections 3.2 and 3.3 hereof shall not be taken into account in computing Profits or Losses.

        (t) "Regulations" means the Income Tax Regulations promul- gated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        (u) "Unit(s)" means an interest in the Company acquired by the Members in exchange for their Capital Contributions to the Company as set forth in
     ARTICLE II hereof.

                            ARTICLE II
                 Members - Capital Contributions

     2.1. Acquisition of Units. The name, address and number of Units in the Company initially acquired by the Members is as follows:

               Member                  Number of Units

     Baytech, Inc.                         225,000
     110 West Louisiana, Suite 200
     P.O. Box 10158
     Midland Texas 79702-7158

     Parallel Petroleum Corporation        225,000
     110 North Marienfeld
     Suite 465
     Midland, Texas 79701

     Tejon Exploration Company             275,000
     P.O. Box 176
     400 Pine Street, Suite 900
     Abilene, Texas 79601

     Mansefeldt Investment Corporation     275,000
     400 Pine Street, Suite 1000
     Abilene, Texas 79604

     2.2. Capital Contributions. The initial Capital Contributions of the Members to the Company shall be as follows:

               Member             Initial Capital Contribution

     Baytech                               $2,250

     Parallel                              $2,250

     Tejon                                 $2,750

     Mansefeldt                            $2,750

     2.3. Issuances of Additional Units. The Company shall have such classes of Units as the Managers may establish pursuant to this Section
2.3. In order to raise additional capital or to acquire assets, to redeem or retire Company debt or for any other Company purposes, the Managers are authorized to cause the Company to issue Units, in addition to those issued pursuant to Section 2.2, at any time or from time to time to Members or to other Persons and to admit them to the Company as additional Members, all as Approved by the Members.



     2.4.  Other Contribution Rules.

        (a) Except as otherwise provided in this Agreement, no Member shall have the right to withdraw any Capital Contributions. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash, except as may be specifically provided herein.

        (b) No Member shall receive any interest, salary or drawing with respect to such Member's Capital Contribution or such Member's Capital Account or for services rendered on behalf of the Company or otherwise in such Member's capacity as a Member, except as otherwise provided in this Agreement.

        (c) The Members shall not be liable for the debts, liabilities, contracts or other obligations of the Company. Except as otherwise provided by applicable state law, each Member shall be liable only to make such Member's Capital Contributions and shall not be required to lend or otherwise advance any funds to the Company.

                           ARTICLE III
                           Allocations

     3.1. In General. Except as otherwise provided herein, all Profits and Losses of the Company shall be allocated pro rata among the Members based upon the number of Units owned by each such Member in comparison to the total number of Units outstanding.

     3.2. Special Allocations. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to 734(b) or 743(b) of the Code is required, pursuant to Regulations 1.704-1(b)(2)(iv)(m), in determining and maintaining Capital Accounts, the amount of such adjustments to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

     3.3. Curative Allocations.  The allocations (the "Regulatory
Allocations") set forth in Section 3.2 hereof are intended to comply with certain requirements of Regulations 1.704-1(b). The Regulatory
Allocations may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Managers are hereby authorized to divide other allocations of Profits, Losses and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions will be divided among the Members pursuant to ARTICLE X hereof. In general, the Members anticipate that this will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Person is zero.
However, the Managers shall have discretion to accomplish this result in any reasonable manner. Notwithstanding anything herein to the contrary, the Capital Account of a member will not be allocated tax items of depletion allowance, loss or deduction to the extent such allocations would cause such Member's Capital Account to have a deficit balance. If the Capital Account of a Member unexpectedly receives an adjustment, allocation or distribution described In section 1.704-1(b)(2)(ii)(d)(4), (5) or
(6) of the Regulations, such Member's Capital Account will be allocated items of income and gain (consisting of a pro rata portion of each item of the Company's income, including gross income and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

     3.4. Other Allocations Rules.

        (a) All tax credits shall be allocated among the Members in accordance with applicable law.

        (b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers using any permissible method under Code 706 and the Regulations thereunder.

        (c) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

        (d) The Members are aware of the income tax consequences of the allocations made by this ARTICLE III and hereby agree to be bound by the provisions of this ARTICLE III in reporting their shares of Company income and loss for income tax purposes.

     3.5. Tax Allocations: Code 704(c). In accordance with 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.8(n) hereof).
In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 1.8(n) hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under 704(c) thereunder. Any election or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
Section 3.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, or other items or distributions pursuant to any provision of this Agreement.

     3.6. Disposition of Oil or Gas Properties. For purposes of determining the Members' allocable shares of the amount realized from the sale or other taxable disposition (or deemed disposition pursuant to

Section 10.3(b) hereof) of any oil or gas property (other than oil, gas or other hydrocarbon substances), it is agreed that, first, the portion of the amount realized which represents a recovery of the Company's adjusted basis for such property, as theretofore adjusted to date, shall be allocated to the Members in the same proportion as such Members were allocated adjusted basis with respect to such property. Next, any remaining portion of the amount realized (and corresponding gain or loss) shall then be allocated to the Members in such a way as to cause, to the maximum extent possible, the total amount realized allocated to each Member under this Section 3.6 to be in proportion to the number of Units held by each Member (when compared to the total number of Units outstanding).

                            ARTICLE IV
                          Distributions

     4.1. Distributions. Unless otherwise Approved by the Members, distributions will be made at such times and in such amounts as will be sufficient to allow each Member to pay any and all income taxes associated with such Member's interest in the Company. The Company shall make other distributions to Members only at such times and in such
amounts as shall be Approved by the Members.   All distributions from
the Company shall be made pro rata in accordance with the number of Units in the Company held by each such Member in comparison to the total number of Units outstanding.

     4.2. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Members shall be treated as amounts distributed to the Members pursuant to this ARTICLE IV for all purposes under this Agreement. The Managers may allocate any such amounts among the Members in any manner that is in accordance with applicable law.

                            ARTICLE V
                            Management

     5.1. Authority of Managers.    Except to the extent otherwise
provided herein or as may be limited by Section 5.2, the Managers shall have the sole and exclusive right to manage the business of the Company and shall have all of the rights and powers which may be possessed by a Managers under the Act, including, without limitation, the right and power to:

        (a) acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

        (b) operate, develop (including the drilling of any oil and gas wells), maintain, finance, improve, construct, own, grant options with respect to, mortgage and lease or sublease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purpose of the Company;

        (c) enter into and execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of Company Property and operations of the Company;

        (d) borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company Property;

        (e) execute, in furtherance of any or all of the purposes of the Company, any assignment, deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company Property;

        (f) prepay in whole or in part, refinance, recast, increase, modify or extend any liabilities affecting the Company Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Company Property;

        (g) care for and distribute funds to the Members by way of cash, income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

        (h) contract on behalf of the Company for the employment and service of employees and/or independent contractors, some of which may be the Managers or Affiliates of the Managers (in which event such contracts with the Managers or Affiliates shall be fair and reasonable and on terms comparable to those obtainable on a competitive basis with independent, third party contractors), and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company; and

        (i) engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company Property and Managers' liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified.

     5.2. Restrictions on Authority of the Managers. Notwithstanding the provisions of Section 5.1, unless Approved by the Members, the Managers, on behalf of the Company, shall not have the authority to:

        (a) make or contractually commit to make any expenditures on behalf of the Company which would exceed that authorized by the Company Budget;

        (b) buy, purchase, sell, lease, exchange or otherwise dispose of any Company Property in any single transaction for an aggregate consideration of $500,000 or more;

        (c) cause the Company to make any distribution except as provided in
     Section 4.1 and ARTICLE X hereof;

        (d) initiate any legal proceedings on behalf of the Company involving
     (i) damages or amounts in dispute of $1,000,000 or more, (ii) involving, as adverse parties, any Affiliate or Member or (iii) when the costs and expenses to pursue such claim are estimated to exceed $100,000;

        (e) merge, consolidate or otherwise combine the Company or the assets of either (or contractually commit to do so) with any other Person(s);

        (f) borrow money or issue evidences of indebtedness in any single transaction for an aggregate amount of $500,000 or more;

        (g) cause the Company to enter into, amend, modify or restate any contract, involving $50,000 or more, with any Member or Affiliate or officer, employee, stockholder or other equity owner of any Member or Affiliate for their service as employees and/or independent contractors or for their purchase or sale of any property;

        (h) appoint a successor Manager;

        (i) adopt and/or implement any new Company Budget;

        (j) designate a new Appraiser to replace the Appraiser appointed hereunder;

        (k) cause the Company to exercise any Option arising under Section 8.3 hereof;

        (l) establish, on behalf of the Company, any employee benefit program;

        (m) do any act in contravention of this Agreement;

        (n) do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

        (o) confess a judgment against the Company;

        (p) except as otherwise set forth herein, amend this Agreement or the Certificate of Formation of the Company;

        (q) cause the Company to elect to acquire any Subsequently Acquired Interest under Section 1.7 hereof (in determining whether a Majority in Interest has consented to an election to acquire any Subsequently Acquired Interest, the Acquiring Party's Units shall be disregarded and such Acquiring Party shall not be entitled to vote); or

        (r) issue any additional Units or admit any new member to the Company.

     Except as otherwise provided herein, all decisions which are required to be "Approved by the Members" shall require the written approval of a Majority in Interest of the Members.

     5.3. Initial Managers.  Baytech and Parallel shall serve as the
initial Managers of the Company.   Except as otherwise provided herein,
either of the Managers shall have full and complete authority to act on behalf of the Company, independently of the other Manager.

     5.4. Replacement of Managers. The Managers cannot be removed for any reason. If either of the Managers (or any successor Manager) becomes unable or unwilling to serve as a Manager hereunder or upon resignation of such Manager, the remaining Manager shall serve as sole Manager. If such remaining Manager also becomes unable or unwilling to serve as a Manager hereunder or upon resignation of such Manager, a successor Manager shall be appointed. The appointment of any successor Manager must be Approved by the Members.

     5.5. Right to Rely on the Managers. Any Person dealing with the Company may rely upon a certificate signed by either of the Managers as to:

        (a) the identity of the Managers or Member;

        (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a Manager or which are in any other manner germane to the affairs of the Company;

        (c) the Persons who are authorized to execute and deliver any instrument or document of the Company; or

        (d) any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

     5.6.  Duties and Obligations of the Managers.

        (a) The Managers shall take all actions which may be necessary or appropriate (a) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged) and (b) for the acquisition, development, maintenance, preservation and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations.

        (b) The Managers shall have the fiduciary duty for the safekeeping and use of all Company Property, whether or not in the immediate possession or control of the Managers, and shall not employ or permit another to employ Company Property in any manner except for the exclusive benefit of the Company.

        (c) The Managers shall devote to the Company such time as may be necessary for the proper performance of all duties hereunder, but the Managers shall not be required to devote full time to the performance of such duties.

        (d) The Managers shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all of the Company Property and the use thereof for the exclusive benefit of the Company.

     5.7. Indemnification of the Managers.

        (a) The Company, its receiver or its trustee shall indemnify, save harmless and pay all judgments and claims against any Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Manager in connection with the business of the Company, including attorneys' fees and costs incurred by such Manager in connection with the defense of any action based on any such act or omission, which attorneys' fees and costs shall be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law.

        (b) The Company shall indemnify, save harmless and pay all expenses, cost or liabilities of any Manager who, for the benefit of the Company, makes any deposit, acquires any option or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Company and who suffers any financial loss as the result of such action.

        (c) Notwithstanding the provisions of paragraphs 5.7(a) and (b) above, a Manager shall not be indemnified from any liability resulting from such Manager's fraud, bad faith, willful misconduct or gross negligence.

     5.8. Compensation and Expenses of the Managers.

        (a) The Managers shall be reimbursed by the Company for any third party expenses actually and reasonably incurred in connection with Company business; provided that the Company shall not be charged by the Managers for, and shall have no obligation to reimburse any third party expenses to any Affiliate, officer, stockholder, principal or employee of the Managers except as authorized pursuant to Sections 5.1(i), and 5.2(g) hereof.

        (b) Except as provided in Section 5.8(a) above, the Managers shall not receive any fees or compensation for serving as a Managers, unless such fees or compensation are Approved by the Members.

     5.9.  Provisions relating to Oil and Gas Properties.

        (a) The Members have been advised by the Managers and acknowledge that there are geological and geophysical, general market, operational, competitive, tax and regulatory risks factors associated generally with investments in and/or the drilling of oil and gas properties over which the Managers may have little or no control. These risk factors may materially affect the value of or liabilities associated with any oil and gas well to be acquired or drilled by the Company. In addition, the Members acknowledge that in describing or evaluating each potential acquisition/drilling prospect, the Managers will be relying upon information supplied to the Managers as prepared by other Persons and the Managers shall have no responsibility or liability for the inaccuracy of any such information; provided that the Managers shall in good faith use reasonable and prudent efforts to verify the accuracy of such information. Accordingly, the Company and the Members hereby waive any claim against the Managers and/or any employee, officer, director, shareholder or Affiliate of the Managers of any kind or nature with respect to any acquisition or oil and gas properties or the drilling or operation thereof, except for claims resulting from a Manager's fraud, bad faith, willful misconduct or gross negligence.

        (b) The Managers shall take such steps as are necessary, in the Managers' best judgment, to determine that title to all properties to be acquired by the Company is satisfactory (under normal industry standards) and that such properties are free from material environmental hazards. In connection with the acquisition of any such properties, the Managers shall be free to use the Manager's best judgment in waiving title requirements and/or potential environmental defects and the Managers shall not be liable to the Company or the Members for any mistakes of judgment made in good faith, nor shall the Managers be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of title to any properties to be acquired or to the environmental condition of any such properties.

                            ARTICLE VI
                         Role of Members

     6.1. Establishing the Company Budget. As of the date hereof, a Company Budget for the remainder of the 1999 calendar year has been Approved by the Members. On or before November 1 of each subsequent calendar year during the term of this Agreement, the Managers shall prepare and submit to the Members a proposed budget, detailing the anticipated expenditures and revenues for the following calendar year. If any Member objects to such proposed budget, such Member shall give written notice of such objection to the Managers on or before December
1, specifying in reasonable detail the reasons for such objection. Thereafter, the Managers and the objecting Member(s) shall attempt to resolve the dispute. Once a budget has been Approved by the Members, such budget shall become the Company Budget for the following calendar year. In the event that, on or before January 1 of any calendar year, the Managers and the Members have been unable to arrive at a Company
Budget which is Approved by the Members for such calendar year, the Company Budget shall be the same as the Company Budget for the preceding calendar year, except to the extent the Members agree to certain modifications for items which are inapplicable for the then current calendar year. Any material deviation from the Company Budget format must be Approved by the Members.

     6.2. Rights or Powers. Except as otherwise explicitly set forth in this Agreement, the Members shall have no rights or powers to take part in the management and control of the Company.

     6.3. Semi-Annual Meetings. Not less often than twice during each calendar year, the Members shall meet at such time and place as shall be agreed upon by the Members.

                           ARTICLE VII
                         Books and Record

     7.1. Books and Records. The Managers shall cause the Company to keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of business by the Company. Any
Member or such Member's designated representative shall have the right, at any reasonable time, to have access to, inspect and copy at their own expense the contents of such books and records. The calendar year shall be the accounting year of the Company.

     7.2  Tax Returns.   The Managers shall cause to be prepared and
filed all necessary federal and state returns for the Company, including making the elections described in Section 7.3 below. Each Member shall furnish to the Managers all pertinent information in its possessions relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. Every effort shall be made by the Managers to furnish necessary tax information to each Member within 75 days after the end of each fiscal year of the Company, but in any event such information shall be furnished within 180 days after the end of each fiscal year.

     7.3 Tax Elections. The Managers may cause the Company to make the following elections on the appropriate tax returns:

        (a) to adopt the calendar year as the Company's fiscal year;

        (b) to adopt the accrual method of accounting and to keep the Company's books and records on the income tax method;

        (c) if a distribution of Company property as described in Section 734 of the Code occurs or if a transfer of a Member's interest in the Company as described in Section 743 of the Code occurs, on written request of any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of Company Properties;

        (d) to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by Section 709(b) of the Code; and

        (e) any other election the Managers may deem appropriate and in the best interests of the Members.

     Neither the Company nor any Manager or Member may, without Approval of the Members, make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable law, and no provision of this Agreement shall be construed to sanction or approve such an election.

     7.4 Tax Matters Members. Baytech is hereby designated as the "tax matters partner" pursuant to Section 6231(a)(7) of the Code; Baytech shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code. As "tax matters partner," Baytech shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

     7.5  Reports

        (a) On or before the 90th day following the end of each fiscal year during the term of the Company, the Managers shall cause each Member to be furnished with a balance sheet, an income statement, and a statement of changes in Members' capital of the Company for, or as of the end of, that year certified by a recognized firm of certified public accountants selected by Managers and Approved by the Members. These financial statements must be prepared in accordance with accounting principles consistently applied (except as therein noted) and must be accompanied by a report of the certified public accountants certifying the statements and stating that their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements fairly present the financial position, financial results of operations, and changes in Members' capital in accordance with accounting principles consistently applied (except as therein noted). The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all these reports.

        (b) Within 45 days of the end of each calendar month, the Managers shall provide each Member with unaudited financial statements and the following information for such calendar month:

                    (i) A comparison of the actual income statement to the
               amounts budgeted;

                    (ii) A comparison of the actual capital expenditures to the amounts budgeted;

                    (iii) A comparison of debt to the amounts budgeted; and

                    (iv) An itemization of distributions made.

     7.6 Accounts. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Managers determine. The Managers may not commingle the Company's funds with the funds of any Member.

                           ARTICLE VIII
                      Transfer of Interests

     8.1. In General.

        (a) Except as otherwise set forth in this ARTICLE VIII, a Member shall not sell, assign, transfer, pledge or hypothecate all or any portion of such Member's interest in the Company or withdraw from the Company unless such disposition or withdrawal is Approved by the Members. Any sale, assignment, transfer, pledge, hypothecation or attempted withdrawal which does not comply with the provisions of this ARTICLE VIII shall be void and of no effect and shall not cause or constitute a dissolution of the Company.

        (b) The Members hereby represent and warrant to the Managers and to the Company that each Member's acquisition of an interest in the Company is made as principal for such Member's account for investment purposes only and not with a view to the resale or distribution of such interest, except insofar as the Securities Act of 1933, as amended, and any applicable securities law of any state or other jurisdiction permit such acquisition to be made for the account of others or with a view to the resale or distribution of such interest without requiring that such interest, or the acquisition, resale or distribution thereof, be registered under the Securities Act of 1933, as amended, or any applicable securities law of the United States, any state or other jurisdiction.

     8.2. Distributions and Allocations in Respect of Transferred
Interest. If any interest is sold, assigned or transferred during any accounting period in compliance with the provisions of this ARTICLE VIII, Profits, Losses, each item thereof and all other items attributable to such interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with 706(d) of the Code, using any conventions permitted by law and selected by the Managers. All distributions on or before the date of such transfer shall be made to the transferor and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer, provided that if the Company does not receive a notice stating the date such interest was transferred and such other information as the Managers may reasonably require within thirty (30) days after the end of the accounting period during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, on the last day of the accounting period during which the transfer occurs, was the owner of such interest. Neither the Company nor the Managers shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 8.2, whether or not the Managers or the Company has knowledge of any transfer of ownership of any interest.

     8.3. Preferential Right to Purchase. In the event a Member (the "Selling Member") receives a bona fide offer and wishes to sell, assign or otherwise transfer such Selling Member's interest in the Company pursuant to the terms of such bona fide offer, such Selling Member must first give written notice (the "Option Notice"), as defined below, to the other Members. Within sixty (60) days of the receipt of the Option Notice, the Company shall have the right and option (the "Option"), but not the obligation, to purchase the interest of the Selling Member proposed to be sold on substantially the same terms and conditions as stated in the Option Notice. The Managers shall cause the Company to exercise the Option only if such exercise is Approved by the Members (in determining whether a Majority in Interest has consented to exercise of the Option, the Selling Member's Units shall be disregarded and such Selling Member shall not be entitled to vote). If any material consideration other than cash is to be received for which there is no readily ascertainable value, the Selling Member's interest in the Company shall be appraised by the Appraiser and treated as if it were to be sold for an amount of cash equal to the fair market value thereof as determined by the Appraiser. If the Company does not exercise the Option by giving written notice to the Selling Member within the sixty (60) day period (or, if later, within fifteen
(15) days after any appraisal by the Appraiser), then the Selling Member shall be free to transfer such interest in the Company to the Person(s) and on the same terms and conditions as specified in the Option Notice, provided such transfer shall be consummated not later than one hundred twenty (120) days following receipt by the other Member of the Option
Notice and provided all other conditions to such transfer as set forth in this ARTICLE VIII have been met. For the purposes hereof, the term
"Option Notice" shall mean written notice including the name of the Person to whom the Selling Member intends to transfer such interest, a commitment in writing from the proposed transferee to make the acquisition of such interest, the purchase price therefor and all other relevant terms of the proposed transfer.

     8.4. Agreement Purchases/Redemptions. Notwithstanding anything to the contrary contained herein, Baytech, Parallel, Tejon and Mansefeldt, their successors and assigns, shall purchase and sell Units as required pursuant to paragraph 4 of that certain Agreement (the "Subscription Agreement") dated June 28, 1999, among the Company, Baytech, Parallel, Tejon and Mansefeldt.

                            ARTICLE IX
                             Managers

     9.1. Cessation. A Person shall cease to be a Manager upon such Person's, bankruptcy, dissolution or other termination of existence, upon the transfer of such Person's entire interest in the Company or upon any of the other events set forth in the Act or this Agreement. Upon the occurrence of any such event, such Person or such Person's transferee shall have the right to receive distributions and allocations with respect to such Person's Company interest and shall be treated as a Member.

     9.2. Election of New Managers. In the event any Person ceases to be a Manager pursuant to Section 9.1 hereof, and as a consequence thereof the Company has no Manager, the Members (excluding any transferee of the Manager) may appoint a successor Manager in accordance with ther terms of Section 5.4 hereof.

                            ARTICLE X
                    Dissolution and Winding Up

     10.1. Disqualification of a Member. Except where the Disqualified Member's Interest in the Company is purchased pursuant to ARTICLE VIII hereof, upon the death, withdrawal, bankruptcy or dissolution of a Member (a "Disqualified Member"), or the occurrence of any other event which terminates the continued membership of a Member in the Company
(any of such events being hereinafter referred to as an "Event of Disqualification"), the Disqualified Member (or such Disqualified Member's successor in interest) shall thereafter be treated as an assignee of a limited liability company interest (and not a Member) and shall be afforded only such rights to which such an assignee is entitled under the Act.

     10.2. Dissolution. The Company shall also dissolve upon the first to occur of any of the following events:

        (a) The sale of all or substantially all of the Company Property; or

        (b) An election Approved by the Members to dissolve the Company.

     10.3. Winding Up. Upon a dissolution of the Company, the Managers or court-appointed trustee if there is no Manager, shall take full account of the Company's liabilities and the Company Property shall be dissolved and the Company Property shall be liquidated. If Approved by the Members (or their successors in interest), the Managers will proceed, as promptly as practicable in a prudent manner and without undue sacrifice, to liquidate and sell all properties of the Company for the best prices obtainable in the best judgment of the Managers. In making sales of Company Property, the Managers shall have full right and discretion to determine the time, manner and terms of any sale or sales of Company Property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions; provided that no sale to a Member or any Affiliate of a Member shall be made in any event without the prior written consent of all of the Members. If the liquidation and sale of the Company Properties is not Approved by the Members (or their successors in interest), the Managers will endeavor, to the extent feasible in the good faith judgment of the Managers, to avoid sale of the Company Property and, instead, will sell only such part (if any) of the Company Property as shall be necessary in the Managers' judgment to pay debts and obligations of the Company which cannot be handled by secured loans as hereinafter authorized.
After making payment or provision for payment of all debts and liabilities of the Company and all expenses of liquidation, the Managers may set up, for a period not to exceed two (2) years, such cash reserves as the Managers may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. All remaining assets of the Company shall be distributed to the Members as described below:


        (a) To the extent that Company Property has been sold as hereinabove provided, any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members.

        (b) With respect to any properties of the Company not sold, the fair market value of such oil and gas properties shall be determined and the gain or loss which would have been realized if the sale of all such properties at their fair market values had occurred (as set forth in ARTICLE III hereof) shall be charged or credited to the Capital Accounts of the Members as provided in the preceding Section 10.3(a) as if such properties had actually been sold. The fair market value of such properties shall be determined by agreement of the Members or, if they cannot agree, the Company shall engage the Appraiser to determine the fair market value of all such properties and such Appraiser's determination of the fair market value of such properties shall be binding upon all parties to this Agreement.

        (c) After the allocations of gain or loss required by the preceding Sections 10.2(a) and/or (b) have been credited or debited, as the case may be, to the Capital Accounts of the Members, the balances of the Capital Accounts of the Members shall be determined.

        (d) If the respective credit balances of the Capital Accounts of the Members are in the same proportion as the number of Units held by the Members in comparison to the total number of Units outstanding, no further balancing of Capital Accounts will be necessary and the Company Property shall be assigned to and owned by the Members in accordance with their Capital Accounts.

        (e) If (i) the credit balance of the Capital Account of any Member is less than (ii) an amount equal to such Member's proportionate amount of the aggregate credit balance of the Capital Accounts of all Members (taking into account deemed sales proceeds based upon the fair market value of Company Property deemed to have been sold under Section 10.3(b) above) (any such excess of (ii) over (i) being hereinafter referred to as a "Capital Account Deficiency" and an excess of (i) over (ii) being hereinafter referred to as a "Capital Account Surplus"), then such Member shall have the option to either:

                    (i) increase its Capital Account to a level sufficient to
               eliminate the Capital Account Deficiency by contributing cash to the Company, which cash shall then be distributed to the

               Members having a Capital Account Surplus; or

                    (ii) elect (in writing to the Managers) to have cash of the
               Company or an undivided interest in the Company Property which would have otherwise been distributed to that Member under this
               Section 10.3 (in an amount or having a fair market value equal to the Capital Account Deficiency), distributed to the Members having a Capital Account Surplus.

        Thereafter the remaining properties of the Company shall be distributed and assigned to and owned by the Members in accordance with their Capital Accounts. In the event any Member having a Capital Account Deficiency has not, on or before the 10th day after written notice from the Managers, contributed cash to the Company as required by Section 10.3(e)(i) or made an election in writing pursuant to Section 10.3(e)(ii), then such Member shall be deemed to have elected to have an undivided interest in the Company Property which would have otherwise been distributed to that Member under this Section 10.3 (in an amount or having a fair market value equal to the Capital Account Deficiency), distributed to the Members having a Capital Account Surplus as set forth in Section 10.3(e)(ii) above.

     10.4. Enforcement of Security for Repayment. If any properties of the Company are distributed in kind to the respective Members or their successors in interest subject to liens securing indebtedness of the Company and if thereafter one Member shall pay more of such secured indebtedness than its pro rata share thereof, it shall be subrogated to and entitled to enforce such liens as against the interest of any other Member(s) which have not paid such Member's full pro rata share of such secured indebtedness.

                            ARTICLE XI
                        Dispute Resolution

     11.1.     General.

        (a) If any claim, controversy or dispute arises among the Members out of or relating to this Agreement, or the breach of this Agreement, or any other dispute arises out of or relating to the relationships among the Members, prior to pursuing other available remedies, the Members will use the procedure described in this
     Article XI.

        (b) The procedure provided in this Article XI is a compromise negotiation for purposes of the Federal rules of evidence and state rules of evidence. The entire procedure is confidential, and no record shall be made of the proceedings. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the proceedings by any of the Members, their agents, employees, representatives or other invitees and by any mediator are confidential and shall, in addition and where appropriate, be deemed to be work product and privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, and shall not be disclosed to anyone not an agent, employee, expert, witness or representative of either of the parties; provided, however, that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the proceedings.

     11.2. Negotiation. The Company shall send a notice to all Members specifying that a meeting of the Members has been called briefly describing the nature of the dispute and related claims. Upon delivery of the notice, each Member and the authorized representatives of each Member, if any, shall promptly meet at a mutually agreeable time, date and place, and attempt to negotiate a resolution of the dispute.

     11.3.     Mediation.

        (a) If the Members have not succeeded in negotiating a resolution of the dispute within 45 days after the first meeting of the Members held pursuant to Section 11.2, the dispute shall be submitted to non-binding mediation in accordance with Chapter 154 of the Texas Civil Practice and Remedies Code by the Company so notifying the Members in writing. The Company shall pay the costs of the mediation.

        (b) Within 20 days after delivery of the notice contemplated by Section 11.3(a), the Members will jointly appoint a mutually acceptable impartial mediator with proper training and experience to consider the issues in dispute. If the Members are unable to agree upon a mediator within that time, the mediator shall be selected by lot as follows: within 10 days after the 45-day period provided for in Section 11.3(a), each Member shall print the names of two potential mediators on separate papers of uniform type and size. Each paper with the name of a potential mediator thereon shall then be placed in a single receptacle from which one name shall be drawn by a mutually acceptable third party. The person drawn will serve as the mediator, provided that if such mediator is unable or unwilling to serve, this procedure shall be followed again until a mediator able to serve has been selected.

        (c) In consultation with the Members, the mediator shall promptly designate a mutually acceptable time and place for the first scheduled mediation session, which shall be not later than 60 days after the selection of the mediator.

        (d) If any of the Members has substantial need for information in the possession of the Company in order to prepare for the mediation, the Company shall provide for the expeditious delivery of such information, with the help of the mediator if required.

        (e) Not later than seven days prior to the first scheduled mediation session, each Member shall deliver to the mediator and the other Members a concise written summary of its view on the matter in dispute.

        (f) In the mediation, each Member shall be represented by counsel. In addition, each Member may bring any additional person as needed to respond to questions, contribute information and participate in negotiations, the number of additional persons to be agreed upon in advance, with the assistance of the mediator if necessary.

        (g) The mediator, in consultation with the Members, will specify a format for the meetings, designed to assure that both the mediator and the authorized individuals have the opportunity to hear an oral presentation of each Member's views on the matter in dispute, and that the authorized individuals attempt to negotiate a resolution of the matter in dispute with the assistance of counsel and others, and with the assistance of the mediator. The mediator is authorized to participate in joint meetings among the Members and in separate private caucuses with any Member. The mediator will keep confidential all information learned in private caucus with any Member unless specifically authorized by the Member to make disclosure of the information to the other party.

        (h) The mediator may, (i) unless requested not to do so by all Members, provide his opinion to all Members on the probable outcome should the matter be litigated, and (ii) make one or more recommendations as to the terms of a possible settlement, upon any conditions imposed by the Members. The mediator shall base his opinions and recommendations on information then available to all Members, excluding such information as may be disclosed to him by the Members in confidence. The opinions and recommendations of the mediator shall not be binding on the Members.

        (i) The Members agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated (i) by the execution of a settlement agreement by the parties, (ii) by a declaration of the mediator that the mediation is terminated, or (iii) by a written declaration of a Member to the effect that the mediation process is terminated at the conclusion of one full day's mediation session. Even if the mediation is terminated without a resolution of the dispute, the parties agree not to terminate negotiations and not to commence any legal action or seek other remedies prior to the expiration of ten days following the termination of the mediation; provided, however, that any Member may commence litigation within such ten day period if litigation could be barred by an applicable statue of limitations or in order to request an injunction to prevent irreparable harm.

        (j) The fees of the mediator shall be paid by the Company. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the matters in dispute and any related matters.

     11.4. Arbitration; Procedures. If the Members have not succeeded in negotiating and resolving any claim, dispute or controversy within 10 days after termination of the mediation procedure as provided in Section 11.3, the Members acknowledge and agree that the unresolved claim, dispute or controversy shall be settled by final and binding arbitration in the City of Dallas, Texas in accordance with the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association in effect on the date the claim or controversy arises. Any arbitration called for by this Section 11.4 shall be conducted in accordance with the following procedures:

        (a) The Company or any Member (the "Requesting Party") may demand arbitration by giving written notice of such demand (the "Demand Notice") to all other Members and (if the Requesting Party is not the Company) to the Company, which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

        (b) Within 15 days after the giving of a Demand Notice, the Requesting Party, on the one hand, and each of the other Members and/or the Company against whom the claim has been made or with respect to which a dispute has arisen (collectively, the "Responding Party"), on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual (a "Qualified Individual") willing to act as an arbitrator of the claim, dispute or controversy in question. Each of the Requesting Party and the Responding Party shall use their best efforts to select an arbitrator licensed to practice law in the State of Texas and having no affiliation with any of the parties as their respective Qualified Individual. Within 15 days after the foregoing selections have been made, the arbitrators so selected shall jointly select an arbitrator licensed to practice law in the State of Texas having no affiliation with any of the parties as the third Qualified Individual willing to act as an arbitrator of the claim, dispute or controversy in question. If the two arbitrators initially selected are unable to agree on a third arbitrator within the second 15-day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint an arbitrator licensed to practice law in the State of Texas having no affiliation with any of the parties as the Qualified Individual to act as the third arbitrator. The three arbitrators selected pursuant to this subsection (b) shall constitute the arbitration panel for the arbitration in question.

        (c) The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within 60 days after the selection of the arbitration panel pursuant to subsection (b) above, and the arbitration panel shall render its decision in writing within 30 days after the completion of such presentations. Any decision concurred in by any two of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.

        (d) The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys' fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys' fees and costs, the arbitration panel shall order the other party to make any payments directed to the preceding sentence.

        (e) Any decision rendered by the arbitration panel shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

        (f) Arbitration shall be the exclusive method available for resolutions of all claims, disputes and controversies arising hereunder, and the Company and its Members stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this ARTICLE XI shall survive the dissolution of the Company.

        (g) Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement.

     11.5. Specific Enforcement. The Members acknowledge and agree that the arbitration provisions in Section 11.4 may be specifically enforced by any Member, and submission to arbitration proceedings compelled, by any court or competent jurisdiction. The Members further acknowledge and agree that the decision of the arbitrators may be specifically enforced by any Member in any court of competent jurisdiction.

                            ARTICLE XI
                          Miscellaneous

     12.1. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by registered or certified mail, addressed as follows: if to the Company, to the Company at the address set forth in Section 1.4 hereof, or to such other address as the Company may from time to time specify by notice to the Members; if to any Member, to such Member at the address set forth in
Section 2.1 hereof, or to such other address as such Member may from time to time specify by notice to the Members and the Company. Any such notice shall be deemed to be delivered, given and received for all purposes as of the date the same is so received by the recipient, if delivered personally or if sent by regular mail. Any such notice shall be deemed to be delivered, given and received for all purposes as of the date the same is deposited with the U.S. Post Office if sent by registered or certified mail, postage and charges prepaid.

     12.2. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

     12.3. Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

     12.4.  Time.  Time is of the essence with respect to this Agreement.

     12.5. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     12.6. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     12.7. Additional Documents. Each Member, upon the request of the Managers, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

     12.8. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     12.9. Governing Law. This Agreement shall be construed in accordance with, and the rights and duties of the parties hereto shall be governed by, the laws of the State of Delaware.

     12.10. Waiver of Action. Each of the Members irrevocably waives any right that he may have to maintain any action for (a) a partition with respect to any of the Company Property or (b) involuntary dissolution of the Company.

     12.11. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     12.12. Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which the Managers may take and all determinations which the Managers may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the Managers; provided that such actions and determinations are made in good faith and in the best judgment of the Managers.

     12.13. Confidential Information. While any Person is a Member and for a period of two (2) years following the date (the "Termination Date") on which any Person ceases to be a Member, such Person shall not, directly or indirectly:

        (a) divulge or disclose any of the "Confidential Information" as hereinafter defined, or use, for any purpose whatsoever, any of the Confidential Information for such Person's benefit or for any other purpose, whether or not beneficial to such Person;

        (b) solicit for employment or employ any person who then is (or was at the time of such Person ceases to be a Member), an employee of the Company or any Affiliate of the Company.

     As used herein, the term "Confidential Information" shall mean all Company geological, geophysical and seismic information and any and all other information or data relating to Company Properties, the acquisition or exploration prospects of the Company, the production from such Company Property and/or prospects, and the financial information of the Company.

     12.14. Bridge Loan Agreement. Notwithstanding any provision of this Limited Liability Company Agreement to the contrary, this Agreement is and shall continue to be subject to the Subscription Agreement between Tejon, Mansefeldt, Baytech, Parallel and the Company, generally, and specifically as to the provisions of Paragraph 3 thereof entitled "Negative Covenants" for so long as any part of the Bridge Loan (as defined therein) is outstanding and unpaid.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above set forth.

                              BAYTECH, INC.



                               By   /s/ Ben A. Strickling III
                                    ---------------------------------
                                    Ben A. Strickling III, President

                              PARALLEL PETROLEUM CORPORATION



                               By   /s/ Larry C. Oldham
                                    ---------------------------------
                                    Larry C. Oldham, President

                              TEJON EXPLORATION COMPANY



                               By   /s/ Joseph E. Canon
                                    ---------------------------------
                                    Joseph E. Canon, Vice President

                              MANSEFELDT INVESTMENT CORPORATION



                               By   /s/ Tucker S. Bridwell
                                    ---------------------------------
                                    Tucker S. Bridwell, President

                                                     EXHIBIT 10.3

                        MERGER AGREEMENT


     This Merger Agreement (the "Agreement") dated as of June 25, 1999, is between FIRST PERMIAN, L.L.C., a Delaware limited liability company ("Buyer"), and FINA OIL AND CHEMICAL COMPANY, a Delaware corporation ("Seller"), and FWT OIL AND GAS INC., a Delaware corporation.

     In consideration of the mutual promises contained herein, Buyer and Seller agree as follows:


ARTICLE I

PURCHASE AND SALE

     1.01 Seller agrees to convey or cause to be conveyed through FWT
Oil and Gas Inc., a wholly owned Delaware subsidiary of Seller ("FWT") to NASH OIL COMPANY, L.L.C., a newly formed Delaware limited liability company and (prior to Closing, as hereinafter defined) a wholly owned subsidiary of FWT ("Nash Oil"), all of the following (collectively, the "Interests") as of the Effective Time (as hereinafter defined):

        (a) All of Seller's right, title and interest in and to the entire estates created by the leases described in Exhibit "A-1" (herein collectively called the "Leases"), and Seller's interest in the land covered thereby (the "Land"), together with all property and rights incident thereto, including all such rights in, to and under all agreements, product purchase and sale contracts, leases, permits, rights-of-way, easements, licenses, farmouts, options and orders directly relating thereto, insofar only to the extent the same relate to the Leases and Land and are assignable;

        (b) All of Seller's right, title and interest in and to the leases, royalties and overriding royalties and minerals and surface described on Exhibits "A-2", "A-3" and "A-4" (the "Properties"), together with all property and rights incident thereto, including all such rights in, to and under all agreements, product purchase and sale contracts, leases, permits, rights-of-way, easements, licenses, farmouts, options and orders directly relating thereto, insofar only to the extent the same relate to the Properties and are assignable;

        (c) All of Seller's right, title and interest in and to the wells, wellbores, fixtures, equipment, field gathering pipelines and other personal property on the Land and/or the Properties appurtenant thereto or directly used or obtained in connection therewith or with the production, treatment, sale or disposal of hydrocarbons or waste produced therefrom or attributable thereto;

        (d) Subject to the provisions of Articles 10.06 and 10.07, all of Seller's right, title and interest in and to all other leasehold interests, royalty interests and overriding royalty interests, if any, owned by Seller in and to the Land, the Leases and the Properties or attributable to production therefrom;

        (e) Subject to the provisions of Articles 10.06 and 10.07, all of Seller's right, title and interest in and to all unitization, pooling and operating agreements, and the units created thereby, including any and all units formed under orders, regulations, rules and other official acts of any governmental authority having requisite jurisdiction, together with any right, title and interest of Seller created thereby in the Land, insofar only to the extent the same relate directly to the Leases, Land and the Properties and are assignable;

        (f) To the extent assignable, any and all office space, office equipment, furnishings, vehicles, equipment, machinery, inventory, spare parts, materials, supplies, computers, software programs, core samples and other assets (not including cash or cash equivalents) currently being used in or located on any of Seller's west Texas oil and gas exploration and production offices, field offices, warehouses or yards (collectively hereinafter referred to as the "Other Assets") as described on Exhibit "A-5."; and,

        (g) All of Seller's files directly related to the ownership and operation of the Leases, Lands, Properties and Other Assets including, without limitation, those files described on Exhibit "A-6" (all such files listed on Exhibit "A-6" being hereafter referred to as "Seller's Title Records"), but excluding those described in Section 4.01(a) as Excluded Records, (collectively, "Seller's Files").

     Any portion of the foregoing described rights and interests may sometimes hereinafter be referred to as an "Interest".

     1.02 The conveyance of the Interests shall be effective as of March 1, 1999, at 7:00 a.m., local time where the Interests are located (the "Effective Time").

     1.03 It is Seller's intent to convey or cause to be conveyed to Nash Oil all of Seller's right, title and interest in all properties and assets solely related to Seller's west Texas oil and gas exploration and production business which are located within the Texas counties listed on Exhibit
"A." IT IS NOT SELLER'S INTENT TO SELL OR CONVEY ANY OF SELLER'S
PROPERTIES OR ASSETS LOCATED WITHIN THE TEXAS COUNTIES
LISTED ON EXHIBIT "A" WHICH ARE RELATED TO ANY NON-OIL AND GAS
EXPLORATION AND PRODUCTION ACTIVITIES, INCLUDING WITHOUT
LIMITATION, SELLER'S BIG SPRING REFINERY, GASOLINE SERVICE
STATIONS OR PIPELINES ("PIPELINES" AS USED IN THIS PARAGRAPH
SHALL MEAN ANY PIPELINES NOT SOLELY RELATED TO AN INTEREST
CONVEYED HEREIN OR ASSOCIATED WITH THE PRODUCTION,
TREATMENT, OR DISPOSAL OF HYDROCARBONS OR WASTE PRODUCED
THEREFROM OR ATTRIBUTABLE THERETO). THE ITEMS, PROPERTIES
OR ASSETS DESCRIBED ON EXHIBIT "A-7" ARE EXPRESSLY EXCLUDED
FROM THIS AGREEMENT AND SHALL NOT CONSTITUTE A PART OF THE
INTERESTS.

     1.04 SELLER RESERVES ANY CLAIM OR RIGHT IT MAY HAVE TO
MONIES OWED TO IT BY ROYALTY INTEREST OWNERS, OVERRIDING
ROYALTY INTEREST OWNERS, NET PROFITS INTEREST OWNERS,
PRODUCTION PAYMENT OWNERS OR WORKING INTEREST OWNERS, AS
DESCRIBED IN ARTICLES 10.06 AND 10.07.

     1.05 At the Closing Seller agrees to license to Nash Oil and Buyer that proprietary seismic data owned by Seller and relating to the Interests pursuant to the terms of Seller's licensing agreement attached hereto as Exhibit "A-8". Upon receipt thereof, Buyer agrees to pay all reasonable charges associated with the retrieving and copying of such data. Buyer shall make its own arrangements for and shall bear all expenses in connection with transporting the data. Buyer expressly disclaims any reliance on any such information or data. Except as expressly set forth in this Section 1.05, neither this Agreement nor the Interests described herein shall cover or include any seismic, geophysical or other similar information or data. Although the license as to any data delivered by Seller and for which Buyer has paid all such reasonable charges as provided for herein will continue in effect pursuant to its terms, the right to request the delivery of additional data by Seller shall terminate as of September 1, 2000.

     1.06 At the Closing (hereinafter defined in Article VIII), Nash Oil shall be merged with and into Buyer as the surviving limited liability company upon and in accordance with the terms and conditions set forth in this Agreement.


ARTICLE  II

PURCHASE PRICE

     2.01 The purchase price for the Membership Interest shall be NINETY SIX MILLION ONE HUNDRED TWENTY FIVE THOUSAND
DOLLARS ($96,125,000) (the "Preliminary Purchase Price"); provided, however, the Preliminary Purchase Price shall be adjusted as follows:

        (a) The Preliminary Purchase Price shall be increased by any amount agreed upon by Buyer and Seller; and,

        (b) the Preliminary Purchase Price shall be reduced by:

                    (1) the amount set forth on Exhibit "B" for all of the
               Leases excluded from the sale due to Title Defect(s), pursuant to
               Article 5.01(b);

                    (2) all unpaid ad valorem, property, production, and similar taxes accruing to the Interests prior to the Effective Time;

                    (3) an amount equal to the difference between (using actual numbers where available and best estimates otherwise):

                    (A) the sum of, for the period (the "Interim Period") from
               March 1, 1999 through June 30, 1999 (i) any and all oil and gas revenues attributable to the Interests, plus (ii) any and all bonuses, advance royalty or other similar payments attributable with respect to the Interests, less

                    (B) the sum of, for the Interim Period (I) any and all
               direct lease operating expenses attributable to the Interests,
               (II) any and all capital expenditures attributable to the Interests, (III) any and all severance taxes attributable to the Interests (IV) $36,000, (V) value of oil stock in tanks on February 28, 1999.

                    (4) in the event any preferential purchase right set forth on Exhibit "C" attached hereto is exercised prior to Closing, the value set out on Exhibit B;

                    (5) the amount excluded from the sale pursuant to Article
               6.02 and/or 6.04;

                    (6) the amount of any reductions as provided in Article 5.01
               (b); and

                    (7) any other amount agreed upon by Buyer and Seller.

     2.02 For the purpose of securing Buyer's performance hereunder, upon execution of this Agreement, Buyer shall deliver to First National Bank of Abilene as "Escrow Agent," a cash deposit by wire transfer in the amount of ONE MILLION DOLLARS ($ 1,000,000) (the "Deposit"), which Deposit shall be held by the Escrow Agent pursuant to the Escrow Agreement, in the form attached hereto as Exhibit "D" to be executed contemporaneously with the execution hereof. At Closing, the Deposit and all interest earned thereon, shall be applied to the Preliminary Purchase Price, in accordance with Article 8.02(b) below. If the Closing does not occur, the Deposit and all interest earned thereon shall be applied in the manner set forth in Article 9.02.

     2.03 On the date of Closing, ownership of all production attributable to the Interests conveyed to Nash Oil shall pass as of the Effective Time and all other attributes of ownership shall pass on the Closing date.


ARTICLE   III

REPRESENTATIONS AND WARRANTIES

     3.01 Seller represents and warrants that:

        (a) Seller and FWT Oil and Gas Inc. ("FWT") are corporations validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own their properties and assets and to carry on their business as now being conducted. FWT is a wholly owned subsidiary of Seller validly existing and duly qualified to do business in the State of Texas. Nash Oil will be, effective as of Closing, a limited liability company, wholly owned by FWT, validly existing and in good standing under the laws of the State of Delaware and duly qualified to do business in the State of Texas. Seller and FWT and Nash Oil will not elect to have Nash Oil treated, for federal income tax purposes, as "an association taxable as a corporation." Prior to the filing thereof, Seller shall deliver to Buyer, for Buyer's approval and consent, which shall not be unreasonably withheld, conditioned or delayed, the Certificate of Formation of Nash Oil. Seller will not, and Seller will not cause or permit Nash Oil to, organize any new subsidiaries, acquire any capital stock or other equity securities of any corporation, or acquire any equity or ownership interests in any other entity or business. Seller will not, and Seller will not cause or permit Nash Oil to, make any changes or amendments to its Certificate of Formation.

        (b) Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable against it in accordance with the terms hereof, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws in effect from time to time, and no other corporate act, approval or proceeding on the part of Seller or the holders of any class of capital stock or any other party is required to authorize the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated hereby.

        (c) The execution, delivery and performance by Seller of this Agreement, all other agreements and instruments to be executed and delivered by Seller pursuant hereto or in connection herewith and compliance by Seller with the terms and provisions hereof and thereof do not and will not (i) violate, in any material respect, any provision of any material law, rule or regulation, order, writ, judgment, injunction, statute, decree, determination or award having applicability to the Interests; (ii) require any consent, approval, waiver of preferential right or other restriction on assignment, or notice under (except as previously obtained or made) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, or other instrument or obligation to which Seller is a party and which relate to any of the Leases or by which any of the Leases are bound thereby; or (iii) result in, or require the creation or imposition of, any claim against or lien upon or with respect to any of the Interests.

        (d) The authorized equity of Nash Oil will consist of, at the Closing, 1,000 units of membership interest (the "Membership Interest"), all such units being validly issued, fully paid and nonassessable. At the Closing there will be no outstanding subscriptions, options, warrants, preemptive or other rights, convertible securities or other agreements or commitments of any character relating to the equity of Nash Oil, or otherwise obligating Nash Oil to issue any additional equity. Nash Oil does not own, directly or indirectly, any equity or other ownership interest in any other entity.

        (e) From the date of this Agreement until 75 days after Closing, Seller will provide access and make available to Buyer, KPMG LLP and their authorized representatives all necessary and relevant books and records and appropriate accounting and other personnel to allow Buyer, at Buyer's sole cost and expense, to prepare and complete financial statements covering the Interests and Seller's west Texas operations sufficient to meet the requirements of Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. Such financial statements will include three annual audited periods through December 31, 1998, and such other unaudited financial statements as required by Regulation S-X.

        (f) From the date of its formation and through the date of Closing, Nash Oil will have no employees and Buyer will have no obligation to employ or offer to employ any employee of Seller. At the Closing Nash Oil will not be a party to, or sponsor of, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

        (g) Except with respect to matters disclosed on Exhibit "E", the operation of the Leases has been and is being conducted in compliance with all laws, regulations, ordinances, orders, judgments and/or decrees. Seller has not received any written notice which has not been resolved that the operation of the Leases has not been or is not now being so conducted. Seller is not charged or, to the best knowledge of Seller, threatened with or under investigation with respect to, any violation of any applicable law, regulation, ordinance, order, judgment or decree relating to the operation of the Leases.

        (h) For purposes of this Agreement, the term "Contracts" shall mean all of the Leases and all contractually binding material arrangements to which the Leases may be subject and which will be binding on the Leases or Buyer or Nash Oil after the Closing (including, without limitation, overriding royalty assignments, farmout and farmin agreements, joint and unit operating agreements, carbon dioxide purchase agreements, division and transfer orders and production transportation, processing and/or marketing contracts). Seller represents and warrants to Buyer that:

                    (1) All Contracts are in full force and effect and are valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms;

                    (2) Seller is not in breach or default with respect to any of its obligations pursuant to any Contract or any regulations incorporated therein or governing same;

                    (3) All payments (including, without limitation, royalties, delay rentals, shut-in royalties, and valid calls under unit or operating agreements) due thereunder have been made by Seller;

                    (4) To the best of Seller's knowledge and belief, no other party to any Contract (or any successor in interest thereto) is in breach or default with respect to any of its obligations thereunder;

                    (5) There has not occurred any event, fact or circumstances which with the lapse of time or the giving of notice, or both, would constitute such a breach or default on the part of Seller;

                    (6) During the preceding four (4) years neither Seller nor, to the knowledge of Seller, any other party to any Contract has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Contract or any provision thereof;

                    (7) The execution and delivery of this Agreement and the
               consummation of the transactions contemplated herein, including the assignment of all Contracts by Seller to FWT and by FWT to Nash Oil and the sale of the Membership Interest, will not result in a breach of, constitute a default under, result in a violation of the provisions of any Contract and Buyer or Nash Oil will be entitled to exercise any and all rights and benefits thereunder, without limitation.

NOTWITHSTANDING THE REPRESENTATIONS AND WARRANTIES
CONTAINED IN THIS SUBSECTION (h), Seller shall have no liability for any misrepresentation(s) or any breach(es) of any warranties contained in such subsection (h) unless and until the damages suffered by Buyer as the result thereof exclusive of interest collectively exceeds FIFTY THOUSAND DOLLARS ($50,000), and then only to the extent of such excess.

        (i) All ad valorem, production, severance and similar taxes and assessments taxes applicable to the Interests which have become due have been paid by Seller.

        (j) Neither Seller nor Nash Oil has incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer or Nash Oil shall have any responsibility whatsoever.

        (k) Except as set forth on Exhibit "E" attached hereto, there are no actions, suits or proceedings pending or, to the best of Seller's knowledge and belief, threatened against Seller, Nash Oil or otherwise which might materially delay, prevent or hinder the consummation of the transactions contemplated hereby or materially adversely affect the value of the Interests.

        (l) There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the best of Seller's knowledge and belief, threatened against Seller or Nash Oil.

        (m) Neither Seller nor Nash Oil has given any commissions, payments, gifts of substantial value, kickbacks, lavish or extensive entertainment or other things of substantial value to any employee or agent of Buyer in connection with this Agreement and Seller acknowledges that the giving of any such items is strictly in violation of this Agreement and may result in its termination.

        (n) Although Seller is assigning all of its right, title and interest in and to the Interests, Seller and FWT are giving a limited warranty, by through and under Seller and FWT, subject to instruments of record and those referenced or contained in Seller's Title Records, only as to those working interests and net revenue interests associated with certain Leases and wells as set forth on Exhibit "B" (the "Warranted Lease Interests"). In that regard, Seller represents and warrants, except as disclosed in instruments of record and those referenced or contained in Seller's Title Records, that:

                    (1) there are no legal or equitable interests, rights or
               claims of third parties affecting or burdening the Warranted Lease Interests.

                    (2) each Warranted Lease Interest entitles Seller, and as of
               Closing will entitle Nash Oil, to receive not less than the net revenue interest (the "NRI") set forth on Exhibit "B" of all indicated hydrocarbons produced, saved and marketed from or attributable to the wells described therein or attributable thereto through the plugging, abandonment and salvage of such wells.

                    (3) Seller's, and as of Closing Nash Oil's, obligation to
               bear costs and expenses related to the development of and operations on the Leases attributable to the wells described on Exhibit "A" is not, and through the plugging, abandonment and salvage of such wells, shall not be, greater than the working interest ("WI") set forth on Exhibit "B".

                    (4) Seller is currently receiving from all purchasers of
               production from the Leases at least the NRI set forth on Exhibit "B", without suspense or any indemnity other than standard division order warranties.

                    (5) Seller is currently paying expenses attributable to the
               Leases for the development and operation of the wells described on Exhibit "B" no more than the WI percentages set forth therein, and Seller is current for all costs and expenses pertaining to the development and operation of the Leases.

        (o) The Leases are in full force and effect, are valid and subsisting, and as to acreage and horizons dedicated to wells capable of oil or gas production, cover the entire estates which they purport to cover.

        (p) No portion of the Leases (i) has been contributed to or is currently held by a tax partnership; (ii) is subject to any form of agreement (whether formal or informal, written or oral) deemed by any state or federal tax statute, rule or regulation to be or to have created a tax partnership; or (iii) otherwise constitutes "partnership property" (as that term is used throughout Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, hereinafter, the "Code") of a tax partnership. For purposes of this paragraph, a "tax partnership" is any entity, organization or group deemed to be a partnership within the meaning of section 761 of the Code or any similar state or federal statue, rule or regulation, and that is not excluded from the application of the partnership provisions of Subchapter K of Chapter 1 of Subtitle A of the Code and of all similar provisions of state tax statutes or regulations by reasons of elections made, pursuant to section 761(a) of the Code and all such similar state or federal statutes, rules and regulations, to be excluded from the application of all such partnership provisions.

        (q) All of the wells in which Seller has an interest by virtue of its ownership in the Leases have been drilled and completed within the boundaries of such Leases or within the limits otherwise permitted by contract, pooling or unit agreement and by law; and all drilling and completion of the wells included in each Lease and all development and operations on such Leases have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency. No such well is subject to penalties on allowables after the date hereof because of any overproduction or any other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any court or governmental body or agency which would prevent such well from being entitled to its full legal and regular allowable from and after the date hereof as prescribed by any court or governmental body or agency.

        (r) No sale of any part of the Interests has occurred since the Effective Time.

        (s) Except as specifically set forth on Exhibit "F" attached hereto, to the best of Seller's knowledge there is no "Adverse Environmental Condition," as hereinafter defined, relating to any of the Interests.

        (t) None of the Leases, and to the best of Seller's knowledge and belief none of the Lands or Properties, is burdened by any mortgage, lien or security interest.

        (u) "Seller's Title Records" constitute all of the material land, lease and division order files and records directly relating to the Interests.

        (v) There is not currently and at the Closing there will not any gas imbalances.

        (w) The representations and warranties of Seller set forth in this Agreement shall be true and correct at and as of Closing.


     3.02 SELLER SPECIALLY WARRANTS AND AGREES AND WILL CAUSE FWT TO SPECIALLY WARRANT AND AGREE TO DEFEND TITLE TO THE WARRANTED LEASE INTERESTS, AS SET FORTH ON EXHIBIT "A-1", AGAINST ANY LAWFUL CLAIMS AND DEMANDS OF ALL PERSONS CLAIMING, OR TO CLAIM THE SAME, BY, THROUGH AND UNDER SELLER OR FWT, RESPECTIVELY, BUT NOT OTHERWISE, SUBJECT TO INSTRUMENTS OF RECORD AND THOSE REFERENCED OR CONTAINED IN SELLER'S TITLE RECORDS. SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO TITLE TO THOSE INTERESTS DESIGNATED AS PROPERTIES AND SET FORTH ON EXHIBITS "A-2", "A- 3" and "A-4". SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE QUANTITY, QUALITY, CONDITION, SIZE, WEIGHT OR SERVICEABILITY OF THE WELLS, WELLBORES, FIXTURES, EQUIPMENT OR OTHER PERSONAL PROPERTY INCLUDED AMONG THE INTERESTS, WHICH SHALL BE CONVEYED TO NASH OIL AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. SELLER SPECIFICALLY DISCLAIMS, WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, ANY REPRESENTATIONS

OR WARRANTIES, EITHER EXPRESS OR IMPLIED, THAT THE INTERESTS, OR ANY PORTION THEREOF, ARE IN COMPLIANCE WITH ANY FEDERAL OR STATE ENVIRONMENTAL RULES OR REGULATIONS.

     3.03 PRIOR TO AND/OR FOLLOWING THE EXECUTION OF THIS AGREEMENT, BUYER HAS HAD AND/OR SHALL HAVE THE OPPORTUNITY TO CONDUCT INVESTIGATIONS CONCERNING THE INTERESTS. SELLER SPECIFICALLY DISCLAIMS, WITHOUT LIMITATION, ANY WARRANTIES OR REPRESENTATIONS THAT RESERVE ESTIMATES, PROJECTED PRICES AND ANY OTHER CHARACTERISTICS OF THE INTERESTS AS MAY BE REFLECTED IN MATERIALS MADE AVAILABLE TO BUYER, EITHER BEFORE OR AFTER THE EXECUTION OF THIS AGREEMENT, ARE OR WERE COMPLETE, ACCURATE OR FREE FROM CONTRARY INTERPRETATION.

     3.04 Buyer represents and warrants to Seller that:

        (a) Buyer is a Delaware Limited Liability Company validly existing and in good standing under the laws of the State of Delaware, with the power and authority to own its properties and assets and to carry on its business as now being conducted.

        (b) Buyer has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with the terms hereof, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws in effect from time to time, and no other corporate act, approval or proceeding on the part of Buyer or the holders of any class of its membership interest or any other party is required to authorize the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated hereby.

        (c) Buyer has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

        (d) There are no actions, suits or proceedings pending or, to the best of Buyer's knowledge and belief, threatened against Buyer which might materially delay, prevent or hinder the consummation of the transactions contemplated hereby or which might result in any material adverse change in the financial ability of Buyer to consummate the transactions contemplated hereby.

        (e) There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the best of Buyer's knowledge and belief, threatened against Buyer.

        (f) Buyer has or will, at the time of Closing, have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make the payment to Seller contemplated by this Agreement.

        (g) Buyer is an experienced and knowledgeable investor in oil and gas properties and has the financial and business expertise to evaluate the merits and risks of the transactions contemplated by this Agreement. Buyer has sought the advice of persons it deems appropriate concerning this Agreement. Buyer is acquiring the Membership Interest for its own account and/or assigns, and through its acquisition of Nash Oil, control of the Interests, subject to the provisions of Article 12.03, and is not acquiring the Membership Interest, and through it acquisition of Nash Oil, the Interests, in contemplation of a distribution of the Interests in violation of any applicable Federal or State securities laws.

        (h) Buyer has not given any commissions, payments, gifts of substantial value, kickbacks, lavish or extensive entertainment or other things of substantial value to any employee or agent of Seller in connection with this Agreement and Buyer acknowledges that the giving of any such items is strictly in violation of this Agreement and may result in its termination.

        (i) The representations and warranties of Buyer set forth in this Agreement shall be true and correct at and as of Closing.

ARTICLE  IV

PRE-CLOSING COVENANTS AND OBLIGATIONS

     4.01 Seller covenants and agrees with Buyer that:

        (a) Seller shall continue to make available to Buyer for examination and copying, at Buyer's expense, all information, documents and records relating to the Membership Interest as well as Seller's Files, including production records relating to the Interests such as electric logs, mud logs, production logs and other records understood as "well records"; provided, however, Seller shall take steps to remove the following materials from the files and records made available to Buyer and "Seller's Files" shall not be understood to include (a) except for opinions of title and other correspondence pertaining to the Interests, any of Seller's attorney-client privileged communications or any attorney work product documents, (b) any of Seller's reserve evaluations or any material related to third party offers, or (c) except for the seismic data which may be licensed to Nash Oil or Buyer pursuant to Section 1.05 hereof, any of Seller's seismic data, geophysical data, maps, software, or other similar information or data (collectively, "Excluded Records"). Seller shall permit Buyer's authorized representatives to consult with Seller's employees during reasonable business hours and to conduct, at Buyer's sole risk and expense, on-site inspections and inventories of the Interests. In order to enable Buyer to conduct a due diligence investigation, Seller and Nash Oil shall provide Buyer (including its employees and agents, and its professional advisors) with the right to conduct inspections, soil test boring, soil tests, drainage tests, surveys, topographical analyses, engineering studies, and investigations, together with access to all the environmental files, licenses, permits, permit applications, consultant reports, notices from local, state and federal governmental entities, environmental audit and inspection reports, insurance files, and other information necessary for Buyer to assess the environmental status of the operating facilities of Seller and Nash Oil.

        (b) During the period from the date of this Agreement to the date of Closing, without the prior written consent of Buyer, Seller shall not convey or dispose (or permit such conveyance or disposal) of any part of the Interests other than personal property and equipment (which is replaced with similar property or equipment of equal value) and oil, gas, and other liquid products produced from the Interests in the regular course of business, and Seller shall not encumber any part of the Interests.

        (c) In the event the holder of a preferential right to purchase a portion of the Interests exercises the right, and as a consequence thereof Seller conveys (or causes Nash Oil to convey) the same to such holder, the Preliminary Purchase Price shall be reduced by the allocated value set out on Exhibit "B" for such portion of the Interests, which such value shall be determined pursuant to the provisions of Article 4.03 below.

        (d) Seller shall cause the Interests to be operated for the account of Nash Oil until Closing; provided, however, that it is specifically understood that Buyer shall assume the risk of any change in the condition of the Interests from the Effective Time to the conclusion of Closing, except to the extent any change in the condition thereof is attributable to the gross negligence or willful misconduct of Seller or Seller's breach of this Agreement. Further, Seller shall maintain any insurance now in force with respect to the Interests, shall pay or cause to be paid all costs and expenses incurred in connection therewith, shall keep the Leases and Properties in full force and effect, excepting those Properties which expire according to their own terms, and shall use its best efforts to perform and comply with the covenants and conditions contained in the Leases, the Properties and agreements relating to the Interests.

        (e) Prior to the Closing, Seller shall carry on the business (or shall cause Nash Oil to carry on the business) with respect to the Interests in substantially the same manner as Seller has heretofore, and shall not introduce any new method of operation with respect to the Interests. Prior to Closing, Seller agrees to maintain the Leases by paying delay rentals, minimum royalty or other payments required to continue the same.

        (f) Unless required to do so by governmental authority having requisite jurisdiction over the Interests, Seller shall not (and shall cause Nash Oil to not), without the prior written consent of Buyer, (i) enter into any agreements or commitments with respect to the Interests which extend beyond the Closing, (ii) make any capital expenditures on any of the Interests in excess of the amounts permitted to be expended in applicable joint operating agreements without authorities for expenditure, or, as to Interests not governed by any such joint operating agreement,

     Five Thousand Dollars ($5,000), (iii) abandon any well located on the Interests or release or abandon all or any portion of any of the Leases or the Properties, (iv) modify or terminate any of the agreements relating to the Interests or (v) encumber, sell or otherwise dispose of any of the Membership Interest or the Interests other than personal property which is replaced by equivalent property or consumed in the normal operation of the Interests.

        (g) Seller shall promptly notify Buyer of any claim, suit, action or other proceeding of which Seller or Nash Oil has knowledge that arises prior to Closing before any court or governmental agency which relates to the Interests and might result in impairment or loss of Seller's or Nash Oil's title to any of the Interests or of the value thereof or which might hinder or impede the operation of the Leases.

        (h) Seller shall use commercially reasonable efforts to cause all the representations and warranties of Seller contained in this Agreement to be true and correct on and as of Closing date and, to the extent the conditions precedent to the obligations of Buyer are within the control of Seller, shall cause such conditions to be satisfied on or prior to the Closing date. To the extent the conditions precedent to the obligations of Buyer are not within the control of Seller, Seller shall use commercially reasonable efforts to cause such conditions to be satisfied on or prior to Closing date.

        (i) Seller shall, prior to the Closing date, use commercially reasonable efforts to obtain (i) the waiver of any preferential right to purchase any of the Leases, if the clause creating such right includes a requirement for affiliated company transactions and (ii) the consent of any party necessary to transfer any of the Interests to Nash Oil, if the clause creating such right includes a requirement for affiliated company transactions.

        (j) Prior to Closing, Seller shall deliver to Buyer an unaudited statement of oil and gas revenues and direct operating expenses relating to Seller's West Texas operations (which relate exclusively to the Interests) for the period from March 1, 1999 to June 30, 1999.

     4.02 Buyer covenants and agrees with Seller that:

        (a) Buyer shall use commercially reasonable efforts to cause all the representations and warranties of Buyer contained in this Agreement to be true and correct on and as of Closing date and, to the extent the conditions precedent to the obligations of Seller are within the control of Buyer, shall cause such conditions to be satisfied on or prior to Closing date. To the extent the conditions precedent to the obligations of Seller are not within the control of Buyer, Buyer shall use commercially reasonable efforts to cause such conditions to be satisfied on or prior to Closing date.

        (b) Prior to Closing, all engineering, geological and geophysical information and data, reports and maps, and all other confidential information and data provided by Seller to Buyer relating to the Membership Interest or the Interests, whether before or after the date of this Agreement, shall be treated by Buyer as strictly confidential, and shall not be disclosed to any person, firm or corporation (except in connection with the securing of financing for the purchase of the Membership Interest) without the prior written consent of Seller. In the event the sale hereunder does not close, this covenant shall survive termination of this Agreement and Buyer shall immediately return all such confidential information and data to Seller. Should Buyer or Nash Oil or any of their representatives either before or after Closing be given or gain access to any Excluded Records, Buyer agrees that at such time as Buyer recognizes that such information or data constitutes an Excluded Record, then the same shall be flagged or identified by Buyer or its representatives as such, treated as the confidential and proprietary information of Seller, and returned to Seller immediately with no copies or notes retained.

        (c) At time of Closing, Buyer, or its operating affiliate, shall have secured all bonds which may be required of it or Nash Oil by any Federal, State or local governmental authority having requisite jurisdiction over the Interests.

     4.03 Contemporaneously with the execution of this Agreement by Buyer, Buyer and Seller have agreed to the value for each property among the Leases and to include these allocated values for such properties on Exhibit "B".

ARTICLE   V

TITLE TO INTERESTS

     5.01 At any time on or before June 25, 1999, Buyer may notify Seller in writing of any of the Leases affected by one or more Title Defects, giving full particulars about each Title Defect. "Title Defect" shall be defined as (i) any material encumbrance, irregularity or defect in Seller's title to any of the Leases, specifically set forth in Exhibit "A-1", that renders Seller unable to deliver the Warranted Lease Interest as defined in Article 3.01 (n) herein, due consideration being given to the length of time hydrocarbons have been produced from the affected Lease (ii) Seller being in default under any material provision of any Contract or (iii) Seller's inability to assign to Nash Oil all rights and benefits necessary for the full use and enjoyment of a Lease. Seller may at its option elect to cure any such Title Defects at its expense. If any such Title Defects have not been cured to Buyer's reasonable satisfaction by June 30, 1999, the following shall occur:

        (a) Buyer may nevertheless elect in writing to waive any Title Defects and proceed to close; or

        (b) If Buyer does not waive one or more Title Defects, then:

                    (i) In the case of interest discrepancies in the Leases set forth on Exhibit "A-1" which can be substantiated, the Preliminary Purchase Price shall either be reduced proportionately based upon the allocated value on Exhibit "B" or upon Seller's election, such proportionately reduced allocated value shall be paid to the Escrow Agent, and Seller shall have an additional forty five (45) days following Closing to cure such Title Defects to Buyer's reasonable satisfaction. As to each Title Defect so cured, Buyer and Seller shall instruct the Escrow Agent in writing to deliver said allocated value to Seller, together with any accrued interest. As to each Title Defect not so cured, Buyer and Seller shall instruct the Escrow Agent in writing to deliver said allocated value to Buyer, together with any accrued interest; or

                    (ii) In the case of any Title Defects other than interest
               discrepancies, which Seller has elected not to cure, the Leases so impaired shall be excluded from this Agreement and the Preliminary Purchase Price shall be reduced by an amount to be agreed between Buyer and Seller based upon the allocated value on Exhibit "B". In the event the parties are unable to agree upon the reduced amount, Buyer shall have the option of either (i) accepting the Leases affected by the Title Defect without adjustment or (ii) excluding the Leases affected by the Title Defect from the properties to be conveyed to Nash Oil, or reconveying the same to Seller from Nash Oil if necessary, and reducing the Preliminary Purchase Price by the corresponding amount set forth on Exhibit "B": or

                    (iii) In the case of any Title Defects other than interest discrepancies, which Seller has been unable to cure to Buyer's reasonable satisfaction but which Seller elects to attempt to cure post Closing, the parties shall agree at or prior to Closing to a reduction in the Preliminary Purchase Price based upon the allocated value on Exhibit "B". Such amount shall be paid to the Escrow Agent and Seller shall have an additional forty five (45) days following Closing to cure such Title Defects to Buyer's reasonable satisfaction. As to each Title Defect so cured, Buyer and Seller shall instruct the Escrow Agent in writing to deliver said allocated value to Seller, together with any accrued interest. As to each Title Defect not so cured, Buyer and Seller shall instruct the Escrow Agent in writing to deliver said allocated value to Buyer, together with any accrued interest. In the event the parties are unable to agree upon the reduced amount, Buyer shall have the option of either (i) accepting the Leases affected by the Title Defect without adjustment or (ii) excluding the Leases affected by the Title Defect from the properties to be conveyed to Nash Oil, or reconveying the same to Seller from Nash Oil if necessary, and reducing the Preliminary Purchase Price by the corresponding amount set forth on Exhibit "B".

     NOTWITHSTANDING THE FOREGOING PROVISIONS REGARDING TITLE DEFECTS, CONTAINED IN THIS SECTION 5.01, Seller shall have no liability for any Title Defect(s) and Buyer shall have no right to a Preliminary Purchase Price reduction unless and until the total allocated value or Preliminary Purchase Price reduction associated with Title Defects exclusive of interest collectively exceeds FIFTY THOUSAND DOLLARS ($50,000), and then only to the extent of such excess.

     5.02 Title Defects that are discovered after the Closing shall not cause an adjustment to the purchase price and shall not be actionable, except and only to the extent they represent breaches of the limited warranty of title, if any, set forth in the conveyance document delivered at Closing. The foregoing statement is not to be interpreted as limiting Buyer's rights or Seller's representations and warranties set forth in Article III. The Preliminary Purchase Price shall not be adjusted for any of the following permitted encumbrances, which shall not be considered Title Defects:

        (a) Preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which waivers or consents are obtained by Seller at or prior to Closing from the appropriate parties or the required notice has been given by Seller to the holders of such rights and the appropriate time period for asserting the rights has expired without an exercise of the rights or the clause creating such right includes an exemption for affiliated company transactions;

        (b) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's, tax and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid and discharged in the ordinary course of business;

        (c) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance;

        (d) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations affecting the Interests which individually or in the aggregate are not such as to interfere materially with the operation or use of any of the Interests or materially reduce the value thereof;

        (e) All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Interests in any manner, and all applicable laws, rules and orders of governmental authority.


ARTICLE   VI

ENVIRONMENTAL CONDITIONS

     6.01 For purposes of this Article VI, "Adverse Environmental Condition" shall mean any contamination or condition resulting from any discharge, release, disposal, production, storage or treatment on or in the Interests or from the Interests or migration to or from the Interests to any other land or body of water, wherever located, prior to the Closing, of any wastes, pollutants, contaminants, hazardous materials or other materials or substances that are subject to regulation relating to the protection of the environment under present laws in effect, as of the Closing, including but not limited to, the Clean Air Act, the Comprehensive Environmental Resource, Compensation and Liability Act of l980, the Federal Water Pollution Control Act, the Safe Water Drinking Act, the Toxic Substances Act, the Hazardous and Solid Waste Amendments Act of l984, the Superfund Amendments and Reauthorization Act of l986, The Hazardous Materials Transportation Act, the Clean Water Act, the National Environmental Policy Act, the Endangered Species Act, the Fish and Wildlife Coordination Act, the National Historic Preservation Act and the Oil Pollution Act of l990 (collectively "Environmental Laws").

     6.02 Buyer shall notify Seller in writing of any Adverse Environmental Conditions discovered by Buyer or of which Buyer has knowledge (other than those listed on Exhibit "F") relating to the Interests and provide evidence thereof not later than Closing. After receipt of such notice, Seller shall, not later than the date of Closing, either agree in writing at its sole cost and expense to remedy such Adverse Environmental Conditions (including those listed on Exhibit "F") individually or in the aggregate, to the reasonable satisfaction of Buyer and in accordance with applicable Environment Laws or decline to undertake such remediation. If Seller does not agree to remedy all or any Adverse Environmental Conditions, then under such circumstances the following shall occur:

        (a) Buyer may elect to assume such Adverse Environmental Conditions and proceed to close;

        (b) The Preliminary Purchase Price may be reduced by an amount to be agreed upon by Buyer and Seller and thereafter the Adverse Environmental Conditions shall be assumed by Buyer; or

        (c) Buyer may elect to exclude the Interest or Interests impaired by the Adverse Environmental Conditions from transfer or conveyance to Nash Oil and proceed to close and the Preliminary Purchase Price shall be reduced by the corresponding Exhibit "B" allocation amount.

     6.03 Seller agrees that it will complete any environmental cleanup and remediation it elects to undertake within one (1) year from the date of Closing. Buyer shall grant Seller and its representatives at their sole risk access to the Interests as may be reasonably necessary to satisfy Seller's obligations under this Article VI.

     6.04 Notwithstanding the other provisions in this Article VI, Buyer shall have the right to exclude an Interest (in which event the Preliminary Purchase Price shall be reduced by the value allocated to the Interest as provided on the allocation schedule attached as Exhibit "B"), although Seller has agreed to remedy all or any part of an Adverse Environmental Condition relating to such Interest, if in Buyer's reasonable estimation the cost to remediate will exceed the value allocated to the Interest as provided on the allocation schedule attached as Exhibit "B".


ARTICLE  VII

CONDITIONS TO CLOSING

     7.01 Seller's obligations at Closing are subject, at Seller's option, to the satisfaction at or prior to Closing of the following conditions:

        (a) All of Buyer's representations and warranties shall be true in all material respects at and as of Closing.

        (b) Buyer shall have performed in all material respects the covenants which Buyer was required to perform or satisfy at or prior to Closing.

        (c) Except for matters not customarily obtained prior to Closing, Seller has received evidence, in form satisfactory to its counsel, that all permits, consents, approvals, licenses, qualifications and/or orders required by governmental authority have been obtained or waived.

        (d) There is no action or proceeding pending before a court, arbitrator or governmental authority seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages from Seller related to this Agreement.

     7.02 Buyer's obligations at Closing are subject, at Buyer's option, to the satisfaction at or prior to Closing of the following conditions:

        (a) All of Seller's representations and warranties shall be true in all material respects at and as of Closing.

        (b) Seller shall have performed in all material respects the covenants which Seller was required to perform or satisfy at or prior to Closing.

        (c) Except for matters not customarily obtained prior to Closing, Buyer has received evidence, in form satisfactory to its counsel, that all permits, consents, approvals, licenses, qualifications and/or orders required by governmental authority have been obtained or waived.

        (d) There is no action or proceeding pending before a court, arbitrator or governmental authority seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages from Buyer related to this Agreement.


ARTICLE   VIII

CLOSING

     8.01 The consummation of the transactions contemplated hereby (the "Closing") shall be held on or before June 30, 1999, at the offices of Seller, 14950 Heathrow Forest Parkway, Suite 300, Houston, Texas 77032, or at any other place and time as mutually agreed to by Buyer and Seller.

     8.02 At the Closing:

        (a)

                    (i) Seller shall execute, acknowledge and deliver to FWT a
               Conveyance, in a form as set forth in Exhibit "F-1" hereto pertaining to the Leases set forth in Exhibit "A-1", the Properties set forth in Exhibits "A-2", "A-3" and "A-4" and the Other Assets relating to the West Texas offices described on Exhibit A-5", (in sufficient counterparts to facilitate recording in applicable counties) and immediately thereafter,

                    (ii) Seller shall cause FWT to execute, acknowledge and
               deliver to Nash Oil, a Conveyance, in a form as set forth in Exhibit "F-2" conveying all of FWT's right, title and interest in and to the Interests (in sufficient counterparts to facilitate recording in applicable counties).

        (b) Seller and Buyer shall execute and deliver a settlement statement prepared jointly by Seller and Buyer that shall set forth the Closing Amount (as hereinafter defined) and each adjustment and the calculation of such adjustments used to determine such amount. The term "Closing Amount" shall mean the Preliminary Purchase Price adjusted as provided in Article 2.01, Article V and Article VI, using for such adjustment the best information then available, less the Deposit (and interest earned thereon) paid by Buyer to the Escrow Agent upon execution of this Agreement.

        (c) Seller and FWT shall deliver to Buyer all certificates and other instruments, if any, which evidence the ownership of the Membership Interest, which Membership Interest shall, by virtue of the merger contemplated herein, and without further action, be retired and canceled. Buyer and Nash Oil shall also execute, deliver and file with the Delaware Secretary of State a Certificate of Merger, in form and substance satisfactory to both Buyer and Seller (the "Certificate of Merger").

        (d) Buyer shall (i) deliver to Seller cash by wire transfer in the amount of the Closing Amount (Seller's Wire Transfer Info: Mellon Bank, Pittsburgh, Pa, ABA: 0430-0026-1, Account: 1878747) and Buyer and Seller shall instruct the Escrow Agent, in writing, to deliver the Deposit (and interest earned thereon) to Seller by immediate wire transfer, and the Escrow Agent shall so deliver the Deposit; and (ii) deliver to Escrow Agent any funds called for pursuant to the terms of Section 5.01, together with a schedule identifying each Title Defect which Seller has elected to attempt to cure and the amount allocated to such Title Defect.

        (e) Seller shall deliver to Buyer division-of-interest statements setting forth, according to the records of Seller, all ownership interests in production from the Interests.

        (f) Seller shall deliver to Buyer all original information, documents and records relating to the Interests called for hereunder and not theretofore delivered to Buyer, provided that Seller may make and retain copies thereof for the purpose of preparing the post-closing adjustments described in Article 10.01 below.

        (g) Seller and Buyer shall execute, acknowledge and deliver transfer orders or letters in lieu prepared by Buyer directing all purchasers of production to make payment to Nash Oil of proceeds attributable to production from the Interests.

        (h) Seller and Buyer (or Buyer's operating affiliate) shall enter into amendments to any operating agreements affecting the Interests or sign such other documents (including Forms P-4) at Closing, or as soon thereafter as allowed by the terms of the applicable operating agreement(s), as are required to change the operator of the Leases, from Seller to Nash Oil or such other entity as Buyer shall designate.


ARTICLE   IX

TERMINATION

     9.01 This Agreement and the transactions contemplated by this Agreement may be terminated in any of the following situations:


        (a) by Seller if the conditions contained in Article 7.01 are not satisfied or waived as of Closing date;

        (b) by Buyer if the conditions contained in Article 7.02 are not satisfied or waived as of Closing date;

        (c) by Buyer or Seller if the Interests excluded or reduced under this Agreement cumulatively have the effect of reducing the value of the Interests in excess of fifteen percent (15%) of the Preliminary Purchase Price; or

        (d) at any time by written agreement of Buyer and Seller.

Until such time as this Agreement is terminated pursuant to this Article IX, Seller will not initiate, encourage or solicit any inquiry, offer or proposal, or engage in negotiations or discussions, for the sale of all or any of the Interests without Buyer's written consent.

     9.02 Except as provided in this Article 9.02, if termination occurs under
Article 9.01, neither party shall have any liability to the other party and Buyer and Seller shall instruct the Escrow Agent, in writing, to deliver the Deposit together with any interest earned thereon to Buyer by immediate wire transfer. If Seller breaches this Agreement, Buyer and Seller shall instruct the Escrow Agent, in writing, to deliver the Deposit together with any interest earned thereon to Buyer by immediate wire transfer, or Buyer shall have the right to enforce specific performance of this Agreement. Buyer waives all other remedies, including without limitation, the right to seek damages. If Buyer breaches this Agreement, Seller's sole remedy shall be to receive from the Escrow Agent the Deposit together with any interest earned thereon as provided for in Article 2.02, and in the event of such breach by Buyer, Buyer and Seller shall instruct the Escrow Agent, in writing, to deliver the Deposit together with any interest earned thereon to Seller by immediate wire transfer.


ARTICLE   X

POST-CLOSING COVENANTS AND OBLIGATIONS

     10.01 (THERE IS NO SECTION 10.01).

     10.02 Until March 1, 2001, Seller shall have the same rights of a non-operator as Buyer has under joint operating agreements or unit operating agreements covering the Interests, to audit the books and records of the operators of any of such Interests, and Seller shall be entitled to collect from such operators all amounts claimed due for any period of time prior to the Effective Time as a result of audits performed thereunder. Buyer shall cooperate and shall cause Nash Oil to cooperate with Seller's audit and collection efforts without any cost or expense to Buyer or Nash Oil.

     10.03 Buyer shall pay all sales taxes occasioned by the sale of the Membership Interest to Buyer and the conveyance of the Interests from FWT to Nash Oil and all documentary, filing and recording fees required in connection with the filing and recording of any types of conveyances relating thereto. Seller shall pay all sales taxes occasioned by the conveyance of the Interests from Seller to FWT and all documentary, filing and recording fees required in connection with the filing and recording of any types of conveyances relating thereto. All other taxes, including but not limited to applicable ad valorem taxes, excise taxes, severance and production taxes and any other local, state or federal taxes or assessments attributable to the Interests, including any deduction, credit or refunds pertaining thereto, shall be apportioned between Seller and Buyer as of the Effective Time, and Seller and Buyer shall each indemnify and hold the other harmless from and against any such taxes as apportioned, including interest and penalties thereon.

     10.04 Except as to those Leases undergoing title curative pursuant to
Section 5.01 as to which Buyer shall have seventy five (75) days after Closing, no later than forty-five (45) days after Closing,

        (a) Buyer shall

                    (i) record and file all counterparts of the Conveyance from
               Seller to FWT and the Conveyance from FWT to Nash Oil as well as the Certificate of Merger in the appropriate county records;

                    (ii) obtain all required lease and operating bonds, and
               provide Seller with proof thereof;

                    (iii) erect or install such lease and well signs as may be required by applicable laws, rules or regulations, indicating that Nash Oil is owner of the Interests;

                    (iv) make all regulatory filings, including "successor"
               filings with the Federal Energy Regulatory Commission; and

                    (v) convey or cause the conveyance of that portion of the
               Interests covered by a preferential right to purchase in those instances when the holder of such preferential right to purchase exercises the right after the Closing date.

        (b) Seller shall

                    (i) remove all lease and well signs indicating Seller's
               ownership;

                    (ii) advise applicable state and federal agencies of this
               sale; and

                    (iii) obtain all necessary governmental approvals in order to transfer the Interests to Nash Oil.

     10.05 After Closing Seller and Buyer shall execute, acknowledge and deliver such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement.

     10.06 Refunds to which Seller may become entitled pursuant to overpayments made by Seller prior to the Effective Time to royalty interest owners, overriding royalty interest owners, net profits interest owners, production payment owners or working interest owners (collectively the "Owners") shall remain the property of Seller. In this regard, promptly after Buyer receives from Seller written notice of any such refunds, Buyer shall use commercially reasonable efforts to recoup the appropriate amount(s) from any such Owners by withholding the appropriate amounts from any payments made to such Owners or by abstaining from making any payment to such Owners, as the case may be; provided however, Buyer shall have no liability for and Seller does hereby indemnify and agree to hold Buyer harmless from any claims or other obligations relating in any way to such recoupment by Buyer at Seller's direction. Any such refunds received or recouped by Buyer after the Effective Time and applicable to the period prior to the Effective Time shall constitute trust funds in the hands of Buyer for the benefit of Seller, and Buyer shall promptly remit to Seller the amount thereof. Buyer shall not, without the prior written approval of Seller, take any action or agree to any compromise or settlement with such Owners which would diminish or reduce in any manner the amount of the refunds. Buyer shall promptly furnish Seller copies of all correspondence to or from such Owners relating to such refunds. Buyer shall take commercially reasonable steps to cause Nash Oil to cooperate in the fulfillment of Buyer's obligations hereunder.

     10.07 Pursuant to the terms of the applicable operating agreements or by operation of law, the other working interest owners in the Leases may owe certain amounts of money to Seller which relate to the period of time prior to the Effective Time. Seller's claim or right to such money does not constitute part of the Interests and shall remain the property of Seller. Seller hereby reserves any and all rights necessary to prosecute such claim or right to the fullest extent possible, including all accrued rights under the applicable operating agreements and amendments thereto, or by operation of law. Promptly after Buyer receives from Seller written notice of any such claim or right by Seller, Buyer shall use commercially reasonable efforts to recoup the appropriate amount (s) from any working interest owner against whom Seller may assert a claim or right as provided for herein, or abstain from making any payment to such working interest owner as the case may be; provided however, Buyer shall have no liability for and Seller does hereby indemnify and agree to hold Buyer harmless from any claims or other obligations relating in any way to such recoupment by Buyer at Seller's direction. Any funds received or recouped by Buyer or which Buyer abstains from paying after the Effective Time pursuant to a claim of Seller hereunder shall constitute trust funds in the hands of the Buyer for the benefit of Seller, and Buyer shall promptly remit to Seller the amount thereof. Buyer shall not, without the written approval of Seller, take any action or agree to any compromise or settlement with such working interest owner(s) which might diminish or reduce in any manner the amount of Seller's claim or right to funds as set forth in this Article 10.07, or the recoupment provided for herein. Buyer shall promptly furnish Seller copies of all correspondence to or from the working interest owners relating to such recoupment. Buyer shall take commercially reasonable steps to cause Nash Oil to cooperate in the fulfillment of Buyer's obligations hereunder.

     10.08 At Closing and for a period of forty-five (45) days thereafter, Seller shall permit Buyer, acting on behalf of Nash Oil, to take possession, at Buyer's sole risk and expense, of Seller's Files. From time to time as requested by Seller, Buyer shall make, or shall cause Nash Oil to make, such files, records and data which it has taken possession of available to Seller for inspection and copying, at Seller's expense, during normal business hours.

     10.09 Except for the provisions of Section 3.01(h), Section 3.01(n)(but excluding warranties given under the Conveyances delivered at Closing), Section 3.01(o) and Section 3.01 (p), which shall terminate eighteen (18) months after Closing, all of the provisions of this Agreement shall survive Closing for so long as permitted by law.

     10.10 Immediately following Closing, Buyer shall furnish to purchasers of production from the Interests a copy of the division-of-interest statements delivered by Seller at Closing, together with a copy of the Conveyance (Limited Warranty Producing Properties).


ARTICLE  XI

INDEMNITIES

     11.01 BUYER SHALL FULLY PROTECT, DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS SELLER, ITS EMPLOYEES AND AGENTS, SUCCESSORS AND ASSIGNS, FROM AND AGAINST EACH AND EVERY CLAIM (AS DEFINED IN ARTICLE 11.05):

        (a) ARISING FROM OR RELATING TO, WHOLLY OR IN PART, THE OPERATION OR OWNERSHIP ON OR AFTER THE EFFECTIVE TIME OF THE INTERESTS ACQUIRED HEREUNDER BY BUYER THROUGH ITS MERGER WITH FIRST PERMIAN, OR

        (b) BASED UPON AN ADVERSE ENVIRONMENTAL CONDITION IN EXISTENCE AT THE TIME OF CLOSING AND RELATING TO THE INTERESTS CONVEYED AT CLOSING, OF WHICH BUYER OR BAYTECH, INC. OR PARALLEL PETROLEUM CORPORATION HAD ACTUAL KNOWLEDGE PRIOR TO CLOSING AND WHICH SELLER HAS NOT EXPRESSLY AGREED IN WRITING TO REMEDY, OR

        (c) FOR FRANCHISE TAXES RELATING TO NASH OIL WHICH RELATE TO THE PERIOD FROM AND AFTER THE CLOSING, OR

        (d) RELATING TO THE INTERESTS WHICH IS EXCLUDED FROM SELLER'S INDEMNITY OBLIGATION.

     11.02 SELLER SHALL FULLY PROTECT, DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS BUYER, ITS EMPLOYEES AND AGENTS, SUCCESSORS AND ASSIGNS, FROM AND AGAINST EACH AND EVERY CLAIM ARISING FROM OR RELATING, WHOLLY OR IN PART, TO THE OPERATION OR OWNERSHIP OF THE INTERESTS PRIOR TO THE EFFECTIVE TIME, INCLUDING THE WYCHE MATTER (HEREINAFTER DEFINED) AS WELL AS FOR FRANCHISE TAXES, IF ANY, RELATING TO SELLER AND FWT BOTH PRIOR TO AND SUBSEQUENT TO THE CLOSING, AND FRANCHISE TAXES, IF ANY, RELATING TO NASH OIL WHICH RELATE TO THE PERIOD THROUGH (BUT NOT BEYOND) CLOSING. PROVIDED, HOWEVER, SELLER'S INDEMNITY OBLIGATION SHALL NOT APPLY TO:

        (a) ANY CLAIM RELATING TO THE INTERESTS WHICH SELLER HAS NOT EXPRESSLY AGREED IN WRITING TO REMEDY AND WHICH BUYER OR BAYTECH, INC. OR PARALLEL PETROLEUM CORPORATION HAS ACTUAL KNOWLEDGE OR NOTICE OF ON OR PRIOR TO THE DATE OF CLOSING, REGARDLESS OF WHETHER SUCH CLAIM IS BASED, IN WHOLE OR IN PART, ON THE NEGLIGENCE OF SELLER, OR

        (b) ANY CLAIM RELATING TO THE INTERESTS OF THE TYPE WHICH MAY BE ENCOUNTERED IN THE CONDUCT OF OPERATIONS CONSISTENT WITH NORMAL OIL FIELD PRACTICES (E.G. CLAIMS RELATING TO SURFACE RECLAMATION, WELL PLUGGING, CASING REPAIR, ASBESTOS, NATURALLY OCCURRING RADIOACTIVE MATERIALS OR ORDINARY WEAR AND TEAR), REGARDLESS OF WHETHER ANY SUCH CLAIM IS BASED, IN WHOLE OR IN PART, ON THE NEGLIGENCE OF SELLER, OR

        (c) ANY CLAIM RELATING TO THE INTERESTS THE FACTS FORMING THE BASIS OF WHICH OCCURRED, AROSE OR ACCRUED, WHETHER KNOWN OR UNKNOWN, PRIOR TO THE EFFECTIVE TIME, WRITTEN NOTICE OF WHICH IS FIRST GIVEN AFTER AUGUST 31, 2000, REGARDLESS OF WHETHER SUCH CLAIM IS BASED, IN WHOLE OR IN PART, ON THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER, OR

     IT IS THE INTENT OF THE PARTIES THAT AUGUST 31, 2000 SHALL ACT AS A BAR DATE, BEYOND WHICH NO FURTHER CLAIMS WHICH WOULD OTHERWISE INVOKE SELLER'S INDEMNITY OBLIGATIONS HEREUNDER MAY BE BROUGHT.

     11.03 THE PARTY CLAIMING A RIGHT TO INDEMNITY HEREUNDER SHALL, AS SOON AS IT IS REASONABLY PRACTICABLE, (i) NOTIFY THE INDEMNIFYING PARTY IN WRITING OF ANY CLAIM AS TO WHICH INDEMNITY IS SOUGHT, GIVING FULL PARTICULARS IN REASONABLE DETAIL, (ii) COOPERATE WITH THE INDEMNIFYING PARTY IN THE DEFENSE OF SUCH CLAIM, AND (iii) NOT MAKE OR AGREE TO ANY SETTLEMENT OF SUCH CLAIM WITHOUT THE INDEMNIFYING PARTY'S CONSENT, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD.

     11.04 EXCEPT WITH RESPECT TO THOSE FUNDS BEING HELD IN SUSPENSE PRIOR TO CLOSING WITH RESPECT TO THE ESTATE OF CHARLES D. WYCHE, JUANITA WYCHE, PROBATE RESEARCH, SHAUN P. MOONEY, AND JAMES WELTON MARTIN (THE "WYCHE MATTER"), ALL FUNDS HELD BY SELLER IN SUSPENSE ATTRIBUTABLE TO THE INTERESTS PRIOR TO THE CLOSING DATE SHALL BE DELIVERED TO BUYER PROMPTLY FOLLOWING CLOSING TOGETHER WITH A SCHEDULE AS TO THE PROPER ACCOUNTING THEREFOR AND BUYER THEREAFTER SHALL HAVE THE SOLE RESPONSIBILITY WITH REGARD TO THE PAYMENT THEREOF IN ACCORDANCE WITH SUCH ACCOUNTING AND SHALL INDEMNIFY AND HOLD SELLER HARMLESS FROM AND AGAINST ANY AND ALL COSTS, LOSSES, LIABILITIES, DAMAGES, EXPENSES, CLAIMS, SUITS AND DEMANDS WHATSOEVER, INCLUDING COURT COSTS AND ATTORNEYS' FEES, RELATED THERETO.

     11.05 THE TERM "CLAIM", AS USED HEREIN, SHALL MEAN ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, LAWSUIT, PROCEEDING, JUDGMENT, OBLIGATION, LIABILITY, COST, EXPENSE, DAMAGE, OR LOSS, INCLUDING COURT COSTS AND ATTORNEY'S FEES.

ARTICLE  XII

MISCELLANEOUS

     12.01 This Agreement supersedes all prior agreements between the parties (written or oral) with regard to the subject matter hereof. This Agreement contains the entire agreement between the parties and may be supplemented, altered, amended, modified or revoked by writing only, signed by both parties.

     12.02 ALL EXHIBITS ATTACHED TO THIS AGREEMENT ARE INCORPORATED INTO THIS AGREEMENT FOR ALL PURPOSES. IN THE EVENT OF ANY CONFLICT BETWEEN ANY OF THE PROVISIONS OF THIS AGREEMENT AND THE PROVISIONS OF THE EXHIBITS, INCLUDING WITHOUT LIMITATION THE CONVEYANCES DELIVERED AT CLOSING, THEN THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL.

     12.03 Prior to Closing, Buyer may not assign all or any portion of its rights or delegate all or any portion of its duties hereunder unless Buyer obtains the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment by Buyer or Nash Oil of all or any portion of the Interests and/or Buyer's or Nash Oil's rights in such Interests or this Agreement shall not relieve Buyer or Nash Oil of any of its obligations hereunder. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     12.04 This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas.

     12.05 All notices and communications required or permitted under this Agreement, including address changes, shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, transmitted by telecopier or if mailed by registered or certified mail, postage prepaid, addressed as follows:

If to Seller:

     Fina Oil and Chemical Company
     Attention: Rox Edgar
     P. O. Box 62102
     Houston, Texas  77205-2102
     Telephone Number - (281) 986-6911
     Fax Number - (281) 986-6746

If to Buyer:

     First Permian, L.L.C.
     Attention: Mr. Ben A. Strickling III
     P.O. Box 10158
     Midland, Texas 79702-7158

     Telephone Number - (915) 686-9801
     Fax Number - (915) 686-9921

     12.06 Except as required by Federal or State law or regulation, no distribution of information regarding this Agreement or the transactions covered hereby shall be released by either party to the press or other media without the prior written approval of the other party.

     12.07 In the event of a dispute between the parties in connection with this Agreement, the prevailing party in the resolution of any such dispute, whether by litigation or otherwise, shall be entitled to full recovery of reasonable attorney's fees, costs and expenses incurred in connection therewith, including costs of court, against the non-prevailing party.

     12.08 No waiver by either party of any breach by the other party of any of the covenants or conditions of this Agreement shall be construed as a waiver of any succeeding breach of the same nature or of any other covenant or condition hereof.

     12.09 Except as otherwise provided in this Agreement, all fees, costs and expenses incurred by the parties in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same.

     12.10 The inclusion in this Agreement of conditions to Seller's and Buyer's obligations at Closing shall not, in and of itself, be a covenant of either party to satisfy the conditions to the other party's obligations at Closing.

     12.11 The headings set forth herein are for convenience only and do not limit or otherwise affect the provisions of this Agreement.

     12.12 This Agreement may be executed in counterparts, each of which shall be an original and which, taken together, shall constitute the same instrument.

     12.13 References, including use of a pronoun, shall include, where applicable, masculine, feminine, singular or plural individuals or legal entities.

     12.14 If any provision of this Agreement is found to be illegal or unenforceable, the other provisions of this Agreement shall remain in effect and this Agreement shall be construed as if the illegal or unenforceable provision had not been included.

     12.15 Time is of the essence in the performance of this Agreement.

     12.16 Seller and Buyer agree to execute, acknowledge where necessary and deliver each to the other, and cause FWT and Nash Oil to do the same, all such other and additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to fully grant, convey and assign unto Buyer and to except and reserve to Seller, the rights, interests and properties so intended to be, pursuant to the terms hereof.

     12.17 FWT is joining in the execution of this Merger Agreement to evidence its agreement to cooperate fully with Seller with respect to those actions which Seller has agreed to cause FWT to perform, including, without limitation, the execution and delivery of the Conveyance from FWT to Nash Oil called for herein.

Executed as of the date first above mentioned.

SELLER                                       BUYER

FINA OIL AND CHEMICAL COMPANY                FIRST PERMIAN, L.L.C.


By:   /s/ E. A. Nash                         By:  BAYTECH, INC., MANAGER
     E. A. Nash
     Vice President,
     Onshore Exploration and Production      By: /s/ Ben A. Strickling III
                                                 ----------------------------
                                             Ben A. Strickling III, President
FWT OIL AND GAS INC.
                                             By: PARALLEL PETROLEUM
                                                 CORPORATION, MANAGER

By:   /s/ E. A. Nash                         By: /s/ Larry C. Oldham
      -----------------------                    ---------------------------
     E. A. Nash                              Larry C. Oldham, President
     Vice President

                                                    EXHIBIT 10.4

                   AGREEMENT AND PLAN OF MERGER
                                OF
                      FIRST PERMIAN, L.L.C.
                               AND
                     NASH OIL COMPANY, L.L.C.

     This Agreement and Plan of Merger is made and entered into this 30th day of June, 1999, by and between First Permian, L.L.C., a Delaware limited liability company ("First Permian"), and Nash Oil Company, L.L.C., a Delaware limited liability company ("NOC"). First Permian and NOC are hereinafter sometimes collectively referred to as the "Constituent Entities."

                             RECITALS

     A. The managers and members of First Permian and NOC deem it advisable for the general welfare of the Constituent Entities and their respective members that First Permian and NOC merge into a single limited liability company pursuant to this Agreement and the applicable laws of the State of Delaware, as set forth in that certain Merger Agreement (the "Merger Agreement") dated June 25, 1999 among Fina Oil and Chemical Company, FWT Oil and Gas Inc ("FWT") and First Permian.

     B. The parties hereto desire to set forth in writing certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the merger.

                      STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

          1. Merger. Subject to the terms and conditions herein, NOC shall be merged with and into First Permian as the surviving entity (which in its capacity as surviving entity is hereinafter referred to as the "Surviving Entity") on June 30, 1999 (the "Effective Date"). In contemplation of the merger provided for in this Agreement, on or before the Effective Date, the following has occurred or will occur:

               (a) This Agreement has been adopted by the members of First Permian and NOC pursuant to the Delaware Limited Liability Company Act;

               (b) The Constituent Entities shall execute and file a Certificate of Merger with the Delaware Secretary of State in accordance with 18-209 of the Delaware Limited Liability Company Act.

          2. Name of Surviving Entity. The name of the Surviving Entity shall continue to be First Permian, L.L.C.

          3. Governing Law. The Surviving Entity shall be governed by the laws of the State of Delaware.

          4. Certificate of Formation; Limited Liability Company Agreement. The Certificate of Formation of the Surviving Entity shall be the Certificate of Formation of First Permian as in effect on the date of this Agreement. The Limited Liability Company Agreement of the Surviving Entity shall be the Limited Liability Company Agreement of First Permian as in effect on the date of this Agreement.

          5. Effectuation of Merger. The mode of carrying the merger into effect is as follows:

               (a) Upon payment of the Closing Amount pursuant to Section 8.02(d) of the Merger Agreement, all of the membership interest of NOC (the "NOC Interest") which is outstanding on the Effective Date shall, by virtue of the merger and without any other action, be retired and canceled. FWT, the sole member of NOC shall not be entitled to receive any membership interest in First Permian, the sole consideration for the merger being the Closing Amount.

               (b) The outstanding membership interests of First Permian shall remain outstanding, without modification.

          7. Co-Managers. The co-managers of the Surviving Entity shall be Baytech, Inc., a Texas corporation and Parallel Petroleum corporation, a Texas corporation which were the co-managers of First Permian on the Effective Date.

          8. Effect of the Merger. On the Effective Date, the separate existence of NOC shall cease and it shall be merged with and into the Surviving Entity. All the property, real, personal and mixed, of each of the Constituent Entities, and all debts due to either of them, shall be transferred and vested in the Surviving Entity, without further act or deed. Except as otherwise provided in the Merger Agreement, the Surviving Entity shall thereafter be responsible and liable for all of the liabilities and obligations of each of the Constituent Entities, and any claim or judgment against either of the Constituent Entities may be enforced against the Surviving Entity.

          9. Approval of Members. This Agreement has been submitted to the members of the Constituent Entities as provided by the applicable laws of the State of Delaware and such members of each of the Constituent Entities have approved the same.

          10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                    FINA OIL AND CHEMICAL COMPANY



                    By:   /s/ E. A. Nash
                          ---------------------------------
                         E. A. Nash
                         Vice President,
                         Onshore Exploration and Production

                    FWT OIL AND GAS INC.



                    By:   /s/ E. A. Nash
                          ---------------------------------
                         E. A. Nash
                         Vice President


                    FIRST PERMIAN, L.L.C.

                    By:       BAYTECH, INC., Manager



                    By:   /s/ Ben A. Strickling III
                         ----------------------------------
                         Ben A. Strickling III, President

                    By:       PARALLEL PETROLEUM
                              CORPORATION, Manager



                    By:   /s/ Larry C. Oldham
                          ---------------------------------
                         Larry C. Oldham, President

                                                     EXHIBIT 10.5

                     CERTIFICATE OF MERGER OF
        FIRST PERMIAN, L.L.C. and NASH OIL COMPANY, L.L.C.


To:  SECRETARY OF STATE
     STATE OF DELAWARE

     First Permian, L.L.C., a Delaware limited liability company, and Nash Oil Company, L.L.C., a Delaware limited liability company, through their respective managers, being legally competent to execute and certify the Certificate of Merger of such limited liability companies pursuant to the provisions of 18-209 of the Delaware Limited Liability Company Act, do hereby execute and certify in such official capacity the following Certificate of Merger.

     FIRST. The name and state of organization of each of the constituent limited liability companies are as follows:

          FIRST PERMIAN, L.L.C., organized under the laws of the State of Delaware; and

          NASH OIL COMPANY, L.L.C., organized under the laws of the State of Delaware.

     SECOND. That certain Merger Agreement dated June 25, 1999, among Fina Oil and Chemical Company, FWT Oil and Gas Inc. and First Permian, L.L.C., under which the terms of the merger of the constituent limited liability companies are set forth, has been approved and executed on behalf of each of the constituent limited liability companies in accordance with the provisions of 18-209 of the Delaware Limited Liability Company Act.

     THIRD. The name of the surviving limited liability company is:

                      FIRST PERMIAN, L.L.C.

     FOURTH. The Certificate of Formation of First Permian, L.L.C. shall be the certificate of formation of the surviving limited liability company.

     FIFTH. The executed Merger Agreement is on file at the principal place of business of First Permian, L.L.C. located at 110 West Louisiana, Suite 200, P.O. Box 10158, Midland Texas 79702-7158.

     SIXTH. A copy of the Merger Agreement will be furnished by First Permian, L.L.C. on request and without cost to any member of either First Permian, L.L.C. or Nash Oil Company, L.L.C..

     SEVENTH. The effective date of the merger is June 30, 1999.

     That by unanimous consent of the managers of First Permian, L.L.C. and Nash Oil Company, L.L.C., resolutions were duly adopted setting forth this foregoing Certificate of Merger, declaring adoption and approval of such Certificate of Merger to be advisable and that the members of such limited liability companies consider adoption and approval of such Certificate of Merger.

     That thereafter, pursuant to such resolutions of the managers, the members of First Permian, L.L.C. and Nash Oil Company, L.L.C., by unanimous consent, adopted and approved the Certificate of Merger.

     Dated this 30th day of June, 1999.


                         FIRST PERMIAN, L.L.C.

                         By:  Baytech, Inc., Manager



                         By:    /s/ Ben A. Strickling III
                               ---------------------------------
                               Ben A. Strickling III, President

                         By:  Parallel Petroleum Corporation, Manager



                         By:   /s/ Larry C. Oldham
                               ---------------------------------
                              Larry C. Oldham, President

                         NASH OIL COMPANY, L.L.C.

                         By:  FWT Oil and Gas Inc., Manager



                         By:   /s/ E. A. Nash
                               ---------------------------------
                              E. A. Nash, Vice President




                  [ACKNOWLEDGMENT PAGE FOLLOWS]

                                                     EXHIBIT 10.6












                        CREDIT AGREEMENT

                             AMONG

              FIRST PERMIAN, L.L.C., AS BORROWER,
                              AND
                 PARALLEL PETROLEUM CORPORATION
                       AND BAYTECH, INC.,
                         AS GUARANTORS

                              AND

                     BANK ONE, TEXAS, N.A.
               AND THE INSTITUTIONS NAMED HEREIN
                            AS BANKS

                              AND
                     BANK ONE, TEXAS, N.A.,
                            AS AGENT


                         JUNE 30, 1999

                       TABLE OF CONTENTS

                                                         Page No.

     1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     2.   Commitment of the Bank. . . . . . . . . . . . . . . . . . . .  11
               (a)  Terms of Revolving Commitment. . . . . . . . . . . . 11
               (b)  Procedure for Borrowing. . . . . . . . . . . . . . . 12
               (c)  Type and Number of Advances. . . . . . . . . . . . . 12
               (d)  Voluntary Reduction of Revolving Commitment. . . . . 12
               (e)  Monthly Commitment Reductions. . . . . . . . . . . . 13
               (f)  Several Obligations. . . . . . . . . . . . . . . . . 13

     3.   Notes Evidencing Loans. . . . . . . . . . . . . . . . . . . . .13
               (a)  Form of Revolving Notes. . . . . . . . . . . . . . . 13
               (b)  Issuance of Additional Notes . . . . . . . . . . . . 14
               (c)  Interest Rate. . . . . . . . . . . . . . . . . . . . 14
               (d)  Payment of Interest. . . . . . . . . . . . . . . . . 14
               (e)  Payment of Principal . . . . . . . . . . . . . . . . 14
               (f)  Payment to Banks . . . . . . . . . . . . . . . . . . 14
               (g)  Sharing of Payments, Etc.. . . . . . . . . . . . . . 14
               (h)  Non-Receipt of Funds by the Agent. . . . . . . . . . 15

     4.   Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . .15
               (a)  Options. . . . . . . . . . . . . . . . . . . . . . . 15
               (b)  Interest Rate Determination. . . . . . . . . . . . . 16
               (c)  Conversion Option. . . . . . . . . . . . . . . . . . 16
               (d)  Recoupment . . . . . . . . . . . . . . . . . . . . . 17
               (e)  Interest Rates Applicable After Default. . . . . . . 17

     5.   Special Provisions Relating to Loans. . . . . . . . . . . . . .17
               (a)  Unavailability of Funds or Inadequacy of Pricing . . 17
               (b)  Change in Laws . . . . . . . . . . . . . . . . . . . 17
               (c)  Increased Cost or Reduced Return . . . . . . . . . . 18
               (d)  Discretion of Bank as to Manner of Funding . . . . . 20
               (e)  Breakage Fees. . . . . . . . . . . . . . . . . . . . 20

     6.   Collateral Security . . . . . . . . . . . . . . . . . . . . . .21

     7.   Borrowing Base. . . . . . . . . . . . . . . . . . . . . . . . .21

               (a)  Initial Borrowing Base . . . . . . . . . . . . . . . 21
               (b)  Subsequent Determinations of Borrowing Base. . . . . 21

     8.   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
               (a)  Unused Commitment Fee. . . . . . . . . . . . . . . . 23
               (b)  Agency Fees. . . . . . . . . . . . . . . . . . . . . 23

     9.   Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . .24
               (a)  Voluntary Prepayments. . . . . . . . . . . . . . . . 24
               (b)  Mandatory Prepayment For Borrowing Base Deficiency . 24

     10.  Representations and Warranties. . . . . . . . . . . . . . . . .24
               (a)  Creation and Existence.. . . . . . . . . . . . . . . 24
               (b)  Power and Authority. . . . . . . . . . . . . . . . . 24
               (c)  Binding Obligations. . . . . . . . . . . . . . . . . 25
               (d)  No Legal Bar or Resultant Lien . . . . . . . . . . . 25
               (e)  No Consent . . . . . . . . . . . . . . . . . . . . . 25
               (f)  Financial Condition. . . . . . . . . . . . . . . . . 25
               (g)  Liabilities. . . . . . . . . . . . . . . . . . . . . 25
               (h)  Litigation . . . . . . . . . . . . . . . . . . . . . 25
               (i)  Taxes; Governmental Charges. . . . . . . . . . . . . 26
               (j)  Titles, Etc. . . . . . . . . . . . . . . . . . . . . 26
               (k)  Defaults . . . . . . . . . . . . . . . . . . . . . . 26
               (l)  Casualties; Taking of Properties . . . . . . . . . . 26
               (m)  Use of Proceeds; Margin Stock. . . . . . . . . . . . 26
               (n)  Location of Business and Offices . . . . . . . . . . 27
               (o)  Compliance with the Law. . . . . . . . . . . . . . . 27
               (p)  No Material Misstatements. . . . . . . . . . . . . . 27
               (q)  Not A Utility. . . . . . . . . . . . . . . . . . . . 27
               (r)  ERISA. . . . . . . . . . . . . . . . . . . . . . . . 27
               (s)  Public Utility Holding Company Act . . . . . . . . . 28
               (t)  Subsidiaries . . . . . . . . . . . . . . . . . . . . 28
               (u)  Environmental Matters. . . . . . . . . . . . . . . . 28
               (v)  Liens. . . . . . . . . . . . . . . . . . . . . . . . 28
               (w)  Year 2000 Compliance . . . . . . . . . . . . . . . . 28

     11.  Conditions of Lending . . . . . . . . . . . . . . . . . . . . .29

     12.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . .33
               (a)  Financial Statements and Reports . . . . . . . . . . 33
               (b)  Certificates of Compliance . . . . . . . . . . . . . 34
               (c)  Accountants' Certificate . . . . . . . . . . . . . . 34

               (d)  Taxes and Other Liens. . . . . . . . . . . . . . . . 34
               (e)  Compliance with Laws . . . . . . . . . . . . . . . . 35
               (f)  Further Assurances . . . . . . . . . . . . . . . . . 35
               (g)  Performance of Obligations . . . . . . . . . . . . . 35
               (h)  Insurance. . . . . . . . . . . . . . . . . . . . . . 35
               (i)  Accounts and Records . . . . . . . . . . . . . . . . 36
               (j)  Right of Inspection. . . . . . . . . . . . . . . . . 36
               (k)  Notice of Certain Events . . . . . . . . . . . . . . 37
               (l)  ERISA Information and Compliance . . . . . . . . . . 37
               (m)  Environmental Reports and Notices. . . . . . . . . . 37
               (n)  Compliance and Maintenance . . . . . . . . . . . . . 37
               (o)  Operation of Properties. . . . . . . . . . . . . . . 38
               (p)  Compliance with Leases and Other Instruments . . . . 38
               (q)  Certain Additional Assurances Regarding
                    Maintenance and Operations of Properties . . . . . . 39
               (r)  Sale of Certain Assets/Prepayment of Proceeds. . . . 39
               (s)  Title Matters. . . . . . . . . . . . . . . . . . . . 39
               (t)  Curative Matters . . . . . . . . . . . . . . . . . . 39
               (u)  Change of Principal Place of Business. . . . . . . . 40
               (v)  Year 2000 Compatibility. . . . . . . . . . . . . . . 40
               (w)  Financial Review . . . . . . . . . . . . . . . . . . 40
               (x)  Engineering Review . . . . . . . . . . . . . . . . . 40

     13.  Negative Covenants. . . . . . . . . . . . . . . . . . . . . . .41
               (a)  Negative Pledge. . . . . . . . . . . . . . . . . . . 41
               (b)  Current Ratio. . . . . . . . . . . . . . . . . . . . 41
               (c)  Minimum Interest Coverage Ratio. . . . . . . . . . . 41
               (d)  Minimum Tangible Net Worth . . . . . . . . . . . . . 41
               (e)  General and Administrative Expenses. . . . . . . . . 41
               (f)  Capital Expenditures . . . . . . . . . . . . . . . . 41
               (g)  Consolidations and Mergers . . . . . . . . . . . . . 42
               (h)  Debts, Guaranties and Other Obligations. . . . . . . 42
               (i)  Distributions. . . . . . . . . . . . . . . . . . . . 42
               (j)  Loans and Advances . . . . . . . . . . . . . . . . . 43
               (k)  Sale or Discount of Receivables. . . . . . . . . . . 43
               (l)  Nature of Business . . . . . . . . . . . . . . . . . 43
               (m)  Transactions with Affiliates . . . . . . . . . . . . 43
               (n)  Hedging Transactions . . . . . . . . . . . . . . . . 43

               (o)  Investments. . . . . . . . . . . . . . . . . . . . . 43
               (p)  Amendment to Certificate of Formation or
                    Limited Liability Company Agreement. . . . . . . . . 44
               (q)  Pre-Payment of Other Indebtedness. . . . . . . . . . 44
               (r)  Amendments, etc. of Subordinated Loan Documents. . . 44

     14.  Events of Default . . . . . . . . . . . . . . . . . . . . . . .44

     15.  The Agent and the Banks . . . . . . . . . . . . . . . . . . . .47
               (a)  Appointment and Authorization. . . . . . . . . . . . 47
               (b)  Note Holders . . . . . . . . . . . . . . . . . . . . 47
               (c)  Consultation with Counsel. . . . . . . . . . . . . . 48
               (d)  Documents. . . . . . . . . . . . . . . . . . . . . . 48
               (e)  Resignation or Removal of Agent. . . . . . . . . . . 48
               (f)  Responsibility of Agent. . . . . . . . . . . . . . . 48
               (g)  Independent Investigation. . . . . . . . . . . . . . 50
               (h)  Indemnification. . . . . . . . . . . . . . . . . . . 50
               (i)  Benefit of Section 15. . . . . . . . . . . . . . . . 51
               (j)  Pro Rata Treatment . . . . . . . . . . . . . . . . . 51
               (k)  Assumption as to Payments. . . . . . . . . . . . . . 51
               (l)  Other Financings . . . . . . . . . . . . . . . . . . 51
               (m)  Interests of Banks . . . . . . . . . . . . . . . . . 52
               (n)  Investments. . . . . . . . . . . . . . . . . . . . . 52

     16.  Exercise of Rights. . . . . . . . . . . . . . . . . . . . . . .52

     17.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .53

     18.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .53

     19.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .53

     20.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .54

     21.  Invalid Provisions. . . . . . . . . . . . . . . . . . . . . . .54

     22.  Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . .55

     23.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . .55

     24.  Multiple Counterparts . . . . . . . . . . . . . . . . . . . . .55

     25.  Conflict. . . . . . . . . . . . . . . . . . . . . . . . . 55

     26.  Survival. . . . . . . . . . . . . . . . . . . . . . . . . 56

     27.  Parties Bound . . . . . . . . . . . . . . . . . . . . . . 56

     28.  Assignments and Participations. . . . . . . . . . . . . . 56

     29.  Choice of Forum: Consent to Service of Process and
              Jurisdiction. . . . . . . . . . . . . . . . . . . . . 58

     30.  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . 58

     31.  Other Agreements. . . . . . . . . . . . . . . . . . . . . 58

     32.  Financial Terms . . . . . . . . . . . . . . . . . . . . . 58

Exhibits

Exhibit "A"    -    Notice of Borrowing
Exhibit "B"    -    Revolving Note
Exhibit "C"    -    Limited Guaranty
Exhibit "D"    -    Certificate of Compliance
Exhibit "E"    -    Form of Assignment and Acceptance Agreement

Schedules

Schedule 1     -    Liens
Schedule 2     -    Financial Condition
Schedule 3     -    Liabilities
Schedule 4     -    Litigation
Schedule 5     -    Borrower's Membership Interests
Schedule 6     -    Environmental Matters
                    Schedule 7     -    Title Matters
                    Schedule 8     -    Curative Matters

                         CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 30th day of June, 1999, by and between FIRST PERMIAN, L.L.C., a Delaware limited liability company (hereinafter referred to as "Borrower"), PARALLEL PETROLEUM CORPORATION, a Delaware corporation ("Parallel") and BAYTECH, INC., a Texas corporation ("Baytech") (Parallel and Baytech are hereinafter collectively referred to as "Guarantors", and individually as a "Guarantor") and BANK ONE, TEXAS, N.A., a national banking association ("Bank One"), and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 28 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually, "Bank") and Bank One, as Agent.

                       W I T N E S S E T H:

     WHEREAS, Borrower has requested the Banks make available to it loan facilities in aggregate amounts of up to $110,000,000; and

     WHEREAS, the Banks have agreed to make such revolving facility available to Borrower.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

          1. Definitions. When used herein the terms "Agent", "Agreement ", "Bank", "Banks", "Bank One", "Borrower", "Guarantor" and "Guarantors" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

               Advance or Advances means a loan or loans hereunder.

               Affiliate means any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

               Assignment and Acceptance means a document substantially in the form of Exhibit "E" hereto.

               Base Rate means, as of any date, the fluctuating rate of interest per annum established from time to time by Agent as its Base Rate (which rate of interest may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate.

               Base Rate Interest Period means, with respect to any Base Rate Loan, the period ending on the last day of each month, provided, however, that (i) if any Base Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) if any Base Rate Interest Period would otherwise end after the Revolving Maturity Date such Interest Period shall end on the Revolving Maturity Date.

               Base Rate Loans mean any loan during any period which bears interest based upon the Base Rate or which would bear interest based upon the Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

               Base Rate Margin means:

                    (i) at any time any amount is outstanding on the
               Subordinated Notes, one and one-half percent (1.5%) per annum;
               and

                    (ii) after payment in full of the Subordinated Notes, zero percent (0%) per annum.

               Borrowing Base shall mean the value assigned by the Banks from time to time to the Oil and Gas Properties pursuant to Section 7 hereof. Until the next determination of the Borrowing Base pursuant to
          Section 7(b) hereof, the Borrowing Base shall be $74,000,000.

               Borrowing Date means the date elected by Borrower pursuant to
          Section 2(b) hereof for an Advance on the Revolving Loan.

               Business Day means the normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Midland, Texas.

               Cash Equivalents shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (z) any Bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2 or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

               Capital Expenditures means any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet of Borrower prepared in accordance with GAAP.

               Change of Control shall occur if any Person (or syndicate or group of Persons which is deemed a Person for the purposes of Sections 13(d) or 14(d)(ii) of the Securities Act of 1934, as amended) shall acquire, directly or indirectly an amount of issued and outstanding voting stock of Borrower or Guarantors (including the acquisition of newly-issued stock) sufficient to change the control of such Borrower or Guarantors by causing the election or change of a majority of the directors of such Borrower or Guarantors.

               Change of Management means a Change of Management shall occur if either Baytech, Inc. or Parallel Petroleum Corporation ever ceases to act as Manager of Borrower and a replacement for such Manager, acceptable to Agent, is not appointed within thirty (30) days thereafter.

               Commitment means the Revolving Commitment.

               Current Assets means the total of current assets determined in accordance with GAAP minus receivables due from Affiliates.

               Current Liabilities means the total of current obligations as determined in accordance with GAAP minus (i) current maturities of long-term debt and (ii) payables due to Affiliates.

               Default means all the events specified in Section 14 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default.

               Defaulting Bank is used herein as defined in Section 3(f) hereof.

               EBITDA means earnings for any period before provision for interest expense, income taxes, depreciation, depletion, amortization, gains and losses on asset sales and other non-cash charges for such period, as determined in accordance with GAAP.

               Effective Date means the date of this Agreement.

               Eligible Assignee means any of (i) a Bank or other lender or any Affiliate of a Bank or other lender; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial lending and that (A) is a subsidiary of a Bank, (B) a subsidiary of a Person of which a Bank is a subsidiary, or (C) a Person of which a Bank is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and (vi) with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of Borrower or Guarantors shall be an Eligible Assignee.

               Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. 6901, et seq., the Clean Water Act, 33 U.S.C.A. 1251, et seq., the Clean Air Act, 42 U.S.C.A. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. 2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. 2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, permits and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to oil pollution, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off- site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C. 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

               Environmental Liability means any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the release of any substance into the environment which is required to be remediated by a regulatory agency or governmental authority or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

               Environmental Lien means a Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

               ERISA means the Employee Retirement Income Security Act of 1974, as amended.

               Eurodollar Business Day means a Business Day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

               Eurodollar Interest Period means with respect to any Eurodollar Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2) or three (3) months thereafter as selected by the Borrower pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2) or three (3) months thereafter, as selected by the Borrower pursuant to Section 4(a)(ii); provided, however, that (i) if any Eurodollar Interest Period would otherwise expire on a day which is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day, (ii) if any Eurodollar Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Eurodollar Business Day of a calendar month, and (iii) any Eurodollar Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

               Eurodollar Loan means any loan during any period which, except as otherwise provided in Section 4(e) hereof, bears interest at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

               Eurodollar Margin means:

                    (i) at any time any amount is outstanding on the
               Subordinated Notes, four and one-half percent (4.5%) per annum;
               and

                    (ii) after payment in full of the Subordinated Notes, two
               and one-half percent (2.5%) per annum.

               Eurodollar Rate means with, respect to any Eurodollar Loan for the relevant Interest Period, the rate determined by the Agent to be the rate at which the Agent offers to place deposits in U.S. Dollars with first-class banks in the London interbank market at 11:00 A.M. (London time) two (2) Eurodollar Business Days prior to the first date of such Interest Period, in the approximate amount of the Banks relevant Eurodollar Loan and having a maturity equal to such Interest Period.

               FINA Acquisition means the acquisition by Borrower of oil and gas properties located in the State of Texas from FINA Oil and Chemical

          Company pursuant to a Merger Agreement between such parties dated June 25, 1999.

               Financial Statements mean balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules, prepared in accordance with GAAP.

               GAAP means generally accepted accounting principles, consistently applied.

               General and Administrative Expenses means expenses of providing corporate, management, supervisory and engineering services and other corporate services with respect to management and assets of the Borrower, determined in accordance with GAAP.

               Hedging Obligations is used herein as defined in Section 6 hereof.

               Interest Payment Date means the last day of each calendar month, and in addition, in the case of Eurodollar Loans, the last day of the applicable Interest Period.

               Interest Period means any Base Rate Interest Period, or Eurodollar Interest Period.

               Lien means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

               Loans mean the Revolving Loan.

               Loan Documents means this Agreement, the Notes, the Guaranties, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

               Majority Banks mean Banks holding 66-2/3% or more of the Commitment or if the Commitment has been terminated, Banks holding 66-2/3% of the outstanding Loans.

               Material Adverse Effect means any circumstance or event which could have a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower, or (ii) the ability of the Borrower to carry out its businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet its obligations under the Notes, this Agreement or the other Loan Documents on a timely basis.

               Maximum Rate means at any particular time in question, the maximum non- usurious rate of interest which under applicable law may then be charged on the Note. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such Maximum Rate.

               Minimum Interest Coverage Ratio means the ratio of EBITDA for the period being measured to the sum of Total Interest Expense for the period being measured.

               Monthly Commitment Reduction is used herein, as defined in
          Section 2(e) hereof.

               Net Income means Borrower's net income after income taxes calculated in accordance with GAAP.

               Notes mean the Revolving Notes, substantially in the form of Exhibits "B" hereto issued or to be issued hereunder to each Bank, respectively, to evidence the indebtedness to such Bank arising by reason of the Advances on the Revolving Loan, together with all modifications, renewals and extensions thereof or any part thereof.

               Oil and Gas Properties means all oil, gas and mineral properties and interests, related personal properties, in which Borrower grants to the Banks either a first and prior lien and security interest pursuant to Section 6 hereof or a negative pledge pursuant to Section 13 hereof.

               Other Financing is used herein as defined in Section 15(l) hereof.

               Payor is used herein as defined in Section 3(h) hereof.

               Permitted Liens shall mean (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive Borrower of any material right in respect of any such Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which such Borrower has set aside on its books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of Borrower's assets or properties and that do not individually or in the aggregate, cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by Borrower in connection with the construction, maintenance, development, transportation, storage or operation of Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrower's assets and properties which were in existence at the time Borrower's assets and properties were originally acquired by Borrower and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) landlord's liens; (xi) Liens incurred pursuant to the Security Instruments; and (xii) Liens existing at the date of this Agreement which have been disclosed to Banks in writing by Borrower or identified in Schedule "1" hereto.

               Person means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               Plan means any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its employees.

               Pre-Approved Contracts mean any contract or agreement (i) to hedge, forward, sell or swap crude oil or natural gas or otherwise sell up to 80% of the Borrower's monthly production forecast for all of Borrower's proved and producing oil and gas properties for the period covered by the proposed hedging transaction, (ii) with a maturity of twenty-four (24) months or less, (iii) with "strike prices" per barrel greater than the Agent's forecasted price in the most recent engineering evaluation of the Borrower's Oil and Gas Properties, adjusted for the difference between the forecasted price and the Borrower's actual product price as determined by Agent, and
          (iv) with counter-parties to the hedging agreement which are approved by Agent.

               Pro Rata or Pro Rata Part means for each Bank, (i) for all purposes where no Loans are outstanding, such Bank's Revolving Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Bank bears to the aggregate outstanding Loans owed to all Banks at the time in question.

               Release Price is used herein as defined in Section 12(r) hereof.

               Required Payment is used herein as defined in Section 3(h) hereof.

               Revolving Commitment means (A) for all Banks, the lesser of (i) $110,000,000 or (ii) the Borrowing Base, in each case as reduced from time to time pursuant to Sections 2 and 7 hereof, and (B) as to any Bank, its obligation to make Advances hereunder on the Revolving Loan in amounts not exceeding, in the aggregate, an amount equal to such Bank's Revolving Loan Commitment Percentage times the total Revolving Commitment as of any date. The Revolving Commitment of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof. Each reduction in the Revolving Commitment shall result in a Pro Rata reduction in each Bank's Revolving Commitment.

               Revolving Commitment Percentage means for each Bank the percentage derived by dividing its Revolving Commitment at the time of the determination by the Revolving Commitment of all Banks at the time of determination. The Revolving Commitment Percentage of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof.

               Revolving Loan means a loan or loans made under the Revolving Commitment pursuant to Section 2 hereof.

               Revolving Maturity Date means July 1, 2002.

               Revolving Notes means the Revolving Notes described in Section 3 hereof.

               Security Instruments is used collectively herein to mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements and other collateral documents covering the Oil and Gas Properties and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all such documents to be in form and substance satisfactory to Agent.

               Subordination Agreement means that certain Intercreditor Agreement dated as of even date herewith, among Borrower, Agent and Subordinated Lenders (as hereinafter defined) pursuant to which the indebtedness accrued on the subordinated notes is specifically made subordinate to the indebtedness due the Bank pursuant to this Agreement, said Subordination Agreement to be in form and substance satisfactory to the Agent.

               Subordinated Debt means indebtedness owed by the Borrower to Subordinated Lenders pursuant to the Subordinated Notes, which Subordinated Notes shall be in form and substance satisfactory to the Agent.

               Subordinated Lenders means Tejon Exploration Company and Mansefeldt Investments Corporation.

               Subordinated Notes means two promissory notes, each in the face amount of $8,000,000 and each payable to the Subordinated Lenders.

               Subsidiary means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower or another subsidiary.

               Tangible Net Worth means an amount equal to the Borrower's members' equity, as determined in accordance with GAAP.

               Total Interest Expense means Borrower's total interest expense for any period, as determined in accordance with GAAP, excluding non-cash interest items such as amortization of loan costs.

               Total Outstandings means, as of any date, the total principal balance outstanding on the Revolving Notes.

               Tranche means a set of Eurodollar Loans made by the Banks at the same time and for the same Interest Period.

               Unscheduled Redeterminations means a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the reasonable request of Borrower, (B) at the reasonable request of Majority Banks, or (C) at any time it appears to Agent or Majority Banks, in the exercise of their reasonable discretion, that either (i) there has been a decrease in the value of the Oil and Gas Properties, or (ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

          2. Commitment of the Bank.

               (a) Terms of Revolving Commitment. On the terms and conditions hereinafter set forth, each Bank agrees severally to make Advances to the Borrower from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as the Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment less Total Outstandings. The obligation of the Borrower hereunder shall be evidenced by this Agreement and the Revolving Notes issued in connection herewith, said Revolving Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred or failed to occur which with the passage of time or service of notice, or both, would constitute an Event of Default. Each Advance under the Revolving Commitment shall be an aggregate amount of at least $1,000,000 or in multiples of $500,000 in excess thereof. Irrespective of the face amount of the Revolving Note or Notes, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Revolving Commitment or to increase the Revolving Commitment.

               (b) Procedure for Borrowing. Whenever the Borrower desires an Advance hereunder on the Revolving Loan, it shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Midland, Texas time, (i) one Business Day prior to the Borrowing Date in the case of the Base Rate Loan, or (ii) three Eurodollar Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which, if at Base Rate Loan, shall be a Business Day and if a Eurodollar Loan, a Eurodollar Business Day), (ii) the principal amount to be borrowed,
          (iii) the portion of the Advance constituting Base Rate Loans and/or Eurodollar Loans, (iv) if any portion of the proposed Advance is to constitute Eurodollar Loans, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto, and
          (v) the date upon which such Advance is required. Upon receipt of such Notice, Agent shall advise each Bank thereof; provided, that if the Banks have received at least one (1) day's notice of such Advance prior to funding of a Base Rate Loan, or at least three (3) days' notice of each Advance prior to funding in the case of a Eurodollar Loan, each Bank shall provide Agent at its office at 2301 West Wall Street, Midland, Texas 79702, not later than 1:00 p.m., Midland, Texas time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Bank shall never exceed such Bank's Revolving Commitment. Not later than 2:00 p.m., Midland, Texas time, on the Borrowing Date, Agent shall make available to the Borrower at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to the Borrower in acting upon any Notice referred to above which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Banks in accordance with this Agreement, pursuant to any such Notice, the Borrower shall have effected Advances hereunder.

               (c) Type and Number of Advances. Any Advance made under the Revolving Commitment may be a Base Rate Loan or a Eurodollar Loan, or combination thereof, selected by Borrower pursuant to Section 4(a) hereof. The total number of Tranches under the Revolving Commitment which may be outstanding at any time shall never exceed three (3).

               (d) Voluntary Reduction of Revolving Commitment. The Borrower may at any time, or from time to time, upon not less than three (3) Business Days' prior written notice to Agent, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction in the Revolving Commitment must be in the amount of $1,000,000 or more, in increments of $500,000 and (ii) each reduction must be accompanied by a prepayment of the Revolving Notes in the amount by which the outstanding principal balance of the Revolving Notes exceeds the Revolving Commitment as reduced pursuant to this Section 2.

               (e) Monthly Commitment Reductions. The Revolving Commitment shall be reduced as of the first day of each month by an amount determined by the Banks pursuant to Section 7(b) hereof (the "Monthly Commitment Reduction"). The Monthly Commitment Reduction shall be $250,000 beginning on October 1, 1999, with like reductions continuing on the first day of each month thereafter until redetermined pursuant to
          Section 7(b) hereof. If as a result of any such Monthly Commitment Reduction, the Total Outstandings ever exceed the Revolving Commitment then in effect, the Borrower shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

               (f) Several Obligations. The obligations of the Banks under the Commitment are several and not joint. The failure of any Bank to make an Advance required to be made by it shall not relieve any other Bank of its obligation to make its Advance, and no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank. No Bank shall be required to lend hereunder any amount in excess of its legal lending limit.

          3. Notes Evidencing Loans. The loans described above in Section 2 shall be evidenced by promissory notes of Borrower as follows:

               (a) Form of Revolving Notes. The Revolving Loan shall be evidenced by a Note or Notes in the aggregate face amount of $110,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions (each a "Revolving Note"). Notwithstanding the face amount of the Revolving Notes, the actual principal amount due from the Borrower to Banks on account of the Revolving Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Banks in collected funds with respect thereto. Although the Revolving Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Revolving Notes may be higher, the Revolving Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loans. Irrespective of the face amount of the Revolving Notes, no Bank shall ever be obligated to advance on the Revolving Commitment any amount in excess of its Revolving Commitment then in effect.

               (b) Issuance of Additional Notes. At the Effective Date there shall be outstanding one Revolving Note in the aggregate face amount of $110,000,000 payable to the order of Bank One. From time to time new Notes may be issued to other Banks as such Banks become parties to this Agreement. Upon request from Agent, the Borrower shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange its Note(s) for newly issued Note(s) to better reflect the extent of each Bank's Commitment hereunder.

               (c) Interest Rates. The unpaid principal balance of the Notes shall bear interest from time to time as set forth in Section 4 hereof.

               (d) Payment of Interest. Interest on the Notes shall be payable on each Interest Payment Date.

               (e) Payment of Principal. The unpaid principal balance of the Notes shall be due and payable to the Agent for the ratable benefit of the Banks on the Revolving Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Section 9 hereof.

               (f) Payment to Banks. Each Bank's Pro Rata Part of payment or prepayment of the Loans shall be directed by wire transfer to such Bank by the Agent at the address provided to the Agent for such Bank for payments no later than 2:00 p.m., Midland, Texas, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Bank shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Bank") and the Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Midland, Texas, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Bank as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Bank.

               (g) Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on the Loans, as the case may be, obtained by all Banks, such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

               (h) Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

          4. Interest Rates.

               (a) Options.

                    (i) Base Rate Loans. On all Base Rate Loans the Borrower
               agrees to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 360 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the sum of the Base Rate plus the Base Rate Margin. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Base Rate Loans shall be payable as specified in Section 3(e) hereof and the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at the rate set forth in Section 4(e) hereof.

                    (ii) Eurodollar Loans. On all Eurodollar Loans the Borrower
               agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Eurodollar Rate plus the Eurodollar Margin. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(e) hereof and the interest with respect to each Eurodollar Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at the rate set forth in Section 4(e) hereof. Upon three (3) Eurodollar Business Days' written notice prior to the making by the Banks of any Eurodollar Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Default or Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2) or three (3) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Base Rate Loans.

               (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined and its determination thereof shall be conclusive absent error.

               (c) Conversion Option. Borrower may elect from time to time (i) to convert all or any part of its Eurodollar Loans to Base Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Midland, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of a Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof,
          (ii) to convert all or any part of its Base Rate Loans to Eurodollar Loans by giving the Agent irrevocable written notice of such election three (3) Eurodollar Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day or a Business Day, as the case may be, on the next succeeding Eurodollar Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement or the Notes.

               (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Notes equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or (ii), as the case may be, had at all times been in effect.

               (e) Interest Rates Applicable After Default. Notwithstanding anything to the contrary contained in this Section 4, during the continuance of a Default or an Event of Default the Majority Banks may, at their option, by notice from Agent to the Borrower (which notice may be revoked at the option of the Majority Banks notwithstanding the provisions of Section 15 hereof, which requires all Banks to consent to changes in interest rates) declare that no Advance may be made as, converted into, or continued as a Eurodollar Loan. During the continuance of an Event of Default, the Majority Banks, may, at their option, by notice from Agent to the Borrower (which notice may be revoked at the option of Majority Banks notwithstanding the provisions of Section 15 hereof, which requires all Banks to consent to changes in interest rates) declare that (i) each Eurodollar Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus two percent (2%) per annum and (ii) each Base Rate Loan shall bear interest at the rate otherwise applicable to such Interest Period plus two percent (2%), provided that, during the continuance of an Event of Default under Section 14(f) or 14(g), the interest rate set forth in clauses (i) and (ii) above shall be applicable to all outstanding Loans without any election or action on the part of the Agent or any Bank.

          5. Special Provisions Relating to Loans.

               (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed Eurodollar Loan, the Agent determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Eurodollar Rate or such rate will not accurately reflect the costs to the Banks of funding a Eurodollar Loan for such Eurodollar Interest Period, the Agent shall give notice of such determination to the Borrower and the Banks, whereupon, until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, continue or convert Loans into Eurodollar Loans shall be suspended, and all loans to Borrower shall be Base Rate Loans during the period of suspension.

               (b) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Bank to make or continue to maintain or fund Eurodollar Loans hereunder, then such Bank shall promptly notify Borrower in writing and such Bank's obligation to make, continue or convert Loans into Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. Upon receipt of such notice, Borrower shall either repay the outstanding Eurodollar Loan owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if any Bank may not lawfully continue to maintain and fund such Eurodollar Loan, immediately), or Borrower may convert such Eurodollar Loan at such appropriate time to a Base Rate Loan.

               (c) Increased Cost or Reduced Return.

                    (i) If, after the date hereof, the adoption of any
               applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                         (A) shall subject such Bank to any tax, duty, or other
                    charge with respect to any Eurodollar Loan, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any Eurodollar Loan (other than franchise taxes and taxes imposed on the overall net income of such Bank);

                         (B) shall impose, modify, or deem applicable any
                    reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or Commitment of, such Bank, including the Commitment of such Bank hereunder; or

                         (C) shall impose on such Bank or on the London
                    interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or Commitment;

          and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing, or maintaining any Eurodollar Loan or to reduce any sum received or receivable by such Bank under this Agreement or its Notes with respect to any Eurodollar Loan, then Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this
          Section 5(c), Borrower may, by notice to such Bank (with a copy to Agent), suspend the obligation of such Bank to make or continue Eurodollar Loans, or to convert all or part of the Base Rate Loan owing to such Bank to a Eurodollar Loan, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of this Section 5(c) shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.


                    (ii) If, after the date hereof, any Bank shall have
               determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                    (iii) Each Bank shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5(c) and will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 5(c) shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                    (iv) Any Bank giving notice to the Borrower through the
               Agent, pursuant to this Section 5(c) shall give to the Borrower a statement signed by an officer of such Bank setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Bank therefor.

                    (v) Within five (5) Business Days after receipt by the
               Borrower of any notice referred to in this Section 5(c), the Borrower shall pay to the Agent for the account of the Bank issuing such notice such additional amounts as are required to compensate such Bank for the increased cost, reduced payments or increased capital requirements identified therein, as the case may be.

               (d) Discretion of Bank as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of the Eurodollar Interest Period applicable to such Eurodollar Loan and bearing an interest rate to the applicable interest rate for such Eurodollar Period.

               (e) Breakage Fees. Without duplication under any other provision hereof, if any Bank incurs any loss, cost or expense including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Banks as a result of any of the following events (other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and
          (b)):

                    (i) any payment, prepayment or conversion of a Eurodollar
               Loan on a date other than the last day of its Eurodollar Interest Period (whether by acceleration, prepayment or otherwise);

                    (ii) any failure to make a principal payment of a Eurodollar
               Loan on the due date thereof; or

                    (iii) any failure by the Borrower to borrow, continue,
               prepay or convert to a Eurodollar Loan on the dates specified in a notice given pursuant to Section 2(c) or 4(c) hereof;

               then the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall furnish to Borrower and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

     6. Collateral Security. To secure the performance by Borrower of its obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrower shall grant and assign to Agent for the ratable benefit of the Banks a first and prior Lien on certain of its Oil and Gas Properties, proceeds of production, certain related equipment, oil and gas inventory, and proceeds of the foregoing. The Oil and Gas Properties herewith mortgaged to the Agent shall represent not less than 85% of the Engineered Value (as hereinafter defined) of

Borrower's Oil and Gas Properties as of the Effective Date. Obligations arising from transactions between Borrower and one or more of the Banks or an Affiliate of any of the Banks providing for the hedging, forward sale or swap of crude oil or natural gas or interest rate protection (the "Hedging Obligations") shall be secured by the Collateral (as hereinafter defined). The Hedging Obligations shall be secured and repaid on a pari passu basis with the indebtedness and obligations of the Borrower under the Loan Documents. All Oil and Gas Properties and other collateral in which Borrower herewith granted or hereafter grants to Agent for the ratable benefit of the Banks a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

     The granting and assigning of such security interests and Liens by Borrower shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter as specified in
Section 12(s) hereof, Borrower shall furnish to the Agent mortgage and title opinions and other title information satisfactory to Agent with respect to the title and Lien status of Borrower's interests in not less than 90% of the Engineered Value of the Oil and Gas Properties covered by the Security Instruments as Agent shall have designated. "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent for the ratable benefit of the Banks, pursuant to Sections 7 and 12 hereof. Borrower will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Banks' security interests and Liens in the Oil and Gas Properties or any part of thereof.

     7. Borrowing Base.

          (a) Initial Borrowing Base. At the Effective Date, the Borrowing Base shall be $74,000,000.

          (b) Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by the Banks at least semi-annually on January 1 and July 1 of each year beginning January 1, 2000 or as Unscheduled Redeterminations. In connection with, and as of, each determination of the Borrowing Base, the Banks shall also redetermine the Monthly Commitment Reduction. The Borrower shall furnish to the Banks as soon as possible but in any event no later than July 20, 1999 and no later than March 1 of each year thereafter beginning March 1, 2000, with an engineering report in form and substance satisfactory to the Agent prepared by an independent petroleum engineering acceptable to Agent covering the Oil and Gas

     Properties utilizing economic and pricing parameters used by Agent as established from time to time, together with such other information concerning the value of the Oil and Gas Properties as the Agent shall deem necessary to determine the value of the Oil and Gas Properties. By September 1 of each year, or within thirty (30) days after either (i) receipt of notice from Agent that the Banks require an Unscheduled Redetermination, or (ii) the Borrower give notice to Agent of its desire to have an Unscheduled Redetermination performed, the Borrower shall furnish to the Banks an engineering report in form and substance satisfactory to Agent prepared by Borrower's in-house engineering staff valuing the Oil and Gas Properties utilizing economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. Agent shall by notice to the Borrower no later than July 1 and January 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), notify the Borrower of the designation by the Banks of the new Borrowing Base and Monthly Commitment Reduction for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Banks, the Agent shall notify the Borrower within a reasonable time after receipt of all requested information of the new Borrowing Base and Monthly Commitment Reduction, and such new Borrowing Base and Monthly Commitment Reduction shall continue until the next Determination Date. If the Borrower does not furnish all such information, reports and data by any date specified in this Section 7(b), unless such failure is of no fault of the Borrower, the Banks may nonetheless designate the Borrowing Base and Monthly Commitment Reduction at any amounts which the Banks in their discretion determine and may redesignate the Borrowing Base and Monthly Commitment Reduction from time to time thereafter until the Banks receive all such information, reports and data, whereupon the Banks shall designate a new Borrowing Base and Monthly Commitment Reduction as described above. Each Bank shall determine the amount of the Borrowing Base and Monthly Commitment Reduction based upon the loan collateral value which such Bank in its discretion (using such methodology, assumptions and discounts rates as such Bank customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties of the Borrower at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and its affiliates) as such Bank customarily considers in evaluating similar oil and gas credits, but such Bank in its discretion shall not be required to give any additional positive value to any Oil and Gas Property over the current economic and pricing parameters used by such Bank for such Determination Date which additional value is derived directly from a hedging, forward sale or swap agreement covering such Oil and Gas Property as of the date of such determination. All determinations or Unscheduled Redeterminations of the Borrowing Base and the Monthly

     Commitment Reduction require the approval of Majority Banks; provided, however, that notwithstanding anything to the contrary herein, the amount of the Borrowing Base may not be increased, nor may the Monthly Commitment Reduction be reduced, without the approval of all Banks. If the required percentage of Banks cannot otherwise agree on the Borrowing Base or the Monthly Commitment Reduction, each Bank shall submit in writing to the Agent its proposed Borrowing Base and Monthly Commitment Reduction and the Borrowing Base and Monthly Commitment Reduction shall be set on the basis of the lowest Borrowing Base and the highest Monthly Commitment Reduction proposed by any Bank. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment required to be made pursuant to
     Section 12(r) hereof. The Borrowing Base shall be additionally reduced from time to time pursuant to the provisions of Sections 2(d), (e) and 12(t) hereof. It is expressly understood that the Banks have no obligation to designate the Borrowing Base or the Monthly Commitment Reduction at any particular amounts, except in the exercise of their discretion, whether in relation to the Revolving Commitment or otherwise.

     8. Fees.

          (a) Unused Commitment Fee. The Borrower shall pay to Agent for the ratable benefit of the Banks an unused commitment fee (the "Unused Commitment Fee") equivalent to one-half of one percent (.50%) per annum on the daily average of the unadvanced amount of the Revolving Commitment. The Unused Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning September 30, 1999 with the final fee payment due on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such monthly period, the Borrower shall pay to the Agent for the ratable benefit of the Banks, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs.

          (b) Agency Fees. The Borrower shall pay to the Agent certain fees for acting as Agent hereunder in amounts set forth in the Fee Letter dated June 25, 1999 among Borrower, Agent and Banc One Capital Markets, Inc.

     9. Prepayments.

          (a) Voluntary Prepayments. Subject to the provisions of Section 5(e) hereof, the Borrower may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) Eurodollar Business Days' notice to Agent in the case of Eurodollar Loan Tranches and without notice in the case of Base Rate Loan Tranches and shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof or the unpaid balance on the Notes, whichever is less, plus accrued interest thereon to the date of prepayment.

          (b) Mandatory Prepayment For Borrowing Base Deficiency. In the event the Total Outstandings ever exceed the Borrowing Base as determined by Banks pursuant to Section 7(b) hereof, the Borrower shall, within thirty
     (30) days after notification from the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Bank, provide the Agent with collateral with value and quality in amounts satisfactory to all of the Banks in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Revolving Notes in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment. If the Total Outstandings ever exceed the Revolving Commitment solely as a result of a Monthly Commitment Reduction or any other required reduction in the Revolving Commitment, then in such event, Borrower shall immediately prepay the principal amount of the Revolving Notes in an amount at least equal to such excess plus accrued interest to the date of prepayment.

     10. Representations and Warranties. In order to induce the Banks to enter into this Agreement, the Borrower and Guarantors hereby represent and warrant to the Banks (which representations and warranties will survive the delivery of the Notes) that:

          (a) Creation and Existence. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrower and each Guarantor have all power and authority to own their respective properties and assets and to transact the business in which it is engaged.

          (b) Power and Authority. Borrower and Guarantors are each duly authorized and empowered to execute, deliver and perform their respective Loan Documents, including this Agreement; and all corporation action on Borrower's and Guarantors' part for the due execution, delivery and performance of the Loan Documents, including this Agreement, have been duly and effectively taken.

          (c) Binding Obligations. This Agreement and the other Loan Documents will, constitute valid and binding obligations of Borrower and each Guarantor, respectively, enforceable in accordance with its respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

          (d) No Legal Bar or Resultant Lien. The Loan Documents, including this Agreement, do not and will not, to the best of the Borrower's and each Guarantor's knowledge violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or Guarantors is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower or Guarantors, other than those contemplated by this Agreement.

          (e) No Consent. The execution, delivery and performance by Borrower and each Guarantor of their respective Loan Documents, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

          (f) Financial Condition. The audited Financial Statements of Parallel Petroleum Corporation for the year ended December 31, 1998, and the unaudited Financial Statements of Baytech, Inc. for the year ended December 31, 1998, which have been delivered to Banks are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of each Guarantor as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of either Guarantor which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Banks in Schedule "2" attached hereto.

          (g) Liabilities. Neither Borrower nor either Guarantor has any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements or on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower or Guarantors which is reasonably expected to have a Material Adverse Effect.

          (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Banks in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower or either Guarantor threatened against or affecting Borrower or either Guarantor which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

          (i) Taxes; Governmental Charges. Borrower and each Guarantor have each filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon them or their assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

          (j) Titles, Etc. Borrower has good and defensible title to all of its assets, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances except Permitted Liens.

          (k) Defaults. Neither Borrower nor either Guarantor is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower or either Guarantor is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

          (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of the Borrower and each Guarantor delivered to Banks, neither the business nor the assets or properties of Borrower or either Guarantor have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

          (m) Use of Proceeds; Margin Stock. The proceeds of the Revolving Commitment may be used by the Borrower for the purposes of (i) the FINA Acquisition, and (ii) general corporate purposes. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock " as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System.

          Neither Borrower nor any person or entity acting on behalf of Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation G or U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

          (n) Location of Business and Offices. The principal place of business and chief executive offices of the Borrower is located at the address stated in Section 17 hereof.

          (o) Compliance with the Law. To the best of Borrower's and Guarantors' knowledge, neither Borrower nor either Guarantor:

               (i) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or Guarantors, or any of their respective assets or properties are subject; or

               (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of their respective assets or properties or the conduct of its business;

     which violation or failure is reasonably expected to have a Material Adverse Effect.

          (p) No Material Misstatements. No information, exhibit or report furnished by Borrower or Guarantors to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

          (q) Not A Utility. Borrower is not an entity engaged in the State of Texas in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) provision of telephone or telegraph service to others; (iv) production, transmission, or distribution and sale of steam or water; (v) operation of a railroad; or (vii) provision of sewer service to others.

          (r) ERISA. Borrower and Guarantors are each in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of Borrower or Guarantors.

          (s) Public Utility Holding Company Act. Borrower is not a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a"subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (t) Subsidiaries. The Borrower has no Subsidiaries. Borrower's membership interests are on the date hereof owned by Baytech, Inc., Parallel Petroleum Corporation, Tejon Exploration Company and Mansefeldt Investments Corporation.

          (u) Environmental Matters. Except as disclosed on Schedule "5", neither Borrower nor either Guarantor (i) has received notice or otherwise learned of any Environmental Liability which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non- compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower or either Guarantor is or may be liable which may reasonably be expected to result in a Material Adverse Effect.

          (v) Liens. Except (i) as disclosed on Schedule "1" hereto and (ii) for Permitted Liens, the assets and properties of the Borrower are free and clear of all liens and encumbrances.

          (w) Year 2000 Compliance. Borrower represents and warrants to Banks that:

               (i) It will use its best efforts to cause all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems" necessary for Borrower to carry on its business as presently conducted and as contemplated to be conducted in the future to be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

               (ii) Borrower has: (A) undertaken, or will undertake, an inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis; (B) developed, or will develop, a plan and time line for becoming Year 2000 Compliant on a timely basis; (C) to date, implemented, or will implement, that plan in accordance with that timetable in all material respects on a best-efforts basis.

               (iii) Borrower has either made, or will make, written inquiry of each of its vendors, and have obtained, or will obtain, in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, Borrower reasonably believes that all such persons will be or become so compliant. For purposes hereof, "vendors" refers to those vendors of Borrower whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrower. For purposes of this paragraph, Bank, as a lender of funds under the terms of this Agreement, confirms to Borrower that Bank has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

               (iv) The fair market value of all Collateral pledged to Banks to secure the Loan and the Notes and all of Borrower's obligations hereunder are not and shall not be less than currently anticipated or subject to deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

     11. Conditions of Lending.

          (a) The effectiveness of this Agreement, and the obligation to make the initial Advance under the Revolving Commitment shall be subject to satisfaction of the following conditions precedent:

               (i) Execution and Delivery. The Borrower shall have executed and delivered the Agreement, Notes and other required Loan Documents and the other Security Instruments, all in form and substance satisfactory to the Agent;

               (ii) Guarantors. Each Guarantor shall have executed and delivered this Agreement and the other required Loan Documents, including, without limitation, the Guaranties in the form of Exhibit "C" hereto, all in form and substance satisfactory to the Agent;

               (iii) Legal Opinion. The Agent shall have received from Borrower's and Guarantors' legal counsel a favorable legal opinion or opinions in form and substance satisfactory to it (i) as to the matters set forth in Subsections 10(a), (b), (c), (d), (e) and (h) hereof and (ii) as to such other matters as Agent or its counsel may reasonably request;

               (iv) Resolutions. The Agent shall have received appropriate certified resolutions of Borrower and each Guarantor;

               (v) Good Standing. The Agent shall have received evidence of existence and good standing for Borrower and each Guarantor;

               (vi) Incumbency. The Agent shall have received a signed certificate of Borrower and each Guarantor, certifying the names of the officers of Borrower and each Guarantor authorized to sign loan documents on behalf of Borrower and each Guarantor, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of Borrower or each Guarantor canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

               (vii) Certificate of Formation of Limited Liability Company. The Agent shall have received copies of the Certificate of Formation of Borrower and all amendments thereto, certified by the Secretary of State of the State of Delaware, and a copy of the Limited Liability Company Agreement of Borrower and all amendments thereto, certified by one or more officers of Borrower as being true, correct and complete;

               (viii) Articles of Incorporation and Bylaws. The Agent shall have received copies of the Articles of Incorporation of each Guarantor and all amendments thereto, certified by the Secretary of State of the State of its incorporation, and a copy of the bylaws of each Guarantor and all amendments thereto, certified by each Guarantor as being true, correct and complete;

               (ix) Purchase and Sale Agreement. The Agent shall have received a copy of the Purchase and Sale Agreement for the FINA Acquisition, said Purchase and Sale Agreement to be in form and substance satisfactory to Agent;

               (x) Closing of FINA Acquisition. The Agent shall have received satisfactory evidence that the FINA Acquisition has closed or is closing simultaneously with the closing of this Agreement;

               (xi) Commodity Hedges. The Borrower shall have placed with the Agent or an Affiliate of the Agent commodity hedges covering at least eighty percent (80%) of Borrower's monthly production forecast for all of its producing oil and gas properties for the twenty-one (21) months following the Effective Date with strike prices of at least $17.35 per barrel on a NYMEX basis;

               (xii) Interest Rate Protection. The Borrower shall have completed interest rate swap agreements with the Agent or an Affiliate of the Agent covering a minimum fifty percent (50%) of Borrower's market exposure on its interest-bearing obligations for a thirty-six (36) month period beginning with the Effective Date;

               (xiii) Engineering Review. The Agent shall have received a copy of an engineering report prepared by Joe C. Neal and Associates, Midland, Texas, an engineering firm selected by the Borrower, covering all of the Borrower's proved undeveloped properties together with an audit by an independent petroleum engineering firm acceptable to Agent covering such engineering review and the proved undeveloped properties covered thereby, said review and audit to be in form substance satisfactory to the Agent;

               (xiv) Closing of Mineral Sales. The Agent shall have received satisfactory evidence of the receipt by Borrower of at least $5,000,000 in proceeds from the sale of certain mineral interests being acquired by the Borrower and the FINA Acquisition, which mineral interests were not included in the Borrowing Base review performed by Agent prior to closing;

               (xv) Subordination Documentation. The documentation describing the Subordinated Debt, including, but not limited to, the Subordinated Notes and the Subordination Agreement, shall have been executed and delivered by all parties thereto, said documents to be in form and substance satisfactory to the Agent.

               (xvi) Mortgages and Title. The Agent shall have received executed deeds of trust or mortgages and other required collateral documents covering 85% of the Engineered Value of the oil and gas properties acquired in the FINA Acquisition and satisfactory title review covering 90% of the Engineered Value of such mortgaged properties;

               (xvii) Title Reports. The Agent shall have received from Borrower title reports covering certain of the Oil and Gas Properties, such reports to be in form and substance satisfactory to Agent;

               (xviii) Representation and Warranties. The representations and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

               (xix) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

               (xx) Other Documents. Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

               (xxi) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of the Borrower and Guarantors.

          (b) The obligation of the Banks to make any Advance under the Revolving Commitment (including the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

               (i) Representation and Warranties. The representations and warranties of Borrower and Guarantors under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

               (ii) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

               (iii) Other Documents. Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

               (iv) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrower and Guarantors.

     12. Affirmative Covenants. A deviation from the provisions of this Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Majority Banks prior to the date of deviation. The Borrower will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan Documents.

          (a) Financial Statements and Reports. Borrower shall promptly furnish to the Agent from time to time upon request such information regarding the business and affairs and financial condition of Borrower and the Guarantors, as the Agent may reasonably request, and will furnish to the
     Agent:

               (i) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the close of each fiscal year beginning with the fiscal year ended December 31, 1999, the annual audited consolidated and consolidating Financial Statements of Borrower and each Guarantor, prepared in accordance with GAAP accompanied by an unqualified opinion rendered by an independent accounting firm reasonably acceptable to the Agent;

               (ii) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter of each year (except the last calendar quarter of any fiscal year), beginning with the fiscal quarter ended September 30, 1999, the quarterly unaudited consolidated and consolidating Financial Statements of Borrower and each Guarantor prepared in accordance with GAAP;

               (iii) Report on Properties. As soon as available and in any event on or before March 1 and September 1 of each calendar year, and at such other times as any Bank, in accordance with Section 7 hereof, may request, the engineering reports required to be furnished to the Agent under such Section 7 on the Oil and Gas Properties;

               (iv) Monthly Production Reports. Within 30 days after request of Agent, a report, in form and substance satisfactory to the Agent, indicating the next preceding month's sales volume, sales revenues, production taxes, operating expense and net operating income from the Oil and Gas Properties, with detailed calculations and worksheets, all in form and substance satisfactory to Agent;

               (v) SEC Reports. As soon as available, and in any event within five (5) days of filing, copies of all filings by Borrower or either Guarantor, if any, with the Securities and Exchange Commission;

               (vi) Additional Information. Promptly upon request of the Agent from time to time any additional financial information or other information that the Agent may reasonably request.

     All such reports, information, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

          (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof for the months coinciding with the end of each fiscal quarter, Borrower shall furnish to the Agent a certificate in the form of Exhibit "D" attached hereto, signed by the President or Chief Financial Officer of either of the Managers of Borrower, (i) stating that Borrower and the Guarantors have fulfilled in all material respects their respective obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of Borrower and the Guarantors in all material respects with any of their representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period, as applicable, covered by such certificate, of compliance with Sections 13(b), (c), (d), (e) and (f); and
     (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

          (c) Accountants' Certificate. Concurrently with the furnishing of the annual Financial Statements pursuant to Section 12(a)(i) hereof, Borrower will furnish a statement from the firm of independent public accountants which prepared such Financial Statement to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default and specifically calculating Borrower's and each Guarantor's compliance with Sections 13(b), (c), (d),
     (e) and (f) of this Agreement.

          (d) Taxes and Other Liens. The Borrower will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower, or upon the income or any assets or property of Borrower, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower and which could reasonably be expected to result in a

     Material Adverse Effect; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Borrower shall have set up adequate reserves therefor, if required, under GAAP.

          (e) Compliance with Laws. Borrower will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

          (f) Further Assurances. The Borrower will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents, including this Agreement. Each Guarantor will cure promptly any defects in the execution and delivery of Loan Documents to which it is a party. The Borrower and the Guarantors at their sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

          (g) Performance of Obligations. The Borrower will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower and the Guarantors will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower and the Guarantors under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

          (h) Insurance. The Borrower now maintains and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, the Borrower will furnish or cause to be furnished to the Agent from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen
     (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. The Borrower shall at all times maintain adequate insurance with respect to all of its assets, including but not limited to, the Oil and Gas Properties or any collateral against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. The Borrower shall at all times maintain cost of control of well insurance with respect to the Oil and Gas Properties which shall insure the Borrower against seepage and pollution expense; redrilling expense; and cost of control of well; fires, blowouts, etc., if deemed economical in the reasonable discretion of the Borrower. Additionally, the Borrower shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

          (i) Accounts and Records. Borrower will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by Borrower's auditors.

          (j) Right of Inspection. Borrower will permit any officer, employee or agent of the Banks to examine Borrower's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Banks may reasonably request. The Banks will use best efforts to keep all Confidential Information (as herein defined) confidential and will not disclose or reveal the Confidential Information or any part thereof other than (i) as required by law, and (ii) to the Banks', and the Banks' subsidiaries, Affiliates, officers, employees, legal counsel and regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required in connection with the enforcement of the Banks' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents. As used herein, "Confidential Information" means information about the Borrower furnished by the Borrower to the Banks, but does not include information (i) which was publicly known, or otherwise known to the Banks, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Banks, or (iii) which otherwise becomes known to the Banks, other than through disclosure by the Borrower.

          (k) Notice of Certain Events. The Borrower shall promptly notify the Agent if Borrower learns of the occurrence of (i) any event which constitutes an Event of Default together with a detailed statement by Borrower of the steps being taken to cure such Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrower, or any of the assets or properties of Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) any dispute between Borrower and any governmental or regulatory body or any other Person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; (iv) any other matter which in Borrower's reasonable opinion could have a Material Adverse Effect.

          (l) ERISA Information and Compliance. The Borrower will promptly furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of Borrower specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

          (m) Environmental Reports and Notices. The Borrower will deliver to the Agent (i) promptly upon its becoming available, one copy of each report sent by Borrower to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrower's receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release Borrower would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of Borrower, and Borrower shall immediately deliver a copy of any such notice to Agent.

          (n) Compliance and Maintenance. The Borrower will (i) observe and comply in all material respects with all Environmental Laws; (ii) except as provided in Subsections 12(p) and 12(q) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrower under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

          (o) Operation of Properties. Except as provided in Subsection 12(p) and (q) below, the Borrower will operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that the Borrower shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

          (p) Compliance with Leases and Other Instruments. The Borrower will pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by Borrower (or required to keep unimpaired in all material respects the rights of Borrower in Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of Borrower by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to Borrower or any of the Oil and Gas Properties and do all other things necessary of Borrower to keep unimpaired in all material respects the rights of Borrower thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require Borrower to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent Borrower from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrower exercised in good faith, it is not in the best interest of the Borrower to perpetuate the same.

          (q) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than the Borrower, the Borrower shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(o) or 12(p) hereof which are performable only by such operators and are beyond the control of the Borrower; however, the Borrower agrees to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

          (r) Sale of Certain Assets/Prepayment of Proceeds. The Borrower will immediately pay over to the Agent for the ratable benefit of the Banks as a prepayment of principal on the Notes, an amount equal to 100% of the Release Price received by Borrower from the sale of the Oil and Gas Properties, which sale has been approved in advance by the Majority Banks. Provided, however, that the foregoing sentence shall not apply to asset sales with proceeds valued at up to $500,000 between each Borrowing Base Determination Date. The term "Release Price" as used herein shall mean a price determined by the Majority Banks in their discretion based upon the loan collateral value of the Oil and Gas Properties being sold by Borrower which such Banks in their discretion (using such methodology, assumptions and discounts rates as such Banks customarily use in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assign to such Oil and Gas Properties at the time in question as approved pursuant to each Bank's internal credit procedures. Any such prepayment of principal on the Revolving Notes required by this Section 12(r), shall not be in lieu of, but shall be in addition to, any Monthly Commitment Reduction or any mandatory prepayment of principal required to be paid pursuant to Section 9(b) hereof.

          (s) Title Matters. Within thirty (30) days after the Effective Date with respect to the Oil and Gas Properties listed on Schedule "6" hereto, furnish

     Agent with title opinions reasonably satisfactory to Agent showing good and defensible title of Borrower to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Agent, Borrower will promptly (but in no event more than thirty (30) days following such mortgaging), furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrower to such Oil and Gas Properties subject only to Permitted Liens.

          (t) Curative Matters. Within thirty (30) days after the Effective Date with respect to matters listed on Schedule "7" and, thereafter, within thirty (30) days after receipt by Borrower from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrower shall either (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which Borrower elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory to the Agent covering the Oil and Gas Properties so substituted. If the Borrower fails to satisfy (i) or (ii) above within the time specified, the loan collateral value assigned by the Banks to the Oil and Gas Properties for which such curative information was requested shall be deducted from the Borrowing Base resulting in a reduction thereof.

          (u) Change of Principal Place of Business. Borrower shall give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address as set forth in Section 17 hereof.

          (v) Year 2000 Compatibility. Borrower covenants and agrees with Banks that it will:

                    (i) Furnish such additional information, statements and
               other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Banks may reasonably request from time to time;

                    (ii) In the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then Borrower shall promptly, and in any event within ten

               (10) days of receipt of information regarding a Change in Circumstances, provide Banks with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant no longer to be true. Borrower shall, within ten (10) days of a request, also provide Banks with any additional information Banks reasonably request of Borrower in connection with the Notice and/or a Change in Circumstances.

          (w) Financial Review. The Borrower agrees to provide the Agent prior to the syndication of the Commitment, but in no event later than July 20, 1999, with an audit by KPMG, LLP ("KPMG") of Borrower's opening balance sheet.

          (x) Engineering Review. The Borrower agrees to provide the Agent prior to the syndication of the Commitment, but in no event later than July 20, 1999, with an engineering report prepared by an independent petroleum engineer acceptable to the Agent covering all of the Oil and Gas Properties.

     13. Negative Covenants. A deviation from the provisions of this Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Majority Banks prior to the date of deviation. The Borrower will at all times comply with the covenants contained in this
Section 13 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan Documents.

          (a) Negative Pledge. The Borrower shall not without the prior written consent of the Banks:

               (i) create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

               (ii) sell, lease, transfer or otherwise dispose of, in any fiscal year, any of its assets except for (A) sales, leases, transfers or other dispositions made in the ordinary course of Borrower's and Guarantors' oil and gas businesses, and (B) sales made with the consent of Majority Banks which are made pursuant to, and in full compliance with, Section 12(r) hereof;

          (b) Current Ratio. Borrower shall not allow its ratio of Current Assets to Current Liabilities to be less than 1.1 to 1.0 as of the end of any fiscal quarter.

          (c) Minimum Interest Coverage Ratio. The Borrower will not allow its Minimum Interest Coverage Ratio to be less than (i) 2.0 to 1.0 for the fiscal quarter ended September 30, 1999, (ii) 2.5 to 1.0 for the fiscal quarter ended December 31, 1999, and (iii) 2.75 to 1.0 as of the end of each fiscal quarter thereafter calculated for the four preceding fiscal quarters ending with the fiscal quarter for which such measurement is being made.

          (d) Minimum Tangible Net Worth. The Borrower will not allow as of the end of any fiscal quarter its Tangible Net Worth to be less than (i) the amount of Tangible Net Worth shown on Borrower's opening balance sheet prepared by KPMG, plus (ii) 100% of the proceeds of any equity infusion into Borrower, plus (iii) 30% of cumulative Net Income, if positive, for the period beginning on the Effective Date and ending as of the fiscal quarter being measured.

          (e) General and Administrative Expenses. The Borrower will never allow its General and Administrative Expenses for any fiscal year to exceed $1,600,000 in any year, said amount to be tested as of the end of each fiscal year.

          (f) Capital Expenditures. The Borrower will not permit its Capital Expenditures for any fiscal year to exceed the sum of (i) the amount of Capital Expenditures related to the operation and development of the Oil and Gas Properties which has been included in the engineering information provided to the Banks for such fiscal year, plus (ii) $500,000 for Capital Expenditures other than those directly related to the Oil and Gas Properties, said amount to be tested as of the end of each fiscal year.

          (g) Consolidations and Mergers. Borrower will not consolidate or merge with or into any other Person, except that Borrower may merge with another Person if Borrower is the surviving entity in such merger and if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          (h) Debts, Guaranties and Other Obligations. Without the consent of Majority Banks, Borrower will not incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

                    (i) the Notes and any renewal or increase thereof, or other indebtedness of the Borrower heretofore disclosed to Banks in the Borrower's Financial Statements or on Schedule "3" hereto; or

                    (ii) taxes, assessments or other government charges which
               are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                    (iii) indebtedness (other than in connection with a loan or lending transaction) incurred in the ordinary course of business, including, but not limited to indebtedness for drilling, completing, leasing and reworking oil and gas wells; or

                    (iv) indebtedness evidenced by the Subordinated Notes;

                    (v) any renewals or extensions of (but, other than in the
               case of the Notes, not increases in) any of the foregoing.

          (i) Distributions. Borrower will not declare or pay any cash distribution, purchase, redeem or otherwise acquire for value any of its membership interests now or hereafter outstanding, return any capital to its members, or make any distribution of its assets to its stockholders as such, except the foregoing shall not apply to distributions made to its members for the payment of federal income taxes directly attributable to Borrower's income; provided, however, that immediately before and after giving effect thereto no (i) Default or Event of Default or (ii) Borrowing Base deficiency or requirement to make any mandatory prepayment of principal pursuant to Section 9(b) hereof, shall exist.

          (j) Loans and Advances. Borrower shall not make or permit to remain outstanding any loans or advances to or in any person or entity, except that the foregoing restriction shall not apply to:

               (i) loans or advances to any person, the material details of which have been set forth in the Financial Statements of the Borrower heretofore furnished to Banks; or

               (ii) advances made in the ordinary course of Borrower's oil and gas business.

          (k) Sale or Discount of Receivables. Borrower will not discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

          (l) Nature of Business. Borrower will not permit any material change to be made in the character of its business as carried on at the date hereof.

          (m) Transactions with Affiliates. Borrower will not enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

          (n) Hedging Transactions. Borrower will not enter into any transaction providing (i) for the hedging, forward sale, swap or any deviation thereof of crude oil or natural gas or other commodities, or (ii) for a swap, collar, floor, cap, option, corridor, or other contract which is intended to reduce or eliminate the risk of fluctuation in interest rates, as such terms are referred to in the capital markets, except the foregoing prohibitions shall not apply to (x) transactions consented to in writing by the Majority Banks which are on terms acceptable to the Majority Banks, or
     (y) Pre-Approved Contracts. The commodity hedging and interest rate protection agreements required in Section 11 hereof shall be deemed "Approved Contracts" for the purposes hereof.

          (o) Investments. Borrower shall not make any investments in any person or entity, except such restriction shall not apply to investments in Cash Equivalents.

          (p) Amendment to Certificate of Formation or Limited Liability Company Agreement. Borrower will not permit any amendment to, or any alteration of, its Certificate of Formation or its Limited Liability Company Agreement.

          (q) Pre-Payment of Other Indebtedness. Except as otherwise provided for herein or otherwise in this Agreement, Borrower shall not make any payment, prepayment or other unscheduled principal payment on, or redeem any of its indebtedness (other than indebtedness owed to the Banks hereunder), except that Borrower may pay or prepay the Subordinated Notes only from (i) 100% of the net proceeds received from any sale or issuance of its equity, (ii) any increase in the availability on the Revolving Commitment as a result of an increase in the Borrowing Base after the Effective Date, or (iii) the amount or portion of the proceeds received by Borrower from the sale of assets made with the approval of Majority Banks which Borrower is permitted to use for the purpose of such prepayment, said amount to be determined in the sole discretion of Majority Banks after the completion of a Borrowing Base redetermination. In addition to the foregoing, after July 1, 2000, Borrower shall not make any payment whatsoever, principal or interest, on the Subordinated Debt without first having obtained the written consent of Majority Banks to each such payment.

          (r) Amendments, etc. of Subordinated Loan Documents. Borrower shall not make or allow to be made any amendments or modifications to the Subordinated Notes or other documents relating to the Subordinated Debt, including, without limitation, the Subordination Agreement, unless any such action is approved in advance by Majority Banks.

     14. Events of Default. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

          (a) The Borrower shall fail to pay when due or declared due the principal of, and the interest on, the Notes, or any fee or any other indebtedness of the Borrower incurred pursuant to this Agreement or any other Loan Document; or

          (b) Any representation or warranty made by Borrower or Guarantors under this Agreement or any other Loan Document, or in any certificate or statement furnished or made to the Banks pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower or Guarantors under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

          (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrower or the Guarantors contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 12(s), Section 12(w), Section 12(x) and Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days; or

          (d) Default shall be made in the due observance or performance of the covenants of Borrower contained in Section 12(s), Section 12(w), Section 12(x) or Section 13 of this Agreement; or

          (e) Default shall be made in respect of any obligation for borrowed money, other than the Notes, for which Borrower is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrower or in respect of any agreement relating to any such obligations unless such Borrower is not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

          (f) Borrower or either Guarantor shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

          (g) An involuntary case or other proceeding, shall be commenced against Borrower or either Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or either Guarantor under the federal bankruptcy laws as now or hereinafter in effect; or

          (h) A final judgment or order for the payment of money in excess of $500,000 (or judgments or orders aggregating in excess of $500,000) shall be rendered against Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

          (i) In the event the Total Outstandings shall at any time exceed the Borrowing Base established for the Revolving Notes, and the Borrower shall fail to comply with the provisions of Section 9(b) hereof; or

          (j) A Change of Control shall occur; or

          (k) A Change of Management shall occur; or

     Upon occurrence of any Event of Default specified in Subsections 14(f) and
(g) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of the Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower. In any other Event of Default, the Agent, upon request of Majority Banks, shall by notice to the Borrower declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding. Nothing contained in this Section 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Note, or any other document executed in connection with the transaction contemplated herein.

     Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Banks to or for the credit or the account of the Borrower against any and all of the indebtedness of the Borrower under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Banks shall be applied against the indebtedness owed the Banks by the Borrower pursuant to this Agreement and the Notes. The Banks agree promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

     15. The Agent and the Banks.

          (a) Appointment and Authorization. Each Bank hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Bank in and under all Loan Documents; (ii) to arrange the means whereby the funds of Banks are to be made available to the Borrower under the Loan Documents; (iii) to take such action as may be requested by any Bank under the Loan Documents (when such Bank is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Banks under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Banks; (vi) to promptly distribute to each Bank all material information, requests, documents and items received from the Borrower under the Loan Documents; (vii) to promptly distribute to each Bank such Bank's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Banks. Each Bank hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its Commitment hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Bank. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrower or the Guarantors, and any person which may do business with the Borrower or the Guarantors, all as if Agent and any successor Agent was not Agent hereunder and without any duty to account therefor to the Banks; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of the Borrower or the Guarantors arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrower arising under the Loan Documents, then each Bank shall be entitled to share in such application according to its pro rata part thereof. Each Bank, upon request of any other Bank, shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of the Borrower to such Bank as of the time of such request.

          (b) Note Holders. From time to time as other Banks become a party to this Agreement, Agent shall obtain execution by the Borrower of additional Notes in amounts representing the Commitment of each such new Bank, up to an aggregate face amount of all Revolving Notes not exceeding $110,000,000. The obligation of such Bank shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in
     Section 2 hereof. From time to time, Agent may require that the Banks exchange their Notes for newly issued Notes to better reflect the

     Commitment of the Banks. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

          (c) Consultation with Counsel. Banks agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. Banks acknowledge that Gardere & Wynne, L.L.P. is counsel for Bank One, both as Agent and as a Bank, and that such firm does not represent any of the other Banks in connection with this transaction.

          (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

          (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and the Borrower, and Agent may be removed at any time with or without cause by all Banks. If no successor Agent has been so appointed by all Banks (and approved by the Borrower) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent. Any successor Agent must be approved by Borrower, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
     Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitment equal to the level of Commitment required to be held by any Bank pursuant to Section 28 hereof.

          (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents as to each, and that Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank or the Borrower that such Bank or the Borrower considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

          Agent shall not be responsible to Banks for any of the Borrower's recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

          Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not, without the consent of Majority Banks, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents which requires consent of Majority Banks. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding sentence without the consent of all Banks which: (i) would increase the Borrowing Base or decrease the Monthly Commitment Reduction, (ii) would reduce any fees hereunder, or the principal of, or the interest on, any Bank's Note or Notes, (iii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Bank's Note or Notes, (iv) would materially increase any Bank's obligations hereunder or would materially alter Agent's obligations to any Bank hereunder, (v) would release Borrower from its obligation to pay any Bank's Note or Notes, (vi) release any of the Collateral (except as otherwise provided in Section 12(r) hereof), (vii) would change the definition of Majority Banks, (viii) would amend, modify or change any provision of this Agreement requiring the consent of all the Banks, (ix) would extend the Revolving Maturity Date, or (x) would amend this sentence or the previous sentence. Agent shall not have liability to Banks for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Banks.

          (g) Independent Investigation. Each Bank severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrower while the Notes are outstanding or its Commitment hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the possession of Agent.

          (h) Indemnification. Banks agree to indemnify Agent, ratably according to their respective Commitment on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Bank shall be entitled to be reimbursed by the Agent for any amount such Bank paid to Agent under this Section 15(h) to the extent the Agent has been reimbursed for such payments by the Borrower or any other Person. The parties intend for the provisions of this Section to apply to and protect the Agent from the consequences of any liability including strict liability imposed or threatened to be imposed on Agent as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing or concurring cause of any such liability.

          (i) Benefit of Section 15. The agreements contained in this Section 15 are solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, the Borrower, any Affiliate of the Borrower or any other person.

          (j) Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by the Borrower and collection by Banks (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, payable by the Borrower shall be made Pro Rata; provided, however, in the event that any Defaulting Bank shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances.

          (k) Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from the Borrower prior to the date on which any payment is due to Banks hereunder that the Borrower will not make such payment in full, Agent may, but shall not be required to, assume that the Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the interest rate applicable to such portion of the Revolving Loan.

          (l) Other Financings. Without limiting the rights to which any Bank otherwise is or may become entitled, such Bank shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Bank to, on behalf of, or with the Borrower or the Guarantors (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of the Borrower or the Guarantors which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Bank which may be or become security for the obligations of the Borrower or the Guarantors arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

          (m) Interests of Banks. Nothing in this Agreement shall be construed to create a partnership or joint venture between Banks for any purpose. Agent, Banks and the Borrower recognize that the respective obligations of Banks under the Commitment shall be several and not joint and that neither Agent nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrower under the Commitment on a Pro Rata basis. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

          (n) Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Banks any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Banks, Agent may invest such funds pending distribution (at the risk of the Borrower). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Banks (other than to the Person who is Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as Agent for such Banks, and Agent shall have no equitable title to any portion thereof.

     16. Exercise of Rights. No failure to exercise, and no delay in exercising, on the part of the Agent or the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

     17. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER: FIRST PERMIAN, L.L.C., 110 West Louisiana Avenue, Midland, Texas 79702-7158, Facsimile No. 915-684-3905, Attention: Larry
C. Oldham and Ben A. Strickling, III, Co-Managers; (b) GUARANTORS: PARALLEL PETROLEUM CORPORATION, 110 N. Marienfeld, Suite 465, Midland, Texas 79701, Facsimile No. 915-686-9921, Attention: Larry C. Oldham, BAYTECH, INC., 110 West Louisiana Avenue, Midland, Texas 79702, Facsimile No. 915-686-9921, Attention:
Ben A. Strickling III and (C) AGENT: BANK ONE, TEXAS, N.A., 2301 West Wall Street, Midland, Texas 79702, Facsimile No. 915- 688-6333, Attention: Michael J. Davis, Vice President. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 17. Any notice required to be given to the Banks shall be given to the Agent and distributed to all Banks by the Agent.

     18. Expenses. The Borrower shall pay (i) all reasonable and necessary out-of- pocket expenses of the Banks, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or Event of Default or alleged Default or Event of Default hereunder, (ii) all reasonable and necessary out-of- pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by the Borrower or any amendment thereof and (iii) if a Default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Banks, including fees and disbursements of counsel, in connection with such Default and Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower hereby acknowledges that Gardere & Wynne, L.L.P. is special counsel to Bank One, as Agent and as a Bank, under this Agreement and that it is not counsel to, nor does it represent the Borrower or the Guarantors in connection with the transactions described in this Agreement. The Borrower is relying on separate counsel in the transaction described herein. The Borrower shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower to the Banks hereunder and under the Notes.

     19. Indemnity. The Borrower and Guarantors agree to indemnify and hold harmless the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or Guarantors or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower and Guarantors to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower and Guarantors to the Banks hereunder and under the Notes, provided that the Borrower and Guarantors shall have no obligation under this Section to the Banks with respect to any of the foregoing arising out of the gross negligence or willful misconduct of any Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower and Guarantors of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's and Guarantors' expense, counsel of the

Indemnified Parties' choosing and to control the defense of the Claim. The Borrower and Guarantors may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of any liability including strict liability imposed or threatened to be imposed on Agent as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim.

     20. Governing Law. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN MIDLAND, MIDLAND COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

     21. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     22. Maximum Interest Rate. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Notes or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to the Borrower. All sums paid or agreed to be paid to the Banks for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrower and the Banks shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

     23. Amendments. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

     24. Multiple Counterparts. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

     25. Conflict. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

     26. Survival. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

     27. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrower may not, without the prior written consent of all of the Banks, assign any rights, powers, duties or obligations hereunder.

     28. Assignments and Participations.

          (a) Each Bank shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitment and its rights and obligations hereunder to one or more Affiliates, Banks, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; provided, that each sale, assignment or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), shall require the consent of Agent and the Borrower, which consents will not be unreasonably withheld; provided, further, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. Any such assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note, Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Banks or Majority Banks and the obligation to fund its Commitment; provided, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Bank shall at all times maintain its Commitment then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Bank's Revolving Commitment, (4) no Bank may offer to sell its Note or Notes, Commitment, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Bank and its assignee delivers to Agent and Borrower an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $3,500 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrower shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitment and if the assignor Bank has retained a portion of its Commitment, a replacement Note in the principal amount of the Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Bank). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Bank, party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Banks or the Agent shall be required to release the transferor Bank with respect to its Commitment assigned to such assignee and the transferor Bank shall henceforth be so released.

          (b) Each Bank shall have the right to grant participations in all or any part of such Bank's Notes and Commitment hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that:

               (i) each Bank granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of all Banks or Majority Banks (except as set forth in (iii) below);

               (ii) in the event any Bank grants a participation hereunder, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Bank and Borrower shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted; and

               (iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Banks hereunder, except that any Bank may agree with any participant that such Bank will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Banks.

          (c) It is understood and agreed that any Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Bank pursuant to this Agreement.

          (d) Upon the reasonable request of either Agent or Borrower, each Bank will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

     29. Choice of Forum: Consent to Service of Process and Jurisdiction. THE OBLIGATIONS OF BORROWER UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN MIDLAND COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF HARRIS, OR IN THE UNITED STATES COURTS LOCATED IN MIDLAND COUNTY, TEXAS AND THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE

MAILING THEREOF BY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN SECTION 17. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF HARRIS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     30. Waiver of Jury Trial. THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     31. Other Agreements. THIS WRITTEN CREDIT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     32. Financial Terms. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              BORROWER:

                                     FIRST PERMIAN, L.L.C.
                                     a Delaware limited liability company

                                     By:  Baytech, Inc.
                                     a Texas corporation, as Manager


                                     By: /s/ Ben A. Strickling
                                         ----------------------------
                                         Ben A. Strickling, III, President

                                     By:  Parallel Petroleum Corporation
                                     a Delaware corporation, as Manager


                                     By: /s/ Larry C. Oldham
                                         ----------------------------
                                         Larry C. Oldham, President

                             GUARANTORS:

                                     PARALLEL PETROLEUM CORPORATION
                                     a Delaware corporation


                                     By: /s/ Larry C. Oldham
                                         ----------------------------
                                         Larry C. Oldham, President

                                     BAYTECH, INC.
                                     a Texas corporation


                                     By: /s/ Ben A. Strickling
                                         ----------------------------
                                         Ben A. Strickling, III, President

                              BANKS:

                                     BANK ONE, TEXAS, N.A.,
                                     a national banking association


                                     By: /s/ Michael J. Davis
                                         ----------------------------
                                         Michael J. Davis, Vice President

                              AGENT:

                                     BANK ONE, TEXAS, N.A.,
                                     a national banking association


                                     By: /s/ Michael J. Davis
                                         ----------------------------
                                         Michael J. Davis, Vice President

                           EXHIBIT "A"

                       NOTICE OF BORROWING

     The undersigned hereby certifies that he is the ___________________ of ____________, Manager of FIRST PERMIAN, L.L.C., a Delaware limited liability company, and that as such he is authorized to execute this Notice of Borrowing on behalf of the Borrower (as such term is defined in the Agreement). With reference to that certain Credit Agreement dated as of June 30, 1999 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into by and among Borrower, the Guarantors, and BANK ONE, TEXAS, N.A. ("Bank One"), and the financial institutions party thereto (the "Banks"), the undersigned further certifies, represents and warrants on behalf of the Borrower that all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) Borrower requests that the Banks advance Borrower on the Revolving Loan _____________ the aggregate sum of $________________ by no later than __________________. Immediately following such Advance, the aggregate outstanding balance of Advances shall equal $_________________ on the Revolving Loan.

          (b) This Advance shall be a: Base Rate Loan ____________, or Eurodollar Loan ______________, (if Eurodollar please state requested Interest Period months).

          (c) As of the date hereof, and as a result of the making of the requested Advance, there does not and will not exist any Default or Event of Default.

          (d) Borrower has performed and complied with all agreements and conditions contained in the Agreement which are required to be performed or complied with by Borrower before or on the date hereof.

          (e) The representations and warranties contained in the Agreement are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the Advance, with the same force and effect as though made on and as of the date hereof and thereof.

          (f) No change that would cause a Material Adverse Effect to the condition, financial or otherwise, of Borrower has occurred since the most recent Financial Statement provided to the Banks. EXECUTED AND DELIVERED this _____ day of ___________, ______.

                                     FIRST PERMIAN, L.L.C.
                                     a Delaware limited liability company

                                     By:  Baytech, Inc.
                                     a Texas corporation, as Manager

                                     By:_______________________________
                                     Ben A. Strickling, III, President

                                     By:  Parallel Petroleum Corporation
                                     a Delaware corporation, as Manager


                                     By:_______________________________
                                     Larry C. Oldham, President

                           EXHIBIT "B"

                          REVOLVING NOTE

$_____________            Midland, Texas            June 30, 1999

     FOR VALUE RECEIVED, the undersigned, FIRST PERMIAN, L.L.C., a Delaware limited liability company (hereinafter referred to as the "Borrower"), hereby unconditionally promises to pay to the order of _____________________ (the "Bank") at the offices of BANK ONE, TEXAS, N.A. (the "Agent") in Midland County, Texas, the principal sum of _____________________ AND __/100 DOLLARS ($______________), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Loan Agreement (as hereinafter defined). All payments of principal and interest due hereunder are payable at the offices of Agent at 2301 West Wall Street, Midland, Texas 79702, attention: Energy Department, or at such other address as Bank shall designate in writing to Borrower.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Loan Agreement.

     This Note is executed pursuant to that certain Credit Agreement dated of even date herewith between Borrower, the Guarantors, the Agent and Banks (as the same may be amended from time to time, the "Loan Agreement"), and is one of the Notes referred to therein. Reference is made to the Loan Agreement and the Loan Documents (as that term is defined in the Loan Agreement) for a statement of prepayment, rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Loan Agreement and Loan Documents, the holder hereof (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies of the Bank under the Loan Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Loan Agreement.

     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Loan Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Loan Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Loan Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agree to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

     THIS WRITTEN NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date and year first above written.

                              BORROWER:

                                     FIRST PERMIAN, L.L.C.
                                     a Delaware limited liability company

                                     By:  Baytech, Inc.
                                     a Texas corporation, as Manager


                                     By:______________________________
                                     Ben A. Strickling, III, President

                                     By:  Parallel Petroleum Corporation
                                     a Delaware corporation, as Manager


                                     By:______________________________
                                     Larry C. Oldham, President

                           EXHIBIT "C"

                         LIMITED GUARANTY

     THIS LIMITED GUARANTY ("Guaranty") is made as of the 30th day of June, 1999, by Guarantor (as hereinafter defined) and Bank One, Texas, N.A., a national banking association ("Bank One"), as Agent for itself and each of the financial institutions which are a party to that certain Credit Agreement dated as of June 30, 1999, by and among Borrower (as hereinafter defined), Guarantor (as hereinafter defined), the Agent and the financial institutions party thereto (the "Loan Agreement") (hereinafter referred to as "Lenders"), guaranteeing the Indebtedness (as defined) of FIRST PERMIAN, L.L.C. (hereinafter referred to as "Borrower") .

     33. Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

          (a) The term "Banks" shall mean BANK ONE, TEXAS, N.A., as "Agent" for itself and the other Banks that are parties to a Credit Agreement of even date herewith between Borrower (as hereinafter defined) and the Banks, the address for notice purposes for the Banks is the following:

                              2301 West Wall Street
                              Midland, Texas 79702
                     Attn: Michael J. Davis, Vice President

          (b) The term "Borrower" (whether one or more) shall mean the following:

FIRST PERMIAN, L.L.C.
110 West Louisiana Avenue
Midland, Texas 79702

          (c) The term "Guarantor" shall mean ________________________, whose address for notice purposes is the following:

                          _____________________________
                          _____________________________
                          _____________________________

          (d) The term "Guaranteed Indebtedness" shall mean (i) all principal indebtedness owing by Borrower to Bank now existing or hereafter arising under or evidenced by that certain Credit Agreement of even date herewith executed by Borrower, Bank, Guarantor and _________, and all promissory notes and other evidences of indebtedness delivered in connection therewith, (ii) all accrued but unpaid interest on any of the indebtedness owing under the instrument(s) or agreement(s) described in (i) above, (iii) all obligations of Borrower to Bank under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Bank in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

     34. Obligations. As an inducement to Bank to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter; provided, however, Guarantor's obligation hereunder shall be limited to $10,000,000.

     35. Character of Obligations.

          (a) This is an absolute, continuing and unconditional Guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of the Guarantor with respect to any and all Guaranteed Indebtedness of Borrower to Bank incurred thereafter shall not be affected. All of the Guaranteed Indebtedness shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be primarily liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

          (b) Bank may, at its sole discretion and without impairing its right hereunder, apply any payments on the Guaranteed Indebtedness that Bank receives to that portion of the Guaranteed Indebtedness, if any, not guaranteed hereunder.

          (c) Guarantor agrees that Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by the existence of any other guaranty or the payment by any other guarantor of all or any part of the Guaranteed Indebtedness and, in the event paragraph 2 above partially limits Guarantor's obligations under this Guaranty, Guarantor's obligations hereunder shall continue until Bank has received payment in full of the Guaranteed Indebtedness.

          (d) Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by, nor shall any provision contained herein be deemed to be a limitation upon, the amount of credit which Bank may extend to Borrower, the number of transactions between Bank and Borrower, payments by Borrower to Bank or Bank's allocation of payments by Borrower.

     36. Representations and Warranties. Guarantor hereby represents and warrants the following to Bank:

          (a) This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (i) if Guarantor is a corporation, the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, or (ii) if Guarantor is a partnership, the requisite number of Guarantor's partners have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor;

          (b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty;

          (c) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on Bank to provide such information to Guarantor either now or in the future;

          (d) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith does not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or
     (iii) Guarantor's Articles of Incorporation or Bylaws if Guarantor is a corporation, or Guarantor's Partnership Agreement if Guarantor is a partnership;

          (e) Neither Bank nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty;

          (f) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Bank are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Bank since the date of the last statement thereof; and

          (g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent,
     (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed Guarantor's liabilities (both fixed and contingent),
     (iii) Guarantor is and will continue to be able to pay Guarantor's debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

     37. Covenants. Guarantor hereby covenants and agrees with Bank as follows:

          (a) Guarantor shall not, so long as Guarantor's obligations under this Guaranty continue, transfer or pledge any material portion of Guarantor's assets for less than full and adequate consideration;

          (b) Guarantor shall promptly furnish to Bank at any time and from time to time such financial statements and other financial information of Guarantor as the Bank may require, in form and substance satisfactory to Bank;

          (c) Guarantor shall comply with all terms and provisions of the instruments and agreements evidencing, governing and securing all or any part of the Guaranteed Indebtedness that apply to Guarantor; and

          (d) Guarantor shall promptly inform Bank of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the instruments or agreements evidencing, governing or securing all or any part of the Guaranteed Indebtedness, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

     38. Consent and Waiver.

          (a) Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action of Bank, including without limitation giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

          (b) Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

          (c) Bank may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; (iv) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Bank or others; (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Bank not guaranteed under this Guaranty; and (vii) apply any sums paid to Bank by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as Bank, in its sole discretion, may determine.

          (d) Notwithstanding any provision in this Guaranty to the contrary, Guarantor hereby waives and releases (i) any and all rights of subrogation, reimbursement, indemnification or contribution which Guarantor may have, after payment in full or in part of the Guaranteed Indebtedness, against others liable on all or any part of the Guaranteed Indebtedness, (ii) any and all rights to be subrogated to the rights of Bank in any collateral or security for all or any part of the Guaranteed Indebtedness after payment in full or in part of the Guaranteed Indebtedness, and (iii) any and all other rights and claims of such Guarantor against Borrower or any third party as a result of such Guarantor's payment of all or any part of the Guaranteed Indebtedness.

          (e) Should Bank seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Bank first enforce any rights or remedies against Borrower or any other person or entity liable to Bank for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) Bank shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Bank's right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

          (f) In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Bank, its directors, officers, employees, representatives or agents in connection with Bank's administration of the Guaranteed Indebtedness, except for Bank's willful misconduct and gross negligence.

     39. Obligations Not Impaired.

          (a) Guarantor agrees that Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) lack of corporate power of Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Bank to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by Bank to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; or (x) any other circumstances which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

          (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

          (c) In the event Borrower is a corporation, joint stock association or partnership, or is hereafter incorporated, none of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law;
     (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

     40. Actions against Guarantor. In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Bank, in lawful money of the United States, at Bank's address set forth hereinabove. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Bank deems advisable. The exercise by Bank of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Bank shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

     41. Payment by Guarantor. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Bank contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Bank receives such notice either by: (a) personal delivery to the address and designated department of Bank identified in subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Bank at the address shown in subparagraph 1(a) above. In the absence of such notice to Bank by Guarantor in compliance with the provisions hereof, any sum received by Bank on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

     42. Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in subparagraph 1(c) above, five (5) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

     43. Waiver of Bank. No delay on the part of Bank in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Bank, and then only in the specific instance and for the purpose given.

     44. Successors and Assigns. This Guaranty is for the benefit of Bank, its successors and assigns. This Guaranty is binding upon Guarantor's heirs, executors, administrators, personal representatives and successors, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

     45. Costs and Expenses. Guarantor shall pay on demand by Bank all costs and expenses (including without limitation all reasonable attorneys' fees) incurred by Bank in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

     46. Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or enforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

     47. No Obligation. Nothing contained herein shall be construed as an obligation on the part of Bank to extend or continue to extend credit to Borrower.

     48. Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given.

     49. Cumulative Rights. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

     50. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

     51. Venue. This Guaranty has been entered into in the county in Texas where Bank's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where the Bank's address for notice purposes is located.

     52. Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Bank by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and Bank to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

     53. Descriptive Headings. The captions in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

     54. Gender. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

     55. Entire Agreement. This Guaranty contains the entire agreement between Guarantor and Bank regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings, if any, regarding same; provided, however, this Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of Guarantor now or hereafter held by Bank that relates to Borrower or any other person or entity.

     EXECUTED as of the date first above written.

                              GUARANTOR:

                              _________________________________
                              a________________________________



                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                                   EXHIBIT "D"

                            CERTIFICATE OF COMPLIANCE

     The undersigned hereby certifies that he is the ___________________ of ___________, Manager of FIRST PERMIAN, L.L.C., a Delaware limited liability company (the "Borrower") and that as such he is authorized to execute this Certificate of Compliance on behalf of the Borrower. With reference to that certain Credit Agreement, dated as of June 30, 1999, (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into among the Borrower, the Guarantors and BANK ONE, TEXAS, N.A. as "Agent," for itself and the Banks signatory thereto (the "Banks"), the undersigned further certifies, represents and warrants on behalf of the Borrower that all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) The Borrower and the Guarantors have fulfilled in all material respects their obligations under the Notes and Security Instruments, including the Loan Agreement, and all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects [if the representations and warranties are not true and correct, the party signing this certificate shall except from the foregoing statement the matters for which such representations and warranties are no longer true specifying the nature of any such change.]

          (b) No Event of Default has occurred under the Security Instruments, including the Loan Agreement [if an Event of Default has occurred, the party certifying hereto shall specify the facts constituting the Event of Default and the nature and status thereof].

          (c) To the extent requested from time to time by the Agent, the certifying party shall specifically affirm compliance of the Borrower and the Guarantors in all material respects with any of its representations and warranties (except to the extent they relate solely to an earlier date) or obligations under said instruments.

          (d) Financial Computations for the period ending ________________ (provide calculations on a consolidated basis):

               (i) Current Ratio;

               (ii) Minimum Interest Coverage Ratio; and

               (iii) Tangible Net Worth

               (iv) General and Administrative Expenses; and

               (v) Capital Expenditures.

     EXECUTED, DELIVERED AND CERTIFIED TO this ______ day of
____________________, 19__.

                                     BORROWER:

                                     FIRST PERMIAN, L.L.C.
                                     a Delaware limited liability company

                                     By:  Baytech, Inc.
                                     a Texas corporation, as Manager


                                     By:
                                     Name:
                                     Title:

                                     By:  Parallel Petroleum Corporation
                                     a Delaware corporation, as Manager


                                     By:
                                     Name:
                                     Title:

                                     GUARANTORS:

                                     PARALLEL PETROLEUM CORPORATION
                                     a Delaware corporation


                                     By:
                                     Name:
                                     Title:

                                     BAYTECH, INC.
                                     a Texas corporation


                                     By:
                                     Name:
                                     Title:

                                   EXHIBIT "E"

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, ____ is made between ____________________ (the
"Assignor") and ____________________ (the "Assignee").

                             RECITALS

     WHEREAS, the Assignor is party to that certain Credit Agreement dated as of June 30, 1999 (the "Loan Agreement") by and among First Permian, L.L.C., a Delaware limited liability company (hereinafter referred to as the "Company"), Parallel Petroleum Corporation, a Delaware corporation, Baytech, Inc., a Texas corporation (hereinafter referred to as the "Guarantors"), the Banks signatory thereto (the "Banks"), Bank One, Texas, N.A., as Agent (in such capacity, the "Agent"), and the financial institutions party thereto (unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Loan Agreement);

     WHEREAS, as provided under the Loan Agreement, the Assignor has committed to make Loans (the "Committed Loans") to the Company in aggregate amounts not to exceed $110,000,000 on the Revolving Loan (the "Revolving Commitment"), such Revolving Commitment being evidenced by a Revolving Note in the face amount of $110,000,000 (the "Note"); the Revolving Commitment is hereinafter referred to as (the "Commitment");

     WHEREAS, [the Assignor has made Committed Loans to the Company in the aggregate principal amount of $________ on the Revolving Commitment [no Committed Loans are outstanding under the Loan Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee [part] [all] of the rights and obligations of the Assignor under the Loan Agreement in respect of its Commitment, in an amount equal to $_______ on the Revolving Commitment for a total of $_______ for the total Commitment (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Assignment and Acceptance.

          (a) Subject to the terms and conditions of this Assignment and Acceptance , (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans] of the Assignor, (B) the Notes, and (C) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the Loan Documents.

     [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans assigned.]

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee.

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $_______________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $________________.

     2. Payments.

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $_______, representing the Assignee's Pro Rate Share of the principal amount of all Committed Loans.

          (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 28 of the Loan Agreement.

     3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, the Committed Loans and the Notes shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4. Independent Credit Decision. The Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in
Section 12 of the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

     5. Effective Date; Notices.

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be _________, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee, together with the Notes;

               (ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 28 of the Loan Agreement shall have been duly obtained and shall be in full force and effective as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv) the processing fee referred to in Section 2(b) hereof and in
          Section 28 of the Loan Agreement shall have been paid to the Agent;
          and

               (v) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Loan Agreement (if such agreement exists).

          (b) Promptly following the execution of this Assignment and

     Acceptance, the Assignor shall deliver to the Agent for acknowledgment by the Agent, a copy of this Assignment and Acceptance.

     [6. Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

          (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Loan Agreement.

          (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Loan Agreement.]

     7. Withholding Tax. The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 101 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8. Representations and Warranties.

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) on notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or flings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and
     (iv) it is an Eligible Assignee.

     9. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10. Miscellaneous.

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Texas over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          (g) Assignee hereby provides the administrative detail on Addendum 1 hereto.

          [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Loan Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the data first above written.

                              [ASSIGNOR]


                              By:
                              Title:


                              By:
                              Title:
                              Address:

                              [ASSIGNEE]


                              By:
                              Title:


                              By:
                              Title:
                              Address:

(If required by Section 28 of the Loan Agreement)

ACKNOWLEDGED AND CONSENTED TO:

BANK ONE, TEXAS, N.A., as Agent



By:
Name:
Title:

FIRST PERMIAN, L.L.C.
a Delaware limited liability company

     By:  Baytech, Inc.
          a Texas corporation, as Manager


     By:
     Name:
     Title:

     By:  Parallel Petroleum Corporation
          a Delaware corporation, as Manager


     By:
     Name:
     Title:

                         ADDENDUM 1 TO


               ASSIGNMENT AND ACCEPTANCE AGREEMENT


The following administrative details apply to the Assignee:

(A)  Notice Address:

          Assignee name:
                         Address:


          Attention:
          Telephone:               (       )
          Telecopier:              (       )
          Telex (Answerback):

     (B)  Payment Instructions:

     Account No.:
     At:


     Reference:
     Attention:

                                   SCHEDULE 1

                                      LIENS

                                      NONE

                                   SCHEDULE 2

                               FINANCIAL CONDITION

                                      NONE

                                   SCHEDULE 3

                                   LIABILITIES

                                      NONE

                                   SCHEDULE 4

                                   LITIGATION

                                      NONE

                                   SCHEDULE 5

                              ENVIRONMENTAL MATTERS
                                      NONE

                                   SCHEDULE 6

                                  TITLE MATTERS

            The Properties shown on the attachment hereto and marked with the word "need" under the heading "Title Information"

                                   SCHEDULE 7

                                CURATIVE MATTERS

                          To be as notified in writing
 .


PAGE>
                                       1




                                                     EXHIBIT 10.6






                                CREDIT AGREEMENT

                                     AMONG

                      FIRST PERMIAN, L.L.C., AS BORROWER,
                                      AND
                         PARALLEL PETROLEUM CORPORATION
                               AND BAYTECH, INC.,
                                 AS GUARANTORS

                                      AND

                             BANK ONE, TEXAS, N.A.
                       AND THE INSTITUTIONS NAMED HEREIN
                                    AS BANKS

                                      AND
                             BANK ONE, TEXAS, N.A.,
                                    AS AGENT

                                 JUNE 30, 1999

                                                           EXHIBIT 10.7





                                LIMITED GUARANTY

     THIS LIMITED GUARANTY ("Guaranty") is made as of the 30th day of June, 1999, by Guarantor (as hereinafter defined) and Bank One, Texas, N.A., a national banking association ("Bank One"), as Agent for itself and each of the financial institutions which are a party to that certain Loan Agreement dated as of June 30, 1999, by and among Borrower (as hereinafter defined), Guarantor (as hereinafter defined), the Agent and the financial institutions party thereto (the "Loan Agreement") (hereinafter referred to as "Lenders"), guaranteeing the Indebtedness (as defined) of FIRST PERMIAN, L.L.C. (hereinafter referred to as "Borrower") .

     1. Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

          (a) The term "Banks" shall mean BANK ONE, TEXAS, N.A., as "Agent" for itself and the other Banks that are parties to a Credit Agreement of even date herewith between Borrower (as hereinafter defined) and the Banks, the address for notice purposes for the Banks is the following:

                              2301 West Wall Street
                              Midland, Texas 79702
                     Attn: Michael J. Davis, Vice President

          (b) The term "Borrower" (whether one or more) shall mean the following:

                              FIRST PERMIAN, L.L.C.
                            110 West Louisiana Avenue
                              Midland, Texas 79702

          (c) The term "Guarantor" shall mean PARALLEL PETROLEUM CORPORATION, whose address for notice purposes is the following:

                          110 N. Marienfeld, Suite 465
                              Midland, Texas 79701

          (d) The term "Guaranteed Indebtedness" shall mean (i) all principal indebtedness owing by Borrower to Bank now existing or hereafter arising under or evidenced by that certain Credit Agreement of even date herewith executed by Borrower, Bank, Guarantor and Baytech, Inc., and all promissory notes and other evidences of indebtedness delivered in connection therewith, (ii) all accrued but unpaid interest on any of the indebtedness owing under the instrument(s) or agreement(s) described in (i) above, (iii) all obligations of Borrower to Bank under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Bank in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

          (e) Obligations. As an inducement to Bank to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter; provided, however, Guarantor's obligation hereunder shall be limited to $10,000,000.

     2. Character of Obligations.

          (a) This is an absolute, continuing and unconditional Guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of the Guarantor with respect to any and all Guaranteed Indebtedness of Borrower to Bank incurred thereafter shall not be affected. All of the Guaranteed Indebtedness shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be primarily liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

          (b) Bank may, at its sole discretion and without impairing its right hereunder, apply any payments on the Guaranteed Indebtedness that Bank receives to that portion of the Guaranteed Indebtedness, if any, not guaranteed hereunder.

          (c) Guarantor agrees that Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by the existence of any other guaranty or the payment by any other guarantor of all or any part of the Guaranteed Indebtedness and, in the event paragraph 2 above partially limits Guarantor's obligations under this Guaranty, Guarantor's obligations hereunder shall continue until Bank has received payment in full of the Guaranteed Indebtedness.

          (d) Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by, nor shall any provision contained herein be deemed to be a limitation upon, the amount of credit which Bank may extend to Borrower, the number of transactions between Bank and Borrower, payments by Borrower to Bank or Bank's allocation of payments by Borrower.

     3. Representations and Warranties. Guarantor hereby represents and warrants the following to Bank:

          (a) This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (i) if Guarantor is a corporation, the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, or (ii) if Guarantor is a partnership, the requisite number of Guarantor's partners have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor;

          (b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty;

          (c) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on Bank to provide such information to Guarantor either now or in the future;

          (d) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith does not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or
     (iii) Guarantor's Articles of Incorporation or Bylaws if Guarantor is a corporation, or Guarantor's Partnership Agreement if Guarantor is a partnership;

          (e) Neither Bank nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty;

          (f) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Bank are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Bank since the date of the last statement thereof; and

          (g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent,
     (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed Guarantor's liabilities (both fixed and contingent),
     (iii) Guarantor is and will continue to be able to pay Guarantor's debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

     4. Covenants. Guarantor hereby covenants and agrees with Bank as follows:

          (a) Guarantor shall not, so long as Guarantor's obligations under this Guaranty continue, transfer or pledge any material portion of Guarantor's assets for less than full and adequate consideration;

          (b) Guarantor shall promptly furnish to Bank at any time and from time to time such financial statements and other financial information of Guarantor as the Bank may require, in form and substance satisfactory to Bank;

          (c) Guarantor shall comply with all terms and provisions of the instruments and agreements evidencing, governing and securing all or any part of the Guaranteed Indebtedness that apply to Guarantor; and

          (d) Guarantor shall promptly inform Bank of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the instruments or agreements evidencing, governing or securing all or any part of the Guaranteed Indebtedness, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

     5. Consent and Waiver.

          (a) Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action of Bank, including without limitation giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

          (b) Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

          (c) Bank may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; (iv) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Bank or others; (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Bank not guaranteed under this Guaranty; and (vii) apply any sums paid to Bank by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as Bank, in its sole discretion, may determine.

          (d) Notwithstanding any provision in this Guaranty to the contrary, Guarantor hereby waives and releases (i) any and all rights of subrogation, reimbursement, indemnification or contribution which Guarantor may have, after payment in full or in part of the Guaranteed Indebtedness, against others liable on all or any part of the Guaranteed Indebtedness, (ii) any and all rights to be subrogated to the rights of Bank in any collateral or security for all or any part of the Guaranteed Indebtedness after payment in full or in part of the Guaranteed Indebtedness, and (iii) any and all other rights and claims of such Guarantor against Borrower or any third party as a result of such Guarantor's payment of all or any part of the Guaranteed Indebtedness.

          (e) Should Bank seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Bank first enforce any rights or remedies against Borrower or any other person or entity liable to Bank for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) Bank shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Bank's right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

          (f) In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Bank, its directors, officers, employees, representatives or agents in connection with Bank's administration of the Guaranteed Indebtedness, except for Bank's willful misconduct and gross negligence.

     6. Obligations Not Impaired.

          (a) Guarantor agrees that Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) lack of corporate power of Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Bank to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the

     Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by Bank to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; or (x) any other circumstances which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

          (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

          (c) In the event Borrower is a corporation, joint stock association or partnership, or is hereafter incorporated, none of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law;
     (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

     7. Actions against Guarantor. In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Bank, in lawful money of the United States, at Bank's address set forth hereinabove. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Bank deems advisable. The exercise by Bank of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Bank shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

     8. Payment by Guarantor. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Bank contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Bank receives such notice either by: (a) personal delivery to the address and designated department of Bank identified in subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Bank at the address shown in subparagraph 1(a) above. In the absence of such notice to Bank by Guarantor in compliance with the provisions hereof, any sum received by Bank on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

     9. Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in subparagraph 1(c) above, five (5) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

     10. Waiver of Bank. No delay on the part of Bank in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Bank, and then only in the specific instance and for the purpose given.

     11. Successors and Assigns. This Guaranty is for the benefit of Bank, its successors and assigns. This Guaranty is binding upon Guarantor's heirs, executors, administrators, personal representatives and successors, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

     12. Costs and Expenses. Guarantor shall pay on demand by Bank all costs and expenses (including without limitation all reasonable attorneys' fees) incurred by Bank in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

     13. Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or enforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

     14. No Obligation. Nothing contained herein shall be construed as an obligation on the part of Bank to extend or continue to extend credit to Borrower.

     15. Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given.

     16. Cumulative Rights. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

     17. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

     18. Venue. This Guaranty has been entered into in the county in Texas where Bank's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where the Bank's address for notice purposes is located.

     19. Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Bank by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and Bank to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

     20. Descriptive Headings. The captions in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

     21. Gender. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

     22. Entire Agreement. This Guaranty contains the entire agreement between Guarantor and Bank regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings, if any, regarding same; provided, however, this Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of Guarantor now or hereafter held by Bank that relates to Borrower or any other person or entity.

     EXECUTED as of the date first above written.

                              GUARANTOR:

                              PARALLEL PETROLEUM CORPORATION
                              a Delaware corporation, as Manager


                              By: /s/ Larry C. Oldham
                                  -----------------------------
                                  Larry C. Oldham, President

                                                    EXHIBIT 10.8

                             INTERCREDITOR AGREEMENT

     THIS INTERCREDITOR AGREEMENT (the "Agreement") dated as of June 30, 1999 is entered into among First Permian, L.L.C., a Delaware limited liability company ("Borrower"), Bank One, Texas, N.A., a national association, and any of its successors and assigns, as Banks (collectively, "Senior Lender") and Tejon Exploration Company ("Tejon") and Mansefeldt Investments Corporation ("Mansefeldt", together with Tejon, "Subordinated Lenders", and individually, a "Subordinated Lender").

                              W I T N E S S E T H:

     WHEREAS, Borrower, Senior Lender, Baytech, Inc. and Parallel Petroleum Corporation entered into that certain Credit Agreement dated of even date herewith (the "Senior Credit Agreement") pursuant to which the Senior Lender agreed to provide Borrower with a $110,000,000 credit facility; and

     WHEREAS, Borrower executed and delivered to each Subordinated Lender a Subordinated Promissory Note dated of even date herewith (collectively, the "Subordinated Note") pursuant to which each Subordinated Lender agreed to provide Borrower with a $8,000,000 subordinated loan (the "Subordinated Debt"), and each such Subordinated Note requires a principal payment of $2,500,000 on December 31, 1999 (the "December 1999 Amount") and a principal payment of $5,500,000 on June 30, 2000 (the "June 2000 Amount"); and

     WHEREAS, to induce the Senior Lender to enter into the Senior Credit Agreement, the Borrower and the Subordinated Lenders have agreed to enter into this Agreement with the Senior Lender to subordinate the rights of the Subordinated Lenders to the rights of the Senior Lender as provided herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Subordination of Subordinated Debt. The payment of the Subordinated Debt is expressly subordinated to the prior payment in full of the Senior Debt to the extent and in the manner set forth in this Agreement. Except as provided in
Section 3 and Section 4 of this Agreement, the Borrower and Subordinated Lender hereby postpone and subordinate the Subordinated Debt to all Senior Debt. The

Borrower and Subordinated Lender agree that so long as the Senior Credit Agreement is in effect and thereafter until the Senior Debt is paid in full and, except as provided in Section 3 and Section 4 of this Agreement, Subordinated Lender will not demand, take or receive from the Borrower, in cash or property or by set-off or in any other manner, payment of or on account of, and the Borrower will not pay, the whole or any part of the Subordinated Debt. As used herein, the term "Senior Debt" shall include any and all obligations owed to the Senior Lender by Borrower pursuant to the Senior Credit Agreement, the Notes issued in connection therewith, or any other document, including principal, interest, post-petition interest during any bankruptcy proceeding (whether or not allowed or allowable by a court), fees, expenses, obligations on letters of credit, obligations relating to derivatives, and any other amount due or to become due under the Senior Credit Agreement and Notes or otherwise, Subordinated Lender expressly acknowledging that such Senior Debt includes indebtedness between the Borrower and the Senior Lender hereafter created or arising under the Senior Credit Agreement or otherwise, and any and all renewals and extensions of all or any part of such indebtedness and liabilities.

     2. Security for Subordinated Debt. The parties agree that the Subordinated Debt shall be unsecured.

     3. Payment of Credit Interest on Subordinated Debt. The provisions of
Section 1 hereof notwithstanding, the Borrower may pay and Subordinated Lender may receive the interest (the "Credit Interest") which is due and payable on the December 1999 Amount for the period from the date hereof through December 31, 1999 and on the June 2000 Amount for the period from the date hereof through June 30, 2000 if (a) the full payment of all amounts then due and payable on the Senior Debt have been made or duly provided for in accordance with the Senior Credit Agreement, and (b) a Subordination Event (as defined below) has not occurred or would not occur as a result of such payment. Upon the occurrence of a Subordination Event, all claims of Subordinated Lenders to the Credit Interest shall be subordinated to the prior payment in full of the Senior Debt, and all further payments of Credit Interest to Subordinated Lender shall immediately cease. After the occurrence of a Subordination Event, the payment of Credit Interest by the Borrower to Subordinated Lender may resume only if the Subordination Event has been cured to the satisfaction of the Senior Lender. "Subordination Event" means the occurrence of either (a) a Default or Event of Default, or (b) a Borrowing Base deficiency existing under the Senior Credit Agreement. During any period in which Borrower is prohibited from paying Credit

Interest pursuant to the provisions of this Section 3, such past due interest shall be added to principal, and thereafter shall be payable only as permitted pursuant to Section 4 hereof. Such unpaid interest, when added to the principal, shall, to the extent permitted by law, bear interest at the appropriate rate as provided for in the Subordinated Note or Notes.

     4. Payment of Principal on the Subordinated Debt. The provisions of Section 1 hereof notwithstanding, principal on the Subordinated Debt may be paid on the date required or prior thereto in accordance with the currently scheduled payments ($5,000,000 on December 31, 1999 and $11,000,000 on June 30, 2000);
provided, however, such payments can only be made with (i) the net cash proceeds from the issuance of any equity securities by Borrower, (ii) Advances under the Senior Credit Agreement to the extent attributable to an increase in the Borrowing Base above $74,000,000.00, (iii) proceeds from sales of assets of Borrower with the prior written consent of Senior Lender (in Senior Lender's sole discretion), after Senior Lender determines a new Borrowing Base (after giving effect to such sale of assets), or (iv) any other source of payment with the prior written consent of Senior Lender (the "Note Payment"), each of which can only be made if and only if (y) the full payment of all amounts then due and payable under the Senior Debt have been made or duly provided for in accordance with the Senior Credit Agreement and (z) no Subordination Event has occurred or would occur as a result of such payment. Any payments of principal or interest on the Subordinated Debt after June 30, 2000 may only be made with the prior written consent of Senior Lender. Notwithstanding any other provision of this Agreement, each Subordinated Lender may, at their option and with the agreement of Borrower, irrevocably convert any claims they have to the Subordinated Debt to an equity interest in Borrower.

     5. Proof of Claim/Power of Attorney. In the event of any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceedings affecting the Borrower, the Subordinated Lenders will at the Senior Lender's request and at Subordinated Lenders' expense file any claims, proofs of claim, or other instruments of similar character necessary to enforce the obligations of the Borrower in respect of the Subordinated Debt and will, subject to the right of Senior Lender to receive payment in priority to the rights of Subordinated Lenders, hold in trust for the Senior Lender and, to the extent permitted by law, pay over to the Senior Lender, in the form received, to be applied on the Senior Debt, any and all moneys, dividends, or other assets received in any such proceedings by Subordinated Lenders, unless and until the Senior Debt shall be paid in full.

     6. Payments Held in Trust. Except to the extent that Credit Interest is permitted to be paid to Subordinated Lenders pursuant to the terms of Section 3 hereof or a Note Payment is permitted to be paid to Subordinated Lenders pursuant to the terms of Section 4 hereof, should any Subordinated Lender receive any payment or distribution from the Borrower upon or with respect to the Subordinated Debt, such Subordinated Lender will forthwith deliver the same to the Senior Lender, in precisely the form received (except for endorsement or assignment of Subordinated Lender where necessary), for application on the Senior Debt and, until so delivered, the same shall be held in trust by such Subordinated Lender as the Senior Lender's property. In the event of the failure of such Subordinated Lender to make any such endorsement or assignment, the Agent is hereby irrevocably authorized to make the same.

     7. No Modification of Subordinated Debt. The Borrower and each Subordinated Lender agrees not to renew, extend, modify or amend in any respect the Subordinated Debt or any instrument or agreement documenting or securing the Subordinated Debt without the prior written consent of the Senior Lender.

     8. Waivers and Consents. The Senior Lender and Borrower may at any time and from time to time extend, renew or otherwise alter, as the Senior Lender and Borrower may deem proper, the terms of any or all of the Senior Debt or of any security therefor or of any agreement providing therefor or relating to the Senior Debt or to such security, or accelerate the maturity of any or all of the Senior Debt in accordance with the terms thereof or of any agreement between the Senior Lender and Borrower, and the Senior Lender may exchange, sell, surrender, release, fail to resort to or realize upon or otherwise deal with any or all security for the Senior Debt, or release or fail to resort to or enforce guaranties or endorsements of, or of the liabilities of any obligors liable upon, the Senior Debt or release or fail to set-off any balance of funds of the Borrower with the Senior Lender or under the Senior Lender's control, and generally deal with the Borrower and all guarantors and endorsers of, and all obligors liable upon, the Senior Debt, as the Senior Lender sees fit, all without notice to or consent of Subordinated Lenders and without affecting to any extent any obligation or liability of Subordinated Lenders, or any of the Senior Lender's rights, hereunder. Without in any way limiting the foregoing, each Subordinated Lender understands and agrees that the Senior Lender shall have uncontrolled power and discretion, without notice to any Subordinated Lender, to deal in any manner with any indebtedness, interest, cost and expenses payable by or liability of the Borrower to the Senior Lender and any security or guaranties therefor. Each Subordinated Lender hereby waives and agrees not to assert against the Senior Lender any rights which a guarantor or surety could exercise, and nothing in this Agreement shall be deemed to constitute any Subordinated Lender as a guarantor or a surety. Each Subordinated Lender further consents and agrees to any action taken or omitted to be taken with respect to the Senior Credit Agreement, the Senior Loan Documents, the Senior Debt, and the security and collateral therefor, whether or not such action or omission prejudices any Subordinated Lender or increases the likelihood that the Subordinated Debt will not be paid, and whether or not such circumstance might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subordinated Lender.

     9. Subrogation. No payment or distribution to the Senior Lender pursuant to the provisions of this Agreement shall entitle any Subordinated Lender to exercise any rights of subrogation in respect hereof until all of the Senior Debt shall have been irrevocably and unconditionally paid in full.

     10. Further Assurances. The Borrower and Subordinated Lenders agree that any note representing the Subordinated Debt shall be stamped with a statement referring to the existence of this Agreement. The Borrower and Subordinated Lenders each will, at its expense and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Senior Lender may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Lender to exercise and enforce their rights and remedies hereunder.

     11. Representations. Each Subordinated Lender warrants and represents to the Senior Lender that (a) it has the power and authority to execute, deliver and carry out the terms of this Agreement, (b) it has taken all necessary action to authorize the execution and delivery of this Agreement, and (c) this Agreement has been duly executed and delivered by each Subordinated Lender and constitutes the legal, valid and binding obligation of each Subordinated Lender enforceable in accordance with its terms except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     12. Costs and Expenses. Borrower agrees to pay, on demand, to the Senior Lender all costs and expenses (including court costs and reasonable attorneys' fees) incurred by the Senior Lender in the enforcement of this Agreement.

     13. Binding Effect. This Agreement shall be immediately binding on the Senior Lender, Borrower and each Subordinated Lender and the successors and assigns of the Senior Lender, Borrower and each Subordinated Lender, and the covenants of each Subordinated Lender and the Borrower in favor of the Senior Lender contained herein shall extend to, include, and be enforceable by, any transferee, assignee, or endorsee of the Senior Lender of any of the Senior Debt.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in Dallas County, Texas.

     15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original for all purposes.

     16. Defined Terms. Unless otherwise defined herein, terms used herein are used as defined in the Senior Credit Agreement.

     17. THIS INTERCREDITOR AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date first above written.


                              SUBORDINATED LENDER:

                              Tejon Exploration Company,
                              a Texas corporation

                              By: /s/ Joseph Edwin Canon
                              Name: Joseph Edwin Canon
                              Title: Vice President


                              Mansefeldt Investment Corporation,
                              a Texas corporation

                              By: /s/ Tucker Bridwell
                              Name:   Tucker Bridwell
                              Title:    President


                              BORROWER:
                              FIRST PERMIAN, L.L.C.
                              a Delaware limited liability company

                              By:  Baytech, Inc.
                              a Texas corporation, as Manager

                              By: /s/ Ben A. Strickling
                              Ben A. Strickling, III,
                              President


                              By:  Parallel Petroleum Corporation
                              a Delaware corporation, as
                              Manager

                              By: /s/ Larry C. Oldham
                              Larry C. Oldham, President

                              SENIOR LENDER:

                              Bank One, Texas, N.A.,
                              a national banking association


                              By: /s/ Michael J. Davis
                              Name: Michael J. Davis
                              Title: Vice President

                                                    EXHIBIT 10.9

ALL INDEBTEDNESS EVIDENCED HEREBY OR REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT AND JUNIOR TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS TO BANK ONE TEXAS, N.A. AND ITS SUCCESSORS AND ASSIGNS AS SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH BETWEEN THE PAYEE NAMED HEREIN AND BANK ONE, TEXAS, N.A.


                          SUBORDINATED PROMISSORY NOTE


$8,000,000.00                                       June 30, 1999

     FOR VALUE RECEIVED, First Permian, L.L.C., a Delaware limited liability company, hereinafter called "Maker", promises to pay to the order of Tejon Exploration Company, hereinafter called "Payee", at 400 Pine Street, Suite 900, Abilene, Texas 79601, the sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) in lawful money of the United States of America, which shall be legal tender.

A.   PRINCIPAL

     1. The principal of this Subordinated Promissory Note ("Note") shall be due and payable on December 31, 1999 in the amount of $2,500,000.00 ("December 1999 Amount"), and on June 30, 2000 in the amount of $5,500,000.00.

     2. This Note may be paid on the dates due or prior thereto with (i) the net cash proceeds from the issuance of any equity securities by Maker, (ii) advances under the Credit Agreement dated of even date herewith between Maker and Bank One, Texas, N.A. ("Bank One") (the "Senior Credit Agreement") to the extent attributable to an increase in the Borrowing Base (as defined in the Senior Credit Agreement) above $74,000,000.00, (iii) proceeds of sales of assets of Maker with the prior written consent of Bank One in its sole discretion, after Bank One's determination of a new Borrowing Base (after giving effect to such sale of assets), or (iv) any other source of payment with the prior written consent of Bank One. Notwithstanding any other provision of this Note, Payee may, at its option and with the consent of Maker, irrevocably convert any claims it may have (including principal and interest) under this Note to an equity interest in Maker.

     3. All unpaid principal and accrued but unpaid interest as of July 1, 2000 (the "Payout Balance") shall be deemed to be principal and shall be paid in twenty (20) equal quarterly payments of principal on March 31, June 30, September 30 and December 31 of each year commencing September 30, 2000; provided, however, no payment may be made relating to principal or interest on the Payout Balance without the prior written consent of Bank One.


B.   INTEREST

     1. Interest on the unpaid balance of this Note shall accrue from the date hereof until the earlier of the date of payment or June 30, 2000 at the prime rate of interest charged by Bank One. After June 30, 2000, interest on the Payout Balance shall accrue at the lowest "Prime Rate" of interest as published in the Money Rates Section of the Wall Street Journal.

     2. Interest shall be payable monthly in arrears on the last day of each month, commencing July 31, 1999 and ending June 30, 2000; provided, however, interest may accrue but not be paid on that portion of the December 1999 Amount not fully paid on December 31, 1999, for the period following December 31, 1999 until the December 1999 Amount is fully paid.

     3. Interest on the unpaid balance of this Note following June 30, 2005 shall accrue at the maximum rate of nonusurious interest that may then be permitted to be charged by the laws of the State of Texas or, to the extent controlling, the laws of the United States of America.

     4. Interest charges will be calculated on amounts advanced hereunder on the actual number of days said amounts are outstanding on the basis of a 365-day year.

C.   MISCELLANEOUS

     1. Any payments made to this Note shall be applied first to past due principal payments, then to accrued but unpaid interest, and finally to reduce future principal payments in the order due.

     2. This Note is unsecured and may not be accelerated.

     3. The Maker of this Note, and each party hereafter assuming or otherwise becoming liable hereon (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filings of suit and diligence in collecting this Note, (ii) agree to any substitution, exchange or release of any party primarily or secondarily liable hereon, (iii) agree that the Payee or other holder hereof shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable or to become liable hereon in order to enforce payment of this Note by it, and (iv) consent to any extensions or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     4. It is expressly provided and stipulated that, notwithstanding any other provision of this Note, in no event shall the aggregate of (i) the aggregate interest which has accrued on this Note from the date hereof through the date of such calculation, and (ii) the aggregate of any other amounts accrued or paid which, under applicable laws, are deemed to constitute interest upon the loan evidenced hereby from the date hereof through the date of such calculation, ever exceed the maximum rate of interest which could be lawfully charged (under the applicable laws of the State of Texas or, to the extent controlling, the laws of the United States of America) on the principal balance of the loan evidenced by this Note from time to time remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of the Payee and the Maker in the execution and delivery of this Note to contract in strict compliance with the usury laws of the State of Texas and, to the extent controlling, the laws of the United States of America from time to time in effect. None of the terms of this Note shall ever be construed to create a contract to pay interest for the use, forbearance or detention of money, at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Texas or, to the extent controlling, the laws of the United States of America. The Maker or other parties now or hereafter becoming liable for the payment of this Note, shall never be liable for interest in excess of the maximum interest that may be lawfully charged under the laws of the State of Texas or, to the extent controlling, the laws of the United States of America and the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict therewith.

     5. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the undersigned Maker has duly executed this Subordinated Promissory Note as of the day and year above first written.


                                FIRST PERMIAN, L.L.C.
                                a Delaware limited liability company

                                By:  Baytech, Inc.
                                a Texas corporation, as Manager


                                By: /s/ Ben A. Strickling
                                Ben A. Strickling, III,
                                President


                                By:  Parallel Petroleum Corporation
                                a Delaware corporation, as
                                Manager


                                By: /s/ Larry C. Oldham
                                Larry C. Oldham, President






ACKNOWLEDGED AND AGREED:

TEJON EXPLORATION COMPANY


By: /s/ Joseph Edwin Canon
Name:      Joseph Edwin Canon
Title:      Vice President

                                                   EXHIBIT 10.10

ALL INDEBTEDNESS EVIDENCED HEREBY OR REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT AND JUNIOR TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS TO BANK ONE TEXAS, N.A. AND ITS SUCCESSORS AND ASSIGNS AS SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH BETWEEN THE PAYEE NAMED HEREIN AND BANK ONE, TEXAS, N.A.


     SUBORDINATED PROMISSORY NOTE


$8,000,000.00                                       June 30, 1999

     FOR VALUE RECEIVED, First Permian, L.L.C., a Delaware limited liability company, hereinafter called "Maker", promises to pay to the order of Mansefeldt Investment Corporation, hereinafter called "Payee", at 400 Pine Street, Suite 1000, Abilene, Texas 79601, the sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) in lawful money of the United States of America, which shall be legal tender.

A.   PRINCIPAL

     1. The principal of this Subordinated Promissory Note ("Note") shall be due and payable on December 31, 1999 in the amount of $2,500,000.00 ("December 1999 Amount"), and on June 30, 2000 in the amount of $5,500,000.00.

     2. This Note may be paid on the dates due or prior thereto with (i) the net cash proceeds from the issuance of any equity securities by Maker, (ii) advances under the Credit Agreement dated of even date herewith between Maker and Bank One, Texas, N.A. ("Bank One") (the "Senior Credit Agreement") to the extent attributable to an increase in the Borrowing Base (as defined in the Senior Credit Agreement) above $74,000,000.00, (iii) proceeds of sales of assets of Maker with the prior written consent of Bank One in its sole discretion, after Bank One's determination of a new Borrowing Base (after giving effect to such sale of assets), or (iv) any other source of payment with the prior written consent of Bank One. Notwithstanding any other provision of this Note, Payee may, at its option and with the consent of Maker, irrevocably convert any claims it may have (including principal and interest) under this Note to an equity interest in Maker.

     3. All unpaid principal and accrued but unpaid interest as of July 1, 2000 (the "Payout Balance") shall be deemed to be principal and shall be paid in twenty (20) equal quarterly payments of principal on March 31, June 30, September 30 and December 31 of each year commencing September 30, 2000; provided, however, no payment may be made relating to principal or interest on the Payout Balance without the prior written consent of Bank One.



B.   INTEREST

     1. Interest on the unpaid balance of this Note shall accrue from the date hereof until the earlier of the date of payment or June 30, 2000 at the prime rate of interest charged by Bank One. After June 30, 2000, interest on the Payout Balance shall accrue at the lowest "Prime Rate" of interest as published in the Money Rates Section of the Wall Street Journal.

     2. Interest shall be payable monthly in arrears on the last day of each month, commencing July 31, 1999 and ending June 30, 2000; provided, however, interest may accrue but not be paid on that portion of the December 1999 Amount not fully paid on December 31, 1999, for the period following December 31, 1999 until the December 1999 Amount is fully paid.

     3. Interest on the unpaid balance of this Note following June 30, 2005 shall accrue at the maximum rate of nonusurious interest that may then be permitted to be charged by the laws of the State of Texas or, to the extent controlling, the laws of the United States of America.

     4. Interest charges will be calculated on amounts advanced hereunder on the actual number of days said amounts are outstanding on the basis of a 365-day year.

C.   MISCELLANEOUS

     1. Any payments made to this Note shall be applied first to past due principal payments, then to accrued but unpaid interest, and finally to reduce future principal payments in the order due.

     2. This Note is unsecured and may not be accelerated.

     3. The Maker of this Note, and each party hereafter assuming or otherwise becoming liable hereon (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filings of suit and diligence in collecting this Note, (ii) agree to any substitution, exchange or release of any party primarily or secondarily liable hereon, (iii) agree that the Payee or other holder hereof shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable or to become liable hereon in order to enforce payment of this Note by it, and (iv) consent to any extensions or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     4. It is expressly provided and stipulated that, notwithstanding any other provision of this Note, in no event shall the aggregate of (i) the aggregate interest which has accrued on this Note from the date hereof through the date of such calculation, and (ii) the aggregate of any other amounts accrued or paid which, under applicable laws, are deemed to constitute interest upon the loan evidenced hereby from the date hereof through the date of such calculation, ever exceed the maximum rate of interest which could be lawfully charged (under the applicable laws of the State of Texas or, to the extent controlling, the laws of the United States of America) on the principal balance of the loan evidenced by this Note from time to time remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of the Payee and the Maker in the execution and delivery of this Note to contract in strict compliance with the usury laws of the State of Texas and, to the extent controlling, the laws of the United States of America from time to time in effect. None of the terms of this Note shall ever be construed to create a contract to pay interest for the use, forbearance or detention of money, at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Texas or, to the extent controlling, the laws of the United States of America. The Maker or other parties now or hereafter becoming liable for the payment of this Note, shall never be liable for interest in excess of the maximum interest that may be lawfully charged under the laws of the State of Texas or, to the extent controlling, the laws of the United States of America and the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict therewith.

     5. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the undersigned Maker has duly executed this Subordinated Promissory Note as of the day and year above first written.


                               FIRST PERMIAN, L.L.C.
                               a Delaware limited liability company

                               By:  Baytech, Inc.
                               a Texas corporation, as Manager


                               By: /s/ Ben A. Strickling, III
                               Ben A. Strickling, III,
                               President


                               By:  Parallel Petroleum Corporation
                               a Delaware corporation, as
                               Manager


                               By: /s/ Larry C. Oldham
                               Larry C. Oldham, President



ACKNOWLEDGED AND AGREED:

MANSEFELDT INVESTMENT CORPORATION


By:     /s/ Tucker Bridwell
Name:   Tucker Bridwell
Title:  President